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As filed with the Securities and Exchange Commission on May 14, 2014

Registration No. 333-194802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Axiall Corporation
(Exact name of registrant parent issuer and guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2821 (Primary Standard Industrial Classification Code Number)	58-1563799 (I.R.S. Employer Identification Number)

Eagle Spinco Inc.
(Exact name of registrant subsidiary issuer and guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2821 (Primary Standard Industrial Classification Code Number)	46-0769929 (I.R.S. Employer Identification Number)

SEE TABLE OF SUBSIDIARY REGISTRANT GUARANTORS ON THE FOLLOWING PAGE

1000 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(770) 395-4500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy Mann, Jr.
Executive Vice President, General Counsel and Secretary
Axiall Corporation
1000 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(770) 395-4500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Mark L. Hanson Joel T. May Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309 (404) 521-3939

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable following the effective date of this registration statement.

             If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

4.875% Senior Notes due 2023 of Axiall Corporation	$450,000,000	100%	$450,000,000	$57,960(4)

Guarantees of 4.875% Senior Notes due 2023(2)	—	—	—	—(3)

4.625% Senior Notes due 2021 of Eagle Spinco Inc.	$688,000,000	100%	$688,000,000	$88,614.40(4)

Guarantees of 4.625% Senior Notes due 2021(2)	—	—	—	—(3)

Total	$1,138,000,000	100%	$1,138,000,000	$146,574.40(4)

(1)
Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.

(2)
Eagle Spinco Inc. fully and unconditionally guarantees the 4.875% Senior Notes due 2023 and Axiall Corporation fully and unconditionally guarantees the 4.625% Senior Notes due 2021. See inside facing page for additional registrant guarantors, all of which are guarantors of both series of notes.

(3)
In accordance with Rule 457(n), no separate registration fee for the guarantees is payable.

(4)
Previously paid.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Axiall Holdco, Inc.	Delaware	2821	46-4153802
Axiall Ohio, Inc.	Delaware	2821	46-1252288
Axiall, LLC	Delaware	2821	06-1559253
Eagle Holdco 3 LLC	Delaware	2821	46-1726321
Eagle Natrium LLC	Delaware	2821	46-1260242
Eagle Pipeline, Inc.	Louisiana	2821	74-2446833
Eagle US 2 LLC	Delaware	2821	46-1269681
Exterior Portfolio, LLC	Ohio	2821	31-1663000
Georgia Gulf Lake Charles, LLC	Delaware	2821	06-1559251
PHH Monomers, L.L.C.	Louisiana	2821	52-1930252
Plastic Trends, Inc.	Michigan	2821	38-1869628
Rome Delaware Corp.	Delaware	2821	20-5546010
Royal Group Sales (USA) Limited	Nevada	2821	23-2869669
Royal Mouldings Limited	Nevada	2821	98-0359179
Royal Plastics Group (U.S.A.) Limited	Delaware	2821	51-0368456
Royal Window and Door Profiles Plant 13 Inc.	Pennsylvania	2821	25-1488523
Royal Window and Door Profiles Plant 14 Inc.	Washington	2821	91-1462566

(1)
The address and telephone number of each of the additional registrants is: 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328; telephone (770) 395-4500.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY    , 2014

PRELIMINARY PROSPECTUS

Axiall Corporation	Eagle Spinco Inc.

Offer to Exchange up to $450,000,000 Aggregate Principal Amount of Newly Issued 4.875% Senior Notes due 2023 of Axiall Corporation
For
a Like Principal Amount of Outstanding Restricted 4.875% Senior Notes due 2023
Offer to Exchange up to $688,000,000 Aggregate Principal Amount of Newly Issued 4.625% Senior Notes due 2021 of Eagle Spinco Inc.
For
a Like Principal Amount of Outstanding Restricted 4.625% Senior Notes due 2021

         Axiall Corporation has issued $450,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 (the "Original 2023 Notes") and Eagle Spinco Inc., a 100%-owned subsidiary of Axiall Corporation, has issued $688,000,000 aggregate principal amount of 4.625% Senior Notes due 2021 (the "Original 2021 Notes" and, collectively with the Original 2023 Notes, the "Original Notes"), in each case in private placement transactions. Eagle Spinco Inc. and certain 100%-owned subsidiaries of Axiall Corporation each fully and unconditionally guarantee the Original 2023 Notes; Axiall Corporation and certain 100%-owned subsidiaries of Axiall Corporation each fully and unconditionally guarantee the Original 2021 Notes.

         Axiall Corporation is offering to exchange up to $450,000,000 aggregate principal amount of a new issue of 4.875% Senior Notes due 2023 (the "Exchange 2023 Notes") and Eagle Spinco Inc. is offering to exchange up to $688,000,000 aggregate principal amount of a new issue of 4.625% Senior Notes due 2021 (the "Exchange 2021 Notes" and, collectively with the Exchange 2023 Notes, the "Exchange Notes"), and the respective related guarantees, for their outstanding Original 2023 Notes and Original 2021 Notes, respectively, and the respective related guarantees of the Original Notes. We refer to these offers to exchange collectively as the "Exchange Offers." The terms of the applicable series of Exchange Notes are substantially identical to the terms of the corresponding series of Original Notes, except that the applicable series of Exchange Notes will be registered under the Securities Act of 1933 (the "Securities Act") and the transfer restrictions, registration rights and related special interest provisions applicable to the corresponding series of Original Notes will not apply to the applicable series of Exchange Notes. In addition, the Exchange 2023 Notes will bear a different CUSIP number than the Original 2023 Notes. Each series of Exchange Notes will be part of the same series of corresponding Original Notes and issued under the same indenture as such corresponding series of Original Notes. The applicable series of Exchange Notes will be exchanged for the corresponding series of Original Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Axiall Corporation and Eagle Spinco Inc. will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offers.

         You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offers.

         The Exchange Offers expire at 9:00 a.m. New York City time on                  , 2014 (or the 21st business day after the commencement of the Exchange Offers), unless extended, which we refer to as the "Expiration Date."

         We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letters of transmittal accompanying this prospectus state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each of Axiall Corporation and Eagle Spinco Inc. has agreed that, for a period of up to 180 days from the effective date of the registration statement of which this prospectus forms a part, it will make this prospectus available to any broker-dealer for use in connection with these resales. See "Plan of Distribution."

         You should carefully consider the risk factors beginning on page 16 of this prospectus before deciding whether to participate in the Exchange Offers.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission or other similar authority has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014

        This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offers where it is legal to do so.

i

CERTAIN TERMS USED IN THIS PROSPECTUS

        Unless the context requires otherwise, or as specifically described below, in the prospectus:

  •
  the term "Axiall" refers to Axiall Corporation, a Delaware corporation, issuer of the Original 2023 Notes and parent guarantor of the Original 2021 Notes;

  •
  the terms "Company," "us," "we" and "our" refer to Axiall Corporation and its consolidated subsidiaries, including Eagle Spinco;

  •
  the term "Eagle Spinco" refers to Eagle Spinco Inc., a Delaware corporation, subsidiary issuer of the Original 2021 Notes and subsidiary guarantor of the Original 2023 Notes; and

  •
  the term "Merged Business" means the business and substantially all of the assets and liabilities of the Chlor-alkali and Derivatives Business previously owned by PPG Industries, Inc. ("PPG") relating to the production of chlorine, caustic soda and related chemicals, including, among other things, PPG's 60% interest in Taiwan Chlorine Industries, Ltd., a joint venture between PPG and China Petrochemical Development Corporation, that was transferred by PPG to Eagle Spinco in connection with Eagle Spinco's merger with a 100%-owned subsidiary of Axiall on January 28, 2013.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this prospectus should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this prospectus. These forward-looking statements include, among others, statements regarding expectations about future business plans, prospective performance and opportunities and regulatory approvals. These forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "estimate," "potential," "should" or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in or by such forward-looking statements. Any such forward-looking statements, whether made in or incorporated by reference into this prospectus or elsewhere, should be considered in context with the various disclosures made by us about our business. In addition to the risk factors described in this prospectus under "Risk Factors," as well as in documents incorporated by reference into this prospectus statement, important factors that could cause our actual results to differ materially from those in forward-looking statements include, among others:

  •
  changes, seasonality and/or cyclicality in the industries in which our products are sold and changes in demand for our products or increases in overall industry capacity that could affect production volumes and/or pricing;

  •
  the costs and operating restrictions associated with compliance with current and future environmental, health and safety laws and regulations;

  •
  the availability and pricing of energy and raw materials;

  •
  risks, hazards and potential liabilities associated with manufacturing chemicals and building products;

  •
  changes in the general economy, including the impacts of the current, and any potential future, economic uncertainties in the housing and construction markets;

  •
  our level of indebtedness and debt service obligations and ability to continue to comply with the covenants in the ABL Revolver, the Term Facility and the Axiall Indenture and Eagle Spinco Indenture;

  •
  our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

  •
  risks, costs, liabilities, pension and post-retirement welfare benefit obligations, unexpected delays and operating restrictions associated with integrating the Merged Business;

  •
  competition within our industry;

  •
  the integration of the Merged Business with the businesses we operated prior to the Transactions (as defined below) not being successful;

  •
  complications resulting from our multiple Enterprise Resource Planning (ERP) systems and the implementation of our new ERP systems;

  •
  strikes and work stoppages relating to the workforce under collective bargaining agreements;

  •
  any impairment of goodwill, indefinite-lived intangible assets or other intangible assets;

  •
  the failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions, including the Transactions;

  •
  shared control of our joint ventures with unaffiliated third parties, including the ability of such joint venture partners to fulfill their obligations;

  •
  fluctuations in foreign currency exchange and interest rates;

  •
  the significant restrictions on our business operations set forth in the agreements governing the Transactions;

  •
  the failure to adequately protect our critical data and technology system; and

  •
  other risks described in Axiall's most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

        The forward-looking statements in this prospectus and in the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. We urge you to review carefully the information under the heading "Risk Factors" included elsewhere in this prospectus and in the documents incorporated by reference in this prospectus for a more complete discussion of the risks of participating in the Exchange Offers.

WHERE YOU CAN FIND MORE INFORMATION

        Axiall is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Axiall files reports, proxy statements and other information with the SEC. Axiall's SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by Axiall at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the Public Reference Room. You may also inspect Axiall's SEC reports and other information at Axiall's web site at http://www.axiall.com. Axiall does not intend for information contained in its website to be part of this prospectus, other than documents that Axiall files with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        In making a decision regarding the Exchange Offers, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that Axiall files later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below that Axiall filed with the SEC under the Exchange Act:

  •
  Axiall's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 ("Initial 2013 Form 10-K") filed on February 28, 2014;

  •
  Axiall's Amendment No. 1 to the Initial 2013 Form 10-K on Form 10-K/A (the "2013 Form 10-K/A" and together with the Initial 2013 Form 10-K, the "2013 Form 10-K") filed on March 25, 2014;

  •
  Axiall's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the "First Quarter Form 10-Q") filed on May 8, 2014;

  •
  The audited combined balance sheets of the Merged Business as of December 31, 2012 and 2011 and audited combined statements of income, combined statements of comprehensive income and combined statements of cash flows of the Merged Business for the years ended December 31, 2012, 2011 and 2010, and the notes related thereto, contained in Exhibit 99.1 to Axiall's Current Report on Form 8-K filed on May 23, 2013;

  •
  The unaudited pro forma condensed combined statement of income of Axiall for the year ended December 31, 2013, contained in Exhibit 99.1 to Axiall's Current Report on Form 8-K filed on March 25, 2014; and

  •
  Axiall's Current Reports on Form 8-K filed on February 6, 2014 (other than information furnished under Item 2.02 thereof), February 11, 2014 and March 7, 2014.

        We are also incorporating by reference additional documents Axiall may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of this registration statement of which this prospectus forms a part, prior to the effectiveness of the registration statement, and (2) after the date of this prospectus until the Exchange Offers have been completed. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

        The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

Axiall Corporation
1000 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(770) 395-4500

        In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than                        , 2014, which is five full business days before you must make a decision regarding the Exchange Offers.

v

 SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding Axiall, Eagle Spinco, the Exchange Notes and the consolidated financial statements and the related notes incorporated by reference into this prospectus. You should also carefully consider, among other things, the matters discussed in the section entitled "Risk Factors" in this prospectus before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements." Except as otherwise indicated or unless the context otherwise requires, the term "Notes" refers collectively to the Original Notes and the Exchange Notes.

 Our Company

        Axiall (formerly known as Georgia Gulf Corporation), a Delaware corporation incorporated in 1984, is a leading North American manufacturer and international marketer of chemicals and building products.

The Merger

        On July 18, 2012, Georgia Gulf Corporation (now known as Axiall), PPG Industries, Inc. ("PPG"), Eagle Spinco, Inc. ("Eagle Spinco"), a 100%-owned subsidiary of PPG, and Grizzly Acquisition Sub, Inc., a 100%-owned subsidiary of Axiall ("Merger Sub"), entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") pursuant to which we combined with the Merged Business in a Reverse Morris Trust transaction (the "Transactions"). On January 28, 2013 (the "Closing Date"), we completed the Transactions and changed our name to Axiall Corporation. In connection with the Transactions, PPG and Eagle Spinco, among other things, entered into a Separation Agreement, dated as of July 18, 2012 (the "Separation Agreement"), pursuant to which PPG transferred the Merged Business to Eagle Spinco. Merger Sub merged with and into Eagle Spinco, whereby the separate corporate existence of Merger Sub ceased and Eagle Spinco continued as the surviving company and as a 100%-owned subsidiary of Axiall (the "Merger").

        On January 28, 2013, the Original 2021 Notes were initially issued by Eagle Spinco to PPG as partial consideration for Eagle Spinco's acquisition of the Merged Business. PPG then transferred the Original 2021 Notes to certain financial institutions in satisfaction of existing debt obligations of PPG held by those financial institutions. On January 30, 2013, the initial purchasers purchased the Original 2021 Notes held by the financial institutions referred to above and resold them to investors in the Original 2021 Notes offering pursuant to exemptions under Rule 144A and Regulation S of the Securities Act. Eagle Spinco did not receive any net proceeds from the sale of the Original 2021 Notes. Upon the consummation of the Merger, Axiall and certain subsidiaries of Axiall became guarantors of the Original 2021 Notes.

        Following the Transactions, on February 1, 2013, Axiall issued $450.0 million in aggregate principal amount of Original 2023 Notes. We used the net proceeds from the offering of the Original 2023 Notes, together with cash on hand, to fund the repurchase of $500 million of our 9.0 percent senior secured notes due 2017 (the "9 percent notes") that were validly tendered and not validly withdrawn in a tender offer and related consent solicitation for the 9 percent notes, and to redeem on March 4, 2013 the remaining outstanding principal amount of 9 percent notes not repurchased in the tender offer and related consent solicitation.

Our Business

        The Company operates through three reportable segments: (1) chlorovinyls; (2) building products; and (3) aromatics. These three reportable segments reflect the organization used by the Company's management for purposes of allocating resources and assessing performance. The Company manages the Merged Business as a part of its chlorovinyls business, and has reported the results of operations of the Merged Business as part of its chlorovinyls segment since January 28, 2013. The chart below depicts each of the Company's reportable segments and the primary products manufactured and sold by each of those segments.

Reportable Segments	Key Products
Chlorovinyls	Chlor-alkali and derivative products:
Chlorine
Caustic soda
Vinyl chloride monomer
Vinyl resins
Other chlor-alkali and derivative products
Chlorinated ethylene
Calcium hypochlorite
Hydrochloric acid
Phosgene derivatives
Compound products:
Vinyl compounds
Compound additives and plasticizers
Building Products	Window and door profiles and mouldings products:
Window and door profiles
Trim, mouldings and deck
Outdoor building products:
Siding and exterior accessories
Pipe and pipe fittings
Aromatics	Cumene
Phenol and acetone

  Chlorovinyls Segment

        Our chlorovinyls segment produces a highly integrated chain of products, including chlor-alkali and derivative products (chlorine, caustic soda, vinyl chloride monomer ("VCM"), vinyl resins, ethylene dichloride (or 1, 2 dichloroethane) ("EDC"), chlorinated solvents, calcium hypochlorite, hydrochloric acid (also known as muriatic acid) ("HCL") and phosgene derivatives) and compound products (vinyl compounds and compound additives and plasticizers). Axiall's acquisition of the Merged Business significantly expanded the production capacity and product offerings of our chlorovinyls segment. Based on industry data from IHS, Inc. ("IHS"), we are: (i) the third largest chlorine producer in North

America; (ii) the second largest VCM producer in North America; (iii) the fourth largest polyvinyl chloride ("PVC") producer in North America; and (iv) one of the lowest-cost producers of chlor-alkali and derivative products in the world.

  Building Products Segment

        Our building products segment consists of two primary product groups: (i) window and door profiles and trim, mouldings and deck products; and (ii) outdoor building products, which currently includes siding and exterior accessories, pipe and pipe fittings. Our vinyl-based home improvement and building products are marketed under the Royal Building Products®, Celect Cellular Exteriors®, Zuri Premium Decking®, Royal Kor Flo®, Overture® patio doors, Genesis Cellular Window System®, Royal S4S Trimboard® and Exterior Portfolio® brand names. Our window and door profiles and mouldings products are customized based on customer specifications. The demand and pricing for our window and door profiles and mouldings products generally trend in similar patterns based on the product features and relative benefits of customized vinyl products when compared to alternative products, such as wood. Our outdoor building products are produced largely in accordance with industry standards, thereby providing for compatibility within the construction and renovation systems in which they are used. The demand and pricing for our outdoor building products generally trend in similar patterns primarily based on the cost of the underlying raw materials.

  Aromatics Segment

        Our aromatics segment manufactures cumene products and phenol and acetone products (co-products made from cumene). Since phenol and acetone are made from cumene, their pricing and sales volume are similarly impacted by industry and global economic conditions and supply and demand fundamentals for the underlying raw materials. Our aromatic products are produced to meet globally accepted standards for product grades and classifications.

Corporate Information

        Axiall Corporation is a Delaware corporation. Axiall's principal executive offices are located at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328 and its main telephone number is (770) 395-4500. Eagle Spinco is a Delaware corporation and a 100%-owned subsidiary of Axiall. Our website is www.axiall.com. Information contained on or accessible through our website is not a part of this prospectus, other than documents that Axiall files with the SEC and incorporates by reference into this prospectus. For additional information concerning us, please see Axiall's most recent Annual Report on Form 10-K and its other filings with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information."

 The Exchange Offers

        Axiall initially issued $450,000,000 aggregate principal amount of outstanding 4.875% Senior Notes due 2023 in a private placement transaction on February 1, 2013 and Eagle Spinco initially issued $688,000,000 aggregate principal amount of outstanding 4.625% Senior Notes due 2021 in a private placement transaction on January 28, 2013.

The Exchange Offers	Axiall is offering to exchange up to $450,000,000 aggregate principal amount of its new 4.875% Senior Notes due 2023 (the "Exchange 2023 Notes") and related guarantees for an equal principal amount of its outstanding 4.875% Senior Notes due 2023 (the "Original 2023 Notes") and related guarantees. The Original 2023 Notes were initially issued on February 1, 2013.

Eagle Spinco is offering to exchange up to $688,000,000 aggregate principle amount of its new 4.625% Notes due 2021 (the "Exchange 2021 Notes") and related guarantees for an equal principal amount of its outstanding 4.625% Notes due 2021 (the "Original 2021 Notes") and related guarantees. The Original 2021 Notes were initially issued on January 28, 2013.

The terms of each series of Exchange Notes are identical to those of the corresponding series of Original Notes in all material respects (except that the Exchange Notes will be issued in a transaction registered under the Securities Act and except for references to certain additional interest rate provisions, restrictions on transfers and restrictive legends). In addition, the Exchange 2023 Notes will bear a different CUSIP number than the Original 2023 Notes. Each series of Exchange Notes will be of the same class as the corresponding series of outstanding Original Notes. Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offers.

Purpose of the Exchange Offers

The Exchange Notes and related guarantees are being offered to satisfy our obligations under the respective registration rights agreements entered into at the time Axiall and Eagle Spinco each issued and sold the corresponding series of Original Notes and related guarantees, in which each agreed, among other things, to use its best efforts to (i) have the registration statement of which this prospectus forms a part declared effective within 560 days following the closing of the applicable private placement transaction and (ii) deliver this prospectus to you. After the Exchange Offers are complete, you will not have any further rights under the registration rights agreements, including any right to require Axiall and Eagle Spinco to register any outstanding Original Notes that you do not exchange or to pay you the additional interest Axiall and Eagle Spinco agreed to pay to holders of Original Notes if Axiall and Eagle Spinco failed to timely complete the Exchange Offers.

Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange

The Exchange Offers will expire at 9:00 a.m., New York City time, on                    , 2014 (or the 21st business day after the commencement of the Exchange Offers), or on a later date and time to which we extend it (the "Expiration Date"). Tenders of Original Notes in the Exchange Offers may be withdrawn at any time prior to the Expiration Date. Axiall and Eagle Spinco will exchange the applicable series of the Exchange Notes for validly tendered Original Notes of the corresponding series promptly following the Expiration Date (such date of exchange, the "Exchange Date"). Any Original Notes that are not accepted for exchange for any reason will be returned by Axiall or Eagle Spinco, at their expense, to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Procedures for Tendering Original Notes

Each holder of Original Notes, if any, wishing to participate in the Exchange Offers must follow the procedures of The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP"), subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirms that:

• DTC has received instructions to exchange your Original Notes; and
• you agree to be bound by the terms of the applicable letter of transmittal.
See "The Exchange Offers—Procedures for Tendering."
Consequences of Failure to Exchange the Original Notes

You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. Axiall and Eagle Spinco and the guarantors of the Original Notes do not anticipate that they will register the Original Notes under the Securities Act. See "The Exchange Offers—Terms of the Exchange Offers" and "The Exchange Offers—Consequences of Failure To Exchange."

Conditions to the Exchange Offers

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes of either series being tendered or accepted for exchange. Neither Exchange Offer is conditioned upon the completion of the other Exchange Offer. The Exchange Offers are subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary.

Exchange Agent	U.S. Bank National Association
United States Federal Income Tax Considerations

Your exchange of an Original Note for an Exchange Note of the corresponding series will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See "U.S. Federal Income Tax Considerations."

Risk Factors	You should consider carefully the risk factors beginning on page 16 of this prospectus before deciding whether to participate in the Exchange Offers.

 The Exchange Notes

        The following is a brief summary of the principal terms of each series of the Exchange Notes. The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except that certain additional interest rate provisions, restrictions on transfers and restrictive legends relating to the Original Notes will not apply to the Exchange Notes. In addition, the Exchange 2023 Notes will bear a different CUSIP number than the Original 2023 Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the applicable series of Exchange Notes, see "Description of Axiall's 2023 Notes" and "Description of Eagle Spinco's 2021 Notes."

Summary of Exchange 2023 Notes

Issuer	Axiall Corporation, a Delaware corporation.
Notes Offered	Up to $450,000,000 aggregate principal amount of Exchange 2023 Notes.
Maturity Date	The Exchange 2023 Notes will mature on May 15, 2023.
Interest	Interest on the Exchange 2023 Notes will accrue at a rate of 4.875% per annum, payable semi-annually, in cash in arrears, on May 15 and November 15 of each year, commencing on November 15, 2014.
Guarantees
The Exchange 2023 Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of Axiall's existing and future domestic subsidiaries, including Eagle Spinco, other than certain excluded subsidiaries (the "2023 Exchange Guarantees"). The guarantors of the Exchange 2023 Notes (excluding Eagle Spinco) will be the same as the guarantors of the Exchange 2021 Notes (other than Axiall).
Ranking	The Exchange 2023 Notes and 2023 Exchange Guarantees will be Axiall's and the guarantors' senior unsecured obligations and will rank:
• equally in right of payment with all of Axiall's and the guarantors' respective existing and future senior debt, including under the Original 2023 Notes and the guarantees thereof;
• senior in right of payment to all of Axiall's and the guarantors' respective existing and future subordinated debt;
• effectively junior to all of Axiall's and the guarantors' respective existing and future debt that is secured to the extent of the value of the assets securing such debt; and
• structurally junior to any debt and liabilities of Axiall's subsidiaries, if any, that do not guarantee the Original 2023 Notes.

For the three months ended March 31, 2014, Axiall's non-guarantor subsidiaries generated approximately 14% of Axiall's net sales to non-affiliates, held approximately 17% of Axiall's consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness).

At March 31, 2014, Axiall and the guarantors of the 2023 Notes (including Eagle Spinco) have total liabilities of approximately $2,926.6 million, which excludes intercompany balances between Axiall and the subsidiary guarantors (including Eagle Spinco) and includes outstanding long-term indebtedness of $1,332.1 million (of which $194.1 million, net of $2.4 million of debt issuance costs, is secured) and an additional $418.2 million available for borrowing under the ABL Revolver.
See "Description of Axiall's 2023 Notes—Ranking."
Optional Redemption
On or after May 15, 2018, Axiall may redeem the Exchange 2023 Notes, in whole or in part, at any time, at the redemption prices described herein under the caption "Description of Axiall's 2023 Notes—Optional Redemption." In addition, we may redeem up to 35% of the aggregate principal amount of the Exchange 2023 Notes and the Original 2023 Notes, on or prior to May 15, 2016 with the net cash proceeds from certain equity offerings at a redemption price of 104.875% of the principal amount plus accrued and unpaid interest and any additional interest, if any, to the redemption date. Axiall may also redeem some or all of the Exchange 2023 Notes before May 15, 2018 at a redemption price of 100% of the principal amount plus a "make whole" premium.
Change of Control Triggering Event
If Axiall experiences certain kinds of change of control triggering events, Axiall will be required to offer to purchase the Exchange 2023 Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Axiall's 2023 Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."
Certain Covenants
The indenture, dated as of February 1, 2013, among Axiall, the subsidiary guarantors named therein and U.S. Bank National Association (the "Axiall Indenture"), governing the Exchange 2023 Notes contains covenants that limit, among other things, Axiall's ability and the ability of Axiall's restricted subsidiaries to:
• incur additional debt;
• pay dividends on Axiall's capital stock or repurchase Axiall's capital stock;

• enter into or permit to exist contractual limits on the ability of Axiall's subsidiaries to pay dividends to Axiall create or incur secured debt;
• enter into certain transactions with affiliates;
• make investments;
• create liens; and
• sell certain assets or merge with or into other companies.
Each of the covenants is subject to a number of important exceptions and qualifications. See "Description of Axiall's 2023 Notes—Certain Covenants."

Certain of these covenants will cease to apply at all times after the date on which the Exchange 2023 Notes receive investment grade ratings from both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Service, a division of McGraw Hill, Inc. ("Standard & Poor's"), provided no default or event of default under the Axiall Indenture exists at that time. Such terminated covenants will not be reinstated if the Exchange 2023 Notes lose their investment grade ratings at any time thereafter. See "Description of Axiall's 2023 Notes—Certain Covenants—Termination of Certain Covenants When 2023 Notes Rated Investment Grade."
Absence of Public Market
The Exchange 2023 Notes are a new issue of securities for which there is currently no established trading market. Axiall does not intend to apply for a listing of the Exchange 2023 Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange 2023 Notes.
Use of Proceeds	Axiall will not receive any cash proceeds from the issuance of the Exchange 2023 Notes. See "Use of Proceeds."
Governing Law	The Exchange 2023 Notes will be, and the related Axiall Indenture is, governed by the laws of the State of New York.
Risk Factors
See "Risk Factors" and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Original 2023 Notes before tendering their Original 2023 Notes in the Exchange Offers in exchange for the Exchange 2023 Notes.

Summary of Exchange 2021 Notes

Issuer	Eagle Spinco Inc., a Delaware corporation.
Notes Offered	Up to $688,000,000 aggregate principal amount of Exchange 2021 Notes.
Maturity Date	The Exchange 2021 Notes will mature on February 15, 2021.
Interest	Interest on the Exchange 2021 Notes will accrue at a rate of 4.625% per annum, payable semi-annually, in cash in arrears, on February 15 and August 15 of each year, commencing on August 15, 2014.
Guarantees
The Exchange 2021 Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Axiall and each of the existing and future domestic subsidiaries of Eagle Spinco and Axiall, other than certain excluded subsidiaries (the "2021 Exchange Guarantees"). The guarantors of the Exchange 2021 Notes (excluding Axiall) will be the same as the guarantors of the Exchange 2023 Notes (other than Eagle Spinco).
Ranking	The Exchange 2021 Notes and 2021 Exchange Guarantees will be Eagle Spinco's and the guarantors' senior unsecured obligations and will rank:
• equally in right of payment with all of Eagle Spinco's and the guarantors' respective existing and future senior debt, including under the Original 2021 Notes and the guarantees thereof;
• senior in right of payment to all of Eagle Spinco's and the guarantors' respective existing and future subordinated debt;
• effectively junior to all of Eagle Spinco's and the guarantors' respective existing and future debt that is secured to the extent of the value of the assets securing such debt; and

•

structurally junior to any debt and liabilities of Axiall's subsidiaries (other than Eagle Spinco), if any, that do not guarantee the Original 2021 Notes, which include all of Axiall's non-domestic subsidiaries and certain other subsidiaries.

For the three months ended March 31, 2014, Axiall's non-guarantor subsidiaries generated approximately 14% of Axiall's net sales to non-affiliates, held approximately 17% of Axiall's consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness).

At March 31, 2014, Eagle Spinco and the guarantors of the 2021 Notes (including Axiall) have total liabilities of approximately $2,926.6 million, which excludes intercompany balances between Eagle Spinco and the guarantors (including Axiall) and includes outstanding long-term indebtedness of $1,332.1 million (of which $194.1 million, net of $2.4 million of debt issuance costs, is secured) and an additional $418.2 million available for borrowing under the ABL Revolver.
See "Description of Eagle Spinco's 2021 Notes—Ranking."
Optional Redemption
On or after February 15, 2018, Eagle Spinco may redeem the Exchange 2021 Notes, as well as the Original 2021 Notes, in whole or in part, at any time, at the redemption prices described herein under the caption "Description of Eagle Spinco's 2021 Notes—Optional Redemption," plus accrued and unpaid interest and additional interest, if any, to the date of redemption. Eagle Spinco may also redeem some or all of the Exchange 2021 Notes, as well as the Original 2021 Notes, before February 15, 2018 at a redemption price of 100% of the principal amount plus a "make whole" premium.
Change of Control Triggering Event
If Eagle Spinco experiences certain kinds of change of control triggering events, Eagle Spinco will be required to offer to purchase the Exchange 2021 Notes, as well as the Original 2021 Notes, at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Eagle Spinco's 2021 Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."
Certain Covenants
The indenture, dated as of January 28, 2013, among Eagle Spinco, Axiall, the subsidiary guarantors named therein and U.S. Bank National Association (the "Eagle Spinco Indenture" and, together with the Axiall Indenture, the "Indentures"), governing the Exchange 2021 Notes contains covenants that limit, among other things, Eagle Spinco's ability and the ability of its restricted subsidiaries to:
• incur additional debt;
• pay dividends on its capital stock or repurchase its capital stock;
• enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to Eagle Spinco create or incur secured debt;
• enter into certain transactions with affiliates;
• make investments;
• create liens; and
• sell certain assets or merge with or into other companies.

Each of the covenants is subject to a number of important exceptions and qualifications. See "Description of Eagle Spinco's 2021 Notes—Certain Covenants."

Certain of these covenants will cease to apply at all times after the date on which the Exchange 2021 Notes receive investment grade ratings from both Moody's and Standard & Poor's, provided no default or event of default under the Eagle Spinco Indenture exists at that time. Such terminated covenants will not be reinstated if the Exchange 2021 Notes lose their investment grade ratings at any time thereafter. See "Description of Eagle Spinco's 2021 Notes—Certain Covenants—Termination of Certain Covenants When 2021 Notes Rated Investment Grade."
Absence of Public Market
The Exchange 2021 Notes are a new issue of securities for which there is currently no established trading market. Eagle Spinco does not intend to apply for a listing of the Exchange 2021 Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange 2021 Notes.
Use of Proceeds	Eagle Spinco will not receive any cash proceeds from the issuance of the Exchange 2021 Notes. See "Use of Proceeds."
Governing Law	The Exchange 2021 Notes will be, and the related Eagle Spinco Indenture is, governed by the laws of the State of New York.
Risk Factors
See "Risk Factors" and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Original 2021 Notes before tendering their Original 2021 Notes in the Exchange Offers in exchange for the Exchange 2021 Notes.

 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following summary historical consolidated financial information as of and for the fiscal years ended December 31, 2013, 2012 and 2011 has been derived from Axiall's audited consolidated financial statements as of and for the fiscal years ended December 31, 2013, 2012 and 2011. The following summary historical consolidated financial information as of and for the three-month periods ended March 31, 2014 and 2013 has been derived from Axiall's unaudited consolidated financial statements and related notes as of and for the three-month periods ended March 31, 2014 and 2013, and are not necessarily indicative of the results or financial condition of Axiall to be expected for the remainder of the year or for any future period. Management believes that Axiall's unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results and financial condition of Axiall as of and for the interim period presented.

        Primarily as a result of the completion of the Merger in the first quarter of 2013, we believe that our results of operations as of and for the fiscal year ended December 31, 2013 and the three months ended March 31, 2014, and our financial condition at such dates, provide only limited comparability to prior periods. You are cautioned not to place undue reliance on any such comparison.

        The summary consolidated financial information presented below does not contain all of the information you should consider before deciding whether to participate in the Exchange Offers, and should be read in conjunction with the information under the heading "Risk Factors" included in this prospectus, as well as with the information under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the 2013 Form 10-K and First Quarter Form 10-Q, as applicable, Axiall's audited consolidated financial statements and related notes and other information contained in the 2013 Form 10-K, Axiall's unaudited condensed consolidated financial statements and related notes and other information contained in the First Quarter Form 10-Q, in each case that are incorporated by reference herein, and the other documents incorporated by reference into this prospectus. See "Where You Can Find More Information."

	For the Three Months Ended March 31,		For the Fiscal Years Ended December 31,
(In millions)	2014	2013	2013	2012	2011
Results of Operations:
Net sales	$993.7	$1,061.2	$4,666.0	$3,325.8	$3,222.9
Cost of sales.	913.3	909.0	3,924.5	2,865.4	2,919.6
Selling, general and administrative expenses.	73.6	68.3	299.1	203.5	168.2
Transaction-related costs and other, net	6.6	10.1	35.6	38.9	3.3
Long-lived asset impairment charges (recoveries), net.	0.6	2.6	36.0	(0.8)	8.3
Gain on sale of assets	—	—	—	(19.3)	(1.1)

Operating income (loss)	(0.4)	71.2	370.8	238.1	124.6
Interest expense	(18.7)	(18.5)	(77.6)	(57.5)	(65.6)
Loss on redemption and other debt costs.	—	(78.5)	(78.5)	(2.7)	(4.9)
Gain on acquisition of controlling interest.	—	23.5	25.9	—	—
Foreign exchange gain (loss)	0.4	0.1	—	(0.6)	(0.9)
Interest income.	0.4	0.2	1.0	0.4	0.3

Income (loss) before income taxes	(18.3)	(2.0)	241.6	177.7	53.5
Provision for (benefit from) income taxes	(7.7)	0.8	73.6	57.2	(4.2)

Consolidated net income (loss)	(10.6)	(2.8)	168.0	120.5	57.7
Less net income attributable to noncontrolling interest	1.0	0.7	2.7	—	—

Net income (loss) attributable to Axiall	$(11.6)	$(3.5)	$165.3	$120.5	$57.7
Basic earnings (loss) per share attributable to Axiall	$(0.17)	$(0.06)	$2.46	$3.47	$1.66
Diluted earnings (loss) per share attributable to Axiall	$(0.17)	$(0.06)	$2.44	$3.45	$1.66
Balance Sheet Data:
Net working capital(1)	$602.8	$615.4	$625.4	$488.3	$384.7
Property, plant and equipment, net	1,646.0	1,635.9	1,658.7	637.7	640.9
Total assets	5,772.9	5,825.4	5,877.2	1,801.3	1,644.2
Total debt	1,332.1	1,473.3	1,332.8	448.1	497.5
Lease financing obligation	100.6	110.0	104.7	112.3	109.9
Cash Flow Data:
Net cash provided by (used in) operating activities	(21.8)	(104.8)	325.7	231.2	187.4
Net cash provided by (used in) investing activities	(42.9)	10.3	(139.6)	(56.7)	(136.5)
Net cash used in financing activities	(11.9)	(35.0)	(216.2)	(63.8)	(85.6)
Other Selected Data:
Adjusted EBITDA(2)	$67.6	$133.4	$672.0	$334.9	$222.9
Depreciation and amortization	(60.7)	(42.3)	218.0	89.8	101.5
Capital expenditures	43.0	16.4	196.1	80.3	66.4
Acquisitions, net of cash acquired(3)	—	26.7	45.1	—	(71.4)
Maintenance expenditures	85.5	67.0	312.4	157.3	146.3

(1)
Net working capital means current assets less current liabilities.

(2)
Axiall supplements its financial statements prepared in accordance with GAAP with Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains or losses on redemption and other debt costs and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer to acquire Axiall and the Merger, costs to attain Merger-related synergies with the Merged Business, goodwill, intangibles, and other long-lived asset impairments, curtailment gains on certain pension plan amendments and interest expense related to the lease-financing transaction discussed in Note 8 to Axiall's audited and unaudited consolidated financial statements incorporated herein by reference) because investors commonly use Adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Axiall. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) as a measure of performance or to cash provided by operating activities as a measure of liquidity. In addition, Axiall's calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited. A reconciliation of Adjusted EBITDA to net income (loss) determined in accordance with GAAP is provided below:

	For the Three Months Ended March 31,		Year Ended December 31,
(In millions)	2014	2013	2013	2012	2011
Consolidated net income (loss)	$(10.6)	$(2.8)	$168.0	$120.5	$57.7
Provision for (benefit from) income taxes	(7.7)	0.8	73.6	57.2	(4.2)
Interest income	(0.4)	(0.2)	(1.0)	(0.4)	(0.3)
Gain on acquisition of controlling interest	—	(23.5)	(25.9)	—	—
Fair value inventory purchase accounting	—	10.2	13.4	—	1.6
Loss on redemption and other debt cost, net	—	78.5	78.5	2.7	4.9
Interest expense	18.7	18.5	77.6	57.5	65.6
Depreciation and amortization	60.7	42.3	218.0	89.8	101.5
Costs to attain merger synergies	4.6	0.7	24.8	—	—
Gain on sale of assets	—	—	—	(19.3)	(1.1)
Long-lived asset impairment charges (recoveries), net	0.6	2.6	36.0	(0.8)	8.3
Other(a)	1.7	6.3	9.0	27.7	(11.1)

Adjusted EBITDA	$67.6	$133.4	$672.0	$334.9	$222.9

(a)
"Other" for all periods consists of Merger-related and other, net, along with lease financing obligation interest and loan cost amortization which is included in both the depreciation and amortization expense and interest expense lines above, as well as items management believes are not a part of ongoing operations.
(3)
The purchase price of the Merged Business was approximately $2.8 billion and consisted of: (i) the issuance of approximately 35.2 million shares of Axiall common stock valued at approximately $1.8 billion; (ii) the assumption of $967.0 million of debt; and (iii) the assumption of certain other liabilities including pension and other postretirement obligations.

RISK FACTORS

        The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except for the certain additional interest rate provisions, registration rights, restrictions on transfers and restrictive legends relating to the Original Notes that will not apply to the Exchange Notes. In addition, the Exchange 2023 Notes will bear a different CUSIP number than the Original 2023 Notes. Before making a decision regarding the Exchange Offers, you should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus, including the information in Part I, Item 1A, "Risk Factors," in our 2013 Form 10-K. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements" in this prospectus.

Risks Related to the Exchange Notes

We have a substantial amount of long-term indebtedness and liabilities following the Transactions and offerings of the Original Notes, which could adversely affect our liquidity, operations and financial condition.

        We have a significant amount of indebtedness and liabilities. As of March 31, 2014, Axiall had total liabilities of $3,081.4 million, which includes outstanding long-term indebtedness of $1,332.1 million (of which $194.1 million, net of $2.4 million of debt issuance costs, is secured), and an additional $418.2 million is available for borrowing under our $500 million asset-based revolving credit facility (the "ABL Revolver"). We also have and will continue to have the ability to incur a significant amount of additional debt. Our indebtedness could have important consequences, including but not limited to:

  •
  limiting our ability to invest operating cash flow in our operations due to debt service and other obligations;

  •
  limiting our ability to obtain additional debt or equity financing for working capital expenditures or other general corporate purposes;

  •
  limiting our operational flexibility due to the covenants contained in our debt agreements;

  •
  requiring us to dispose of significant assets in order to satisfy our debt service and other obligations if we are not able to satisfy these obligations from cash from operations or other sources;

  •
  to the extent that our debt is subject to floating interest rates, increasing our vulnerability to fluctuations in market interest rates;

  •
  limiting our ability to buy back Axiall common stock or pay cash dividends;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or industry, thereby limiting our ability to compete with companies that are not as highly leveraged; and

  •
  increasing our vulnerability to economic downturns and changing market conditions.

        Our ability to satisfy our debt service and other obligations will depend on our future performance, which will be affected by financial, business, economic and other factors, including prices, industry capacity levels and demand for our products, raw materials and energy costs and availability, feedstock availability and changes in governmental and environmental regulations. If we do not generate enough cash to satisfy our debt service and other obligations, we may be required to refinance all or part of our existing debt, sell our assets, borrow more money or raise equity. There is no assurance that we will be able to, at any given time, refinance our debt, sell our assets, borrow more money or raise capital on terms acceptable to us or at all.

Despite our indebtedness levels, we may be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the term loan facility, which matures in 2017 (the "Term Loan Facility"), the ABL Revolver and the Indentures will not fully prohibit us from doing so. As of March 31, 2014, we have $418.2 million of undrawn availability under the ABL Revolver, all of which is permitted to be drawn under the terms of the ABL Revolver, the Term Loan Facility and the Indentures. If new debt is added to our current debt levels, the risks that we could face with respect to its substantial indebtedness would be magnified.

The Exchange Notes will be effectively subordinated to all of our existing and future secured indebtedness.

        Axiall's and Eagle Spinco's obligations under the Exchange Notes and the guarantors' respective obligations under their guarantee of the Exchange Notes will be unsecured and therefore will be effectively subordinated to all of our existing and future secured indebtedness, including indebtedness under the Term Loan Facility and the ABL Revolver, to the extent of the value of the assets securing such indebtedness. The Term Loan Facility and the ABL Revolver are guaranteed by all of our existing and future domestic subsidiaries, other than certain excluded subsidiaries, and, with respect to the obligations of our Canadian subsidiaries under the ABL Revolver, our Canadian subsidiaries, and are secured by certain of our assets. In the event of any dissolution, winding-up, liquidation, reorganization, bankruptcy or other similar proceeding, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the Exchange Notes. As of March 31, 2014, we have total liabilities of $3,081.4 million, which includes outstanding long-term indebtedness of $1,332.1 million (of which $194.1 million, net of $2.4 million of debt issuance costs, is secured) and an additional $418.2 million is available for borrowing under the ABL Revolver.

The Exchange Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The Exchange Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the Exchange Notes, which include all of Axiall's non-domestic subsidiaries and certain other subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that Axiall, Eagle Spinco or the guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Exchange Notes to realize proceeds from the sale of any of those subsidiaries' assets, will be structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to Axiall, Eagle Spinco or any guarantor.

        In addition, the Indentures permit these subsidiaries, subject to some limitations, to incur additional indebtedness and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        As of March 31, 2014, Axiall's non-guarantor subsidiaries generated approximately 14% of Axiall's net sales to non-affiliates, held approximately 17% of Axiall's consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness).

To service our indebtedness and meet our other cash needs, we will require a significant amount of cash, which may not be available to us.

        Our ability to make payments on, or repay or refinance, our debt, including the Exchange Notes, and to fund planned capital expenditures, dividends and other cash needs will depend largely upon our future operating performance. Our future operating performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our indebtedness will depend on the satisfaction of the covenants in the ABL Revolver and our other financing arrangements, including the Term Loan Facility and the Indentures governing the Exchange Notes, and other agreements that we may enter into in the future. Specifically, we will need to maintain specified financial ratios and satisfy financial condition tests, including a fixed charge coverage ratio and a senior secured leverage ratio. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the ABL Revolver or from other sources in an amount sufficient to enable us to make payments on our indebtedness, including the Exchange Notes, or to fund our other liquidity needs.

        In addition, prior to the repayment of the Exchange Notes, we may be required to refinance or repay amounts outstanding under the Term Loan Facility and the ABL Revolver. We cannot assure you that we would be able to refinance any of our indebtedness, including the Term Loan Facility and the ABL Revolver, on commercially reasonable terms, or at all. If we are unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, including:

  •
  sales of assets;

  •
  reduction or delay of capital expenditures, strategic acquisitions, investments and alliances; or

  •
  negotiations with our lenders to restructure the applicable debt.

        The credit agreements governing the Term Loan Facility and the ABL Revolver and the Indentures may restrict, or market or business conditions may limit, our ability to take some of these actions or the effectiveness of these actions.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

        Borrowings under the ABL Revolver and the Term Loan Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

Axiall and Eagle Spinco may be unable to make a change of control offer required by the Indentures governing the Exchange Notes, which would cause defaults under the Indentures, the Term Loan Facility and the ABL Revolver.

        The terms of the Exchange Notes will require Axiall and Eagle Spinco to make an offer to repurchase the applicable series of Exchange Notes upon the occurrence of an Axiall change of control at a purchase price equal to 101% of the principal amount of the applicable series of Exchange Notes, plus accrued and unpaid interest, if any, to the date of the purchase. The terms of the Indentures, the Term Loan Facility and the ABL Revolver will require, and other financing arrangements may require, repayment of amounts outstanding in the event of a change of control and limit Axiall's and Eagle Spinco's ability to fund the repurchase of the applicable series of Exchange Notes in certain circumstances. Axiall and Eagle Spinco may not have sufficient funds at the time of a change of control to make the required repurchase of the applicable series of Exchange Notes or restrictions in the

Indentures, the Term Loan Facility and the ABL Revolver and other financing arrangements may not allow the repurchases. See "Description of Axiall's 2023 Notes—Repurchase at the Option of Holders—Change of Control Triggering Event" and "Description of Eagle Spinco's 2021 Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

Noteholders may not be able to determine if a change of control giving rise to mandatory repurchase rights has occurred following a sale of "substantially all" of our and our subsidiaries' assets.

        The definition of change of control in both of the Indentures includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our and our restricted subsidiaries' assets, taken as a whole. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a noteholder to require us to repurchase the Exchange Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our restricted subsidiaries' assets to another individual, group or entity may be uncertain.

Fraudulent transfer and conveyance laws may have adverse implications for the holders of the Exchange Notes.

        If, under applicable federal and state fraudulent transfer and conveyance laws, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of Axiall or Eagle Spinco, a court were to find that, at the time that Axiall or Eagle Spinco or any guarantor, as applicable, issued the applicable series of Exchange Notes or incurred the guarantee:

  •
  Axiall or Eagle Spinco did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for issuing the applicable series of Exchange Notes or incurring the applicable guarantees of the series of Exchange Notes, as applicable; and

  •
  Axiall or Eagle Spinco or a guarantor:

  •
  was insolvent or was rendered insolvent by reason of the related financing transaction;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature; or

  •
  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void or subordinate the applicable series of Exchange Notes or the applicable guarantees to existing or future indebtedness of Axiall or Eagle Spinco or the subject guarantor, and take other action detrimental to the holders of the applicable series of Exchange Notes, including under certain circumstances, invalidating the applicable series of Exchange Notes or the applicable guarantees.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, an entity would be considered insolvent if, at the time it incurred the indebtedness:

  •
  it could not pay its debts or contingent liabilities as they become due;

  •
  the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

        We cannot assure you as to what standard a court would apply in order to determine whether the issuer or any of the guarantors were "insolvent" as of the date the applicable series of Exchange Notes were issued and the applicable guarantees incurred, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we or any of the guarantors were insolvent on the date the applicable series of Exchange Notes were issued and the guarantees incurred, that the payments constituted fraudulent transfers on another ground.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under applicable fraudulent transfer laws or may reduce the guarantor's obligation to an amount that makes the guarantee effectively worthless. Although subsequently overturned on other grounds, a recent Florida bankruptcy court found this kind of provision insufficient to protect such guarantees.

Many of the covenants in the Indentures will cease to apply to a series of Exchange Notes from and after the first date when that series of Exchange Notes is rated investment grade by both Moody's and Standard & Poor's.

        Many of the covenants in the Indentures will cease to apply to a series of Exchange Notes from and after the first date when that series of Exchange Notes is rated investment grade by both Moody's and Standard & Poor's, provided at such time no default or event of default has occurred and is continuing. Such terminated covenants will not be reinstated if the applicable series of Exchange Notes loses its investment grade ratings at any time thereafter. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. Termination of these covenants will allow us to engage in certain transactions that would not be permitted while these covenants were in force. There can be no assurance that either series of Exchange Notes will ever be rated investment grade, or that, if such series of Exchange Notes is rated investment grade, it will maintain these ratings. See "Description of Axiall's 2023 Notes—Certain Covenants—Termination of Certain Covenants When 2023 Notes Rated Investment Grade" and "Description of Eagle Spinco's 2021 Notes—Certain Covenants—Termination of Certain Covenants When 2021 Notes Rated Investment Grade."

Any decline in the ratings of our corporate credit could adversely affect the value of the Exchange Notes.

        Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely affect the value of the Exchange Notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Exchange Notes.

        The Exchange Notes constitute new issues of securities with no established trading market. We do not intend to list the Exchange Notes on any securities exchange or to include the Exchange Notes in any automated quotation system. Accordingly, no market for the Exchange Notes may develop, and any market that develops may not last. If the Exchange Notes are traded, the market price of the Exchange Notes may decline depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your Exchange Notes when desired, at their fair market value or at all.

        In addition, if you do participate in the Exchange Offers for the purpose of participating in the distribution of the Exchange Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds Original Notes for its own account due to market-making or other trading activities and who receives Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

USE OF PROCEEDS

        The Exchange Offers are intended to satisfy Axiall's and Eagle Spinco's obligations under the applicable registration rights agreements. Axiall and Eagle Spinco will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the applicable series of Exchange Notes as contemplated in this prospectus, Axiall or Eagle Spinco, as applicable, will receive, in exchange, an equal principal amount of the corresponding series of Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

        Axiall's ratio of earnings to fixed charges for each of the last five fiscal years is set forth below.

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2014		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	(a	)	3.5	3.6	1.7	1.5	2.6

(a)
For the three months ended March 31, 2014, our ratio of earnings to fixed charges was less than 1.00x and earnings available for fixed charges were inadequate to cover fixed charges by $17.7 million.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents balance and capitalization as of March 31, 2014.

        You should read this table together with the sections of this prospectus entitled "Summary—Summary Historical Consolidated Financial Information" as well as the consolidated financial statements, and notes thereto, incorporated by reference into this prospectus.

As of March 31, 2014
(In millions)
Cash and cash equivalents	$86.5

Debt (including current portion):
ABL Revolver	$—
Term Loan Facility (net of $2.4 million of debt issuance costs)	194.1

Total Secured Debt	194.1
2023 Notes	450.0
2021 Notes	688.0

Total Unsecured Debt	1,138.0

Total Debt	1,332.1

Stockholders' equity	2,691.5

Total capitalization	$4,023.6

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Term Loan Facility

        On January 28, 2013, in connection with the Transactions, Eagle Spinco entered into a credit agreement for the Term Loan Facility with a syndicate of banks led by Barclays Bank PLC (the "Term Loan Agreement") in order to finance the cash portion of the special distribution made to PPG and the net working capital adjustment as required by the merger agreement governing the Merger. The cash proceeds of the $279.0 million Term Loan Facility incurred by Eagle Spinco under the Term Loan Agreement were distributed to PPG. At March 31, 2014, we had $194.1 million, net of $2.4 million of debt issuance costs, outstanding under the Term Loan Facility. The Term Loan Facility is scheduled to mature on January 28, 2017.

        The Term Loan Agreement governing the Term Loan Facility has several features similar to credit facilities of this nature, including, but not limited to:

  Maturity and Amortization

        Borrowings under the Term Loan Facility are expected to mature on the fourth anniversary of the closing date of the Merger.

        The outstanding principal amount of the term loans under the Term Loan Facility is payable in equal quarterly amounts of 1.0% per annum prior to the fourth anniversary of the closing date of the Merger, with the remaining balance, together with all amounts owed with respect thereto, payable on the maturity date.

  Interest Rates

        Amounts outstanding under the Term Loan Facility bear interest, at Eagle Spinco's option, at a rate equal to:

  •
  the Base Rate plus 1.50% per annum; or

  •
  the reserve adjusted Eurodollar Rate plus 2.50% per annum;

provided that at no time will the Base Rate be deemed to be less than 2.00% per annum or the reserve adjusted Eurodollar Rate be deemed to be less than 1.00% per annum.

        For purposes of this summary: (i) "Base Rate" has a meaning customary and appropriate for financings of this type, and the basis for calculating accrued interest for loans bearing interest at the base rate will be customary and appropriate for financings of this type and (ii) "reserve adjusted Eurodollar Rate" means a fluctuating rate per annum equal to (a) the rate per annum determined by the administrative agent to be the offered rate appearing on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate applicable to U.S. dollar deposits or (b) if the rate in clause (a) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the administrative agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate applicable to U.S. dollar deposits or (c) if the rates in clauses (a) and (b) are not available, the administrative agent's offered quotation rate to first class banks in the London interbank market, in each case as adjusted for applicable reserve requirements.

        As of December 31, 2013, the effective interest rate, inclusive of amortization of debt issuance costs, on the outstanding balance under the Term Loan Facility was 4.0%.

  Prepayments

        Subject to certain conditions and exceptions, the Term Loan Agreement requires Eagle Spinco to prepay outstanding loans in certain circumstances, including (a) in an amount equal to 100% of the net cash proceeds from sales or dispositions of certain property or assets of Axiall and its subsidiaries in excess of certain amounts, subject to customary reinvestment rights, (b) in an amount equal to 100% of the net cash proceeds from property insurance or condemnation awards in excess of certain amounts, subject to customary reinvestment rights, and (c) in an amount equal to 100% of the net cash proceeds from the incurrence of additional debt other than debt permitted under the Term Loan Agreement. Eagle Spinco is also required to prepay outstanding loans with specified percentages of excess cash flow based on Axiall's leverage ratio. The Term Loan Agreement contains other customary prepayment obligations.

        The Term Loan Agreement also provides for voluntary prepayment of loans without premium or penalty, subject to certain conditions and exceptions.

  Covenants

        The Term Loan Agreement contains customary affirmative covenants (subject to exceptions), including covenants related to: financial statements and other reports, existence, payment of taxes and claims, maintenance of properties, insurance, books and records, inspections, lenders' meetings, compliance with laws, environmental, subsidiaries, additional material real estate assets, additional collateral, further assurances, and maintenance of ratings (but no minimum rating requirement). The Term Loan Agreement also contains customary negative covenants (subject to exceptions) that restrict Axiall and its subsidiaries in their activities, including covenants related to: indebtedness, liens, no further negative pledges, restricted junior payments, restrictions on subsidiary distributions, investments, fundamental changes, disposition of assets, acquisitions, contingent obligations, sales and lease-backs, transactions with affiliates, conduct of business, amendments or waivers of organizational documents, amendments or waivers with respect to certain indebtedness, and fiscal year. In addition, Axiall is subject to a senior secured leverage ratio of 3.50 to 1.00.

  Guarantee/Collateral

        Obligations under the Term Loan Facility are fully and unconditionally guaranteed, on a senior secured basis, by Axiall and its existing and future domestic subsidiaries, other than certain excluded subsidiaries, and are secured by substantially all of the assets of Axiall and the subsidiary guarantors.

  Events of Default

        The Term Loan Agreement contains the following events of default (and, as appropriate, grace and cure periods): failure to make payments when due, default under certain other agreements, breach of certain covenants, material breach of representations, other defaults under the Term Loan Facility documentation, involuntary bankruptcy, voluntary bankruptcy, judgments and attachments, dissolution, employee benefit plans, change of control, guaranties, security documents, and failure of subordinated indebtedness to be subordinated, subject to customary qualifications and limitations for materiality.

ABL Revolver

        In connection with the Transactions, Axiall refinanced its asset-based revolving credit facility with a syndicate of banks led by General Electric Capital Corporation (the "ABL Revolver") increasing the revolver commitment from $300.0 million to $500.0 million, subject to applicable borrowing base limitations and certain other conditions. As of March 31, 2014, Axiall had no outstanding balance under its ABL Revolver and its availability was approximately $418.2 million, net of outstanding letters of credit totaling $81.8 million.

        The credit agreement governing the ABL Revolver has several features including, but not limited to:

  Availability

        The ABL Revolver provides for revolving credit financing of up to $500.0 million, subject to borrowing base availability. The borrowing base at any time equals the sum (subject to certain reserves and other adjustments) of:

  •
  85% of the net amount of eligible accounts receivable; plus,

  •
  the lesser of (i) 70% of the lesser of cost or market of eligible inventory and (i) 85% of the net orderly liquidation value of eligible inventory; plus,

  •
  100% of qualified cash; less,

  •
  reserves reasonably determined by the co-collateral agents.

        The ABL Revolver also includes a $200.0 million sub-facility for borrowings by Axiall's Canadian subsidiaries, a $200.0 million sub-facility for letters of credit, and, subject to lender commitments, a $200.0 million accordion.

  Maturity and Amortization

        Borrowings under the ABL Revolver mature on the fifth anniversary of the closing date of the Merger.

        There is no scheduled amortization under the ABL Revolver. All outstanding loans under the facility are due and payable in full on the fifth anniversary of the closing date of the Merger.

  Interest Rates

        U.S. Borrowings under the ABL Revolver bear interest at a rate per annum equal to, at Axiall's option, either (a) an index rate determined by reference to the highest of (1) the "prime rate" as published by The Wall Street Journal (or another national publication selected by the administrative agent), (2) the federal funds effective rate plus 1/2 of 1% and (3) the London Interbank Offered Rate ("LIBOR") determined by reference to the costs of funds for U.S. dollar deposits for a three-month interest period adjusted for certain additional costs plus 1% or (b) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for a three month interest period adjusted for certain additional costs, in each case plus an applicable margin based on Axiall's utilization under the ABL Revolver.

        Borrowings by Axiall's Canadian subsidiaries under the ABL Revolver bear interest at a rate per annum equal to, at Axiall's option, either (a) an index rate determined by reference to the higher of (1) the annual rate of interest quoted from time to time in the "Report on Business" section of The Globe and Mail as being "Canadian prime" or "chartered bank prime rate" and (2) the rate per annum determined by reference to the average rate applicable to Canadian Dollars bankers' acceptances with a term comparable to the applicable period plus 1.35% per annum or (b) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for a three month interest period adjusted for certain additional costs, in each case plus an applicable margin based on Axiall's utilization under the ABL Revolver.

        The applicable margin for borrowings under the ABL Revolver is 1.50% per annum for LIBOR margin loans and 0.50% per annum for base rate and index loans, provided that if Axiall has not received a corporate family credit rating of at least Ba3 from Moody's and BB- from Standard & Poor's, the applicable margin will be as follows.

Utilization	LIBOR Margin	Base Rate/ Index Margin
>50%	2.00%	1.00%
25% - 50%	1.75%	0.75%
<25%	1.50%	0.50%

        In addition to paying interest on outstanding principal under the ABL Revolver, Axiall is required to pay a commitment fee in respect of the unutilized commitments thereunder, which fee Axiall expects to be 0.375% of the unutilized commitments, provided that if Axiall has received a corporate family credit rating of at least Ba3 from Moody's and BB- from Standard & Poor's, the fee will be 0.375% if utilization is less than 25%, and 0.25% if utilization is greater than 25%. Axiall must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees.

  Prepayments

        If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Revolver exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, Axiall will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the ABL Revolver is less than $62.5 million for a period of five consecutive business days or any event of default shall have occurred, Axiall will be required to deposit cash from its material deposit accounts (including all concentration accounts) daily in a collection account maintained with the administrative agent under the ABL Revolver, which will be used to repay outstanding loans and cash collateralize letters of credit.

        The credit agreement governing the ABL Revolver also provides for voluntary prepayment of loans without premium or penalty other than customary "breakage" costs with respect to LIBOR loans, subject to certain conditions and exceptions.

  Covenants

        The ABL Revolver contains customary affirmative covenants (subject to exceptions), including, among other things, covenants related to: financial statements and other reports, existence, payment of taxes and claims, maintenance of properties, insurance, books and records, inspections, compliance with laws, environmental, subsidiaries, additional material real estate assets, additional collateral, further assurances, cash management systems and insurance protection. The ABL Revolver also contains customary negative covenants (subject to exceptions) that restrict Axiall and its subsidiaries in their activities, including, among other things, covenants related to: indebtedness, liens, transactions with affiliates, restricted junior payments, restrictions on subsidiary distributions, investments, disposition of assets, acquisitions and sale and lease-backs. In addition, Axiall is subject to a fixed charge coverage ratio of 1.10 to 1.00 if excess availability is less than $62.5 million for three consecutive business days.

  Guarantee/Collateral

        U.S. borrowing obligations under the ABL Revolver are unconditionally guaranteed by each of Axiall's existing and subsequently acquired or organized direct or indirect domestic subsidiaries. Canadian borrowing obligations under the ABL Revolver are unconditionally guaranteed by each of Axiall's existing and subsequently acquired or organized direct or indirect domestic and Canadian subsidiaries. All obligations under the ABL Revolver, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of Axiall's assets and the assets of the guarantors, including, subject to certain exceptions:

  •
  a first-priority security interest in Axiall's and its U.S. subsidiaries' receivables and inventory and related general intangibles, certain other related assets and proceeds thereof, as well as substantially all of the present and future personal property assets of Axiall's Canadian subsidiaries; and

  •
  a second-priority security interest in substantially all of Axiall's and its U.S. subsidiaries' present and future assets located in the United States (other than the collateral in which the ABL Revolver has a first-priority lien as described above, and other excluded assets) including equipment, certain owned real property, and all present and future shares of capital stock or other equity interests of each of Axiall's and its U.S. subsidiaries' owned domestic subsidiaries and 65% of the present and future shares of capital stock or other equity interests of each of Axiall's and its U.S. subsidiaries' directly owned foreign restricted subsidiaries.

  Events of Default

        The ABL Revolver contains the following events of default (and, as appropriate, grace and cure periods): failure to make payments when due, default under certain other agreements, breach of certain covenants, material breach of representations, other defaults under the ABL Revolver documentation, involuntary bankruptcy, voluntary bankruptcy, judgments and attachments, dissolution, employee benefit plans, change of control, guaranties, security documents, and failure of subordinated indebtedness to be subordinated, subject to customary qualifications and limitations for materiality.

Lease Financing Obligation

        As of March 31, 2014, Axiall had a lease financing obligation of $100.6 million. The lease financing obligation is the result of the sale and concurrent leaseback of certain land and buildings in Canada in 2007 for a term of ten years. In connection with this transaction, a collateralized letter of credit was issued in favor of the buyer-lessor resulting in the transaction being recorded as a financing transaction rather than a sale for GAAP purposes. As a result, the land, building and related accounts continue to be recognized in the consolidated balance sheets. The amount of the collateralized letter of credit was $1.6 million as of March 31, 2014. Axiall is not obligated to repay the lease financing obligation amount of $100.6 million. Axiall's obligation is for the future minimum lease payments under the terms of the related lease agreements. The future minimum lease payments under the terms of the related lease agreements as of March 31, 2014 are $5.3 million in 2014, $7.3 million in 2015, $7.3 million in 2016 and $1.8 million in 2017, the final year of the lease agreements. The change the future minimum lease payments from such amounts disclosed as of December 31, 2013 is due to current period payments and the change in the Canadian dollar exchange rate as of March 31, 2014.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

        In connection with the offer and sale of the Original Notes, Axiall and Eagle Spinco and the respective guarantors of each series of the Original Notes entered into registration rights agreements with the initial purchasers of each series of the Original Notes. Axiall and Eagle Spinco are making the Exchange Offers to satisfy their respective obligations under the applicable registration rights agreement.

Terms of the Exchange Offers

        Axiall and Eagle Spinco are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the applicable series of Exchange Notes for an equal principal amount of the corresponding series of Original Notes. The terms of each series of Exchange Notes will be identical in all material respects to those of the corresponding series of Original Notes, except that certain additional interest rate provisions, restrictions on transfers and restrictive legends relating to the Original Notes will not apply to the Exchange Notes. In addition, the Exchange 2023 Notes will bear a different CUSIP number than the Original 2023 Notes. Each series of Exchange Notes will be of the same class as the corresponding series of outstanding Original Notes. Each series of Exchange Notes will be entitled to the benefits of the Axiall Indenture or Eagle Spinco Indenture, as applicable, under which the Original Notes were issued. See "Description of Axiall's 2023 Notes" and "Description of Eagle Spinco's 2021 Notes." The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes of either series being tendered or accepted for exchange and each Exchange Offer is not conditioned on the consummation of the other Exchange Offer. As of the date of this prospectus, $450,000,000 aggregate principal amount of Original 2023 Notes and $688,000,000 aggregate principal amount of Original 2021 Notes were outstanding. Original Notes tendered in the Exchange Offers must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an "affiliate" of Axiall or Eagle Spinco within the meaning of Rule 405 under the Securities Act, who exchanges their Original Notes for the applicable series of Exchange Notes pursuant to the Exchange Offers generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

        Each broker-dealer that receives the applicable series of Exchange Notes for its own account in exchange for the corresponding series of Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in "Plan of Distribution." In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offers, your Original Notes will continue to be subject to restrictions on transfer.

        If any holder of the applicable series of Original Notes is an affiliate of Axiall or Eagle Spinco, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offers, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

        Each Exchange Offer expires on the Expiration Date, which is 9:00 a.m., New York City time, on                , 2014 (or the 21st business after the commencement of the Exchange Offers) unless Axiall or Eagle Spinco, as applicable, in its sole discretion, extends the period during which the Exchange Offer relating to the corresponding series of Original Notes are open. Each of Axiall and Eagle Spinco will keep the applicable Exchange Offer open for the period required by applicable law, but in any event for at least twenty business days.

        Each of Axiall and Eagle Spinco reserve the right to extend the Exchange Offer relating to the applicable series of Original Notes at any time and from time to time prior to the Expiration Date by giving written notice to U.S. Bank National Association, the exchange agent, and by public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offers, all Original Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by Axiall and Eagle Spinco, as applicable.

        The Exchange Date will promptly follow the Expiration Date. With respect to the applicable series of Exchange Notes, Axiall and Eagle Spinco expressly reserve the right to:

  •
  extend the corresponding Exchange Offer or both of the Exchange Offers, delay acceptance of the corresponding series of Original Notes due to an extension of the corresponding Exchange Offer or terminate the corresponding Exchange Offer and not permit acceptance of the corresponding series of Original Notes not previously accepted if any of the conditions set forth under "—Conditions to the Exchange Offers" shall have occurred and shall not have been waived by Axiall or Eagle Spinco; and

  •
  amend the terms of the corresponding Exchange Offer in any manner, whether before or after any tender of the corresponding series of the Original Notes.

        If any termination or material amendment occurs, Axiall or Eagle Spinco, as applicable, will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the applicable series of Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in either of or both of the Exchange Offers, which would include any waiver of a material condition hereof, Axiall or Eagle Spinco, as applicable, will extend the offer period, if necessary, so that at least five business days remain in the applicable Exchange Offer or both Exchange Offers following notice of the material amendment or change, as applicable. Unless Axiall or Eagle Spinco terminates the applicable Exchange Offer prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, Axiall or Eagle Spinco, as applicable will exchange the applicable series of Exchange Notes for the tendered Original Notes of the corresponding series promptly after the Expiration Date, and will deliver to the exchange agent the applicable series of Exchange Notes for the Original Notes of the corresponding series validly tendered, not withdrawn and accepted for exchange. Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the applicable Exchange Offer. See "—Acceptance of Original Notes and Delivery of Exchange Notes."

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, neither Axiall nor Eagle Spinco has any obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a release to PR Newswire or other wire service by 9 a.m. Eastern time on the next business day after the scheduled expiration date of the applicable Exchange Offer and satisfying the requirements of Rule 14e-1(d) of the Exchange Act.

        This prospectus and the accompanying letters of transmittal and other relevant materials will be distributed by Axiall and Eagle Spinco to record holders of the applicable series of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of the applicable series of Original Notes.

Procedures for Tendering

        To participate in the Exchange Offers, you must properly tender your Original Notes to the exchange agent as described below. Axiall and Eagle Spinco will only issue the applicable series of Exchange Notes in exchange for the Original Notes of the corresponding series that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. It is your responsibility to properly tender your Original Notes. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them. The tender of Original Notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and Axiall or Eagle Spinco, as applicable, in accordance with the terms and subject to the conditions set forth in this prospectus and in the applicable accompanying letter of transmittal.

        If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.

        All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You must tender your Original Notes using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offers, and any financial institution that is a participant in DTC must make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. In connection with the transfer, DTC will send an "agent's message" to the exchange agent stating that DTC has received instructions from the participant to tender the Original Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver the applicable letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by Axiall or Eagle Spinco, as applicable, and will be final and binding. Axiall and Eagle Spinco reserve the absolute right, as applicable, to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of their counsel, be unlawful. Axiall and Eagle Spinco also reserve the right, as applicable, to waive any defect, irregularities or conditions of tender as to particular Original Notes. Axiall's and Eagle Spinco's interpretations of the terms and conditions of the applicable Exchange Offer, including the instructions in the applicable letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the applicable series of Original Notes must be cured within such time as Axiall or Eagle Spinco, as applicable, shall determine. Although Axiall and Eagle Spinco, as applicable, intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither Axiall, Eagle Spinco, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any series of Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the applicable Exchange Offer.

        In all cases, Axiall and Eagle Spinco will issue the applicable series of Exchange Notes for the Original Notes of the corresponding series that Axiall or Eagle Spinco have accepted for exchange under the applicable Exchange Offer only after the exchange agent receives, prior to the Expiration Date, a book-entry confirmation of such amount of the Original Notes into the exchange agent's account at DTC and a properly transmitted agent's message.

        If Axiall or Eagle Spinco do not accept any tendered Original Notes of the applicable series for exchange or if such Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes of the applicable series will be returned without expense to their tendering holder. Such non-exchanged Original Notes of the applicable series will be credited to an account maintained with DTC. These actions will occur promptly upon the expiration or termination of the applicable Exchange Offer.

        Each broker-dealer that receives the applicable series of Exchange Notes for its own account in exchange for the corresponding series of Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See "Plan of Distribution."

Terms and Conditions Contained in the Letters of Transmittal

        The accompanying letters of transmittal contain, among other things, the following terms and conditions, which are part of the corresponding Exchange Offer.

        The transferring party tendering the applicable series of Original Notes for exchange will be deemed to have exchanged, assigned and transferred the applicable series of Original Notes to Axiall or Eagle Spinco, as applicable, and irrevocably constituted and appointed the exchange agent as the transferor's agent and attorney-in-fact to cause the applicable series of Original Notes to be assigned, transferred and exchanged.

        The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the applicable series of Original Notes and to acquire the applicable series of Exchange Notes issuable upon the exchange of such tendered Original Notes and that, when the same are accepted for exchange, Axiall or Eagle Spinco, as applicable, will acquire good and unencumbered title to the tendered applicable series of Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that such tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or Axiall or Eagle Spinco, as applicable, to be necessary or desirable to complete the exchange, assignment and transfer of the applicable series of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by Axiall or Eagle Spinco, as applicable, and the issuance of the corresponding series of Exchange Notes in exchange for such tendered Original Notes will constitute performance in full by Axiall and Eagle Spinco of their respective obligations under the applicable registration rights agreement and that Axiall and Eagle Spinco will have no further obligations or liabilities under the applicable registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

        Upon agreement to the terms of the applicable letter of transmittal pursuant to an agent's message, a holder, or beneficial holder of the applicable series of Original Notes on behalf of which the holder has tendered, will, subject to that holder's ability to withdraw its tender, and subject to the terms and conditions of the applicable Exchange Offer generally, thereby certify, as applicable, that:

  •
  it is not an affiliate (as defined in Rule 405 of the Securities Act) of Axiall, Axiall's subsidiaries, Eagle Spinco, Eagle Spinco's subsidiaries or an affiliate of any guarantor or, if it is an affiliate thereof, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder:

  •
  the transferor has not entered into, engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to engage in a distribution, within the meaning of the Securities Act, of the Exchange Notes issued in the Exchange Offers;

  •
  the transferor is not a broker-dealer who purchased the applicable series of Original Notes for resale pursuant to an exemption under the Securities Act, tendering the applicable series of Original Notes acquired directly from Axiall or Eagle Spinco for the transferor's own account; and

  •
  the transferor is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offers.

        Each broker-dealer that receives the applicable series of Exchange Notes for its own account in exchange for the corresponding series of Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Withdrawal Rights

        Original Notes of the applicable series tendered pursuant to the corresponding Exchange Offer may be withdrawn at any time prior to the applicable Expiration Date.

        For a withdrawal to be effective, a written letter, telegram, telex or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the applicable letter of transmittal not later than 9:00 a.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name of such holder, the principal amount of Original Notes delivered for exchange, a statement that such holder is withdrawing such holder's election to have such Original Notes exchanged, must be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the ownership of the Original Notes being withdrawn, and also include the name and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the procedures of DTC. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by Axiall or Eagle Spinco, as applicable, and will be final and binding on all parties.

Acceptance of Original Notes and Delivery of Exchange Notes

        Upon the terms and subject to the conditions of the Exchange Offers, the acceptance for exchange of the applicable series of Original Notes validly tendered and not withdrawn and the issuance of the corresponding series of Exchange Notes will be made on the Exchange Date. For purposes of the Exchange Offers, Axiall and Eagle Spinco will be deemed to have accepted for exchange validly tendered Original Notes of the applicable series when and if Axiall or Eagle Spinco, as applicable, has given written notice to the exchange agent. The applicable series of Original Notes surrendered in exchange for the applicable series of Exchange Notes will be retired and cannot be reissued.

        The exchange agent will act as agent for the tendering holders of each series of Original Notes for the purposes of receiving corresponding series of Exchange Notes from Axiall and Eagle Spinco and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the applicable Exchange Offer of the corresponding series of Original Notes.

Conditions to the Exchange Offers

        Notwithstanding any other provision of the Exchange Offers, Axiall and Eagle Spinco will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes of the corresponding series not previously accepted. Neither Exchange Offer is conditioned upon the completion of the other Exchange Offer. Axiall or Eagle Spinco, as applicable, may terminate the applicable Exchange Offer by written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, as applicable, at Axiall's or Eagle Spinco's option, modify or otherwise amend the applicable Exchange Offer, if, in Axiall's or Eagle Spinco's reasonable judgment, any of the following could reasonably be expected to impair the ability of Axiall or Spinco, as applicable, to proceed with the applicable Exchange Offer or have a material adverse effect on us:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or the SEC:

  •
  seeking to restrain or prohibit the making or consummation of the Exchange Offers;

  •
  assessing or seeking any damages as a result thereof; or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the applicable series of Original Notes pursuant to the applicable Exchange Offer; or

  •
  the applicable Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.

        These conditions are for the sole benefit of Axiall and Eagle Spinco, as applicable, and may be asserted by Axiall and Eagle Spinco, as applicable, with respect to all or any portion of the applicable Exchange Offer regardless of the circumstances, including any action or inaction by Axiall or Eagle Spinco, giving rise to the condition or may be waived by Axiall or Eagle Spinco, as applicable, in whole or in part at any time or from time to time in Axiall's or Eagle Spinco's reasonable discretion. The failure by Axiall or Eagle Spinco, as applicable, at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. Axiall and Eagle Spinco, as applicable, reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the applicable Exchange Offer.

        In addition, Axiall and Eagle Spinco, as applicable, reserve the right to take any action with respect to the exchange for one series of Original Notes (including, without limitation, extending, amending, terminating or waiving a condition to the applicable Exchange Offer with respect to such series) without taking the same action with respect to the Exchange Offer for the other series of Original Notes. Any determination by Axiall or Eagle Spinco, as applicable, concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, Axiall and Eagle Spinco, as applicable, will not accept for exchange any Original Notes of the applicable series tendered, and no Exchange Notes of the corresponding series will be issued in exchange for any such Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the indenture, under which the Original Notes were issued under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Exchange Agent

        U.S. Bank National Association has been appointed as the exchange agent for the Exchange Offers. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:

        By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

  U.S. Bank National Association
  Attention: Specialized Finance
  111 Fillmore Ave E
  Mail Station—EP-MN-WS2N
  St. Paul, MN 55107
  Attention: Jack Ellerin

        By Facsimile Transmission (eligible institutions only):

  (651) 466-7402
  Attention: Specialized Finance

        For Information or Confirmation by Telephone:

  (800) 934-6802

        Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

        The exchange agent also acts as trustee under each of the Indentures pursuant to which each series of Original Notes was issued and the corresponding Exchange Notes will be issued.

Solicitation of Tenders; Expenses

        Axiall and Eagle Spinco have not retained any dealer-manager or similar agent in connection with the Exchange Offers and Axiall and Eagle Spinco will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. Axiall and Eagle Spinco have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

        No person has been authorized to give any information or to make any representations in connection with the Exchange Offers other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by Axiall or Eagle Spinco. Neither the delivery of this prospectus nor any exchange made in the Exchange Offers will, under any circumstances, create any implication that there has been no change in Axiall's or Eagle Spinco's affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

        The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction. However, Axiall or Eagle Spinco may, each at its own discretion, take any action as it may deem necessary to make the applicable Exchange Offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Exchange Offers are being made on behalf of Axiall and Eagle Spinco by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Appraisal Rights

        You will not have appraisal or dissenters' rights in connection with the Exchange Offers.

Transfer Taxes

        If you tender your Original Notes, you will not be obligated to pay any transfer taxes in connection with the Exchange Offers, unless you instruct Axiall or Eagle Spinco, as applicable, to register Exchange Notes in the name of, or request Original Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Exchange

        As a consequence of the offer or sale of each series of Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of each series of Original Notes who do not exchange Original Notes for the corresponding series of Exchange Notes in the Exchange Offers will continue to be subject to the restrictions on transfer of the corresponding series of Original Notes. In general, each series of Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        Upon completion of the Exchange Offers, due to the restrictions on transfer of the Original Notes and the absence of similar restrictions applicable to each series of Exchange Notes, Axiall and Eagle Spinco likely expect a substantial decrease in the amount of the corresponding series of Original Notes outstanding. It is highly likely that the market, if any, for Original Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of each series of Original Notes who do not participate in the Exchange Offers could experience significant diminution in the value of their Original Notes compared to the value of the corresponding series of Exchange Notes.

DESCRIPTION OF AXIALL'S 2023 NOTES

        You can find the definitions of certain terms used in this Description of Axiall's 2023 Notes under "—Certain Definitions." For purposes of this section, references to the "Axiall" refer only to Axiall and not to any of its Subsidiaries. The term "2023 Notes" refers to Axiall's 4.875% senior notes due 2023 and includes the Original 2023 Notes, the Exchange 2023 Notes and any additional notes issued under the Axiall Indenture (and Exchange Notes relating thereto) from time to time after this offering (the "Additional 2023 Notes").

        The Original 2023 Notes were, and the Exchange 2023 Notes will be, issued under an indenture (the "Axiall Indenture"), dated as of February 1, 2013, among Axiall, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the Exchange 2023 Notes include those stated in the Axiall Indenture and those made part of the Axiall Indenture by reference to the Trust Indenture Act.

        Because this section is a summary, it does not describe every aspect of the Axiall Indenture or the 2023 Notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Axiall Indenture, including definitions of certain terms used in the Axiall Indenture, and the 2023 Notes. You should read the Axiall Indenture and the 2023 Notes because they contain additional information and they, and not this description, define your rights as a holder of the 2023 Notes. A copy of the Axiall Indenture has been filed with the SEC. Additionally, copies of the Axiall Indenture and forms of the 2023 Notes are available without charge upon request to us at the address provided under "Where You Can Find More Information."

Brief Description of the 2023 Notes and the 2023 Note Guarantees

        The 2023 Notes.    The 2023 Notes are:

  •
  general unsecured obligations of Axiall;

  •
  unconditionally guaranteed, jointly and severally, by the Guarantors on a senior unsecured basis;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of Axiall, including obligations under the Credit Agreements and the 2021 Notes;

  •
  senior in right of payment to all existing and future Subordinated Indebtedness of Axiall;

  •
  effectively subordinated to Axiall's obligations under the Credit Agreements and other secured Indebtedness to the extent of the value of the assets securing such Indebtedness; and

  •
  structurally subordinated to all indebtedness and other liabilities and preferred stock of Subsidiaries of Axiall that are not Guarantors.

        The 2023 Note Guarantees.    The 2023 Notes are jointly and severally guaranteed by each of Axiall's current and future Domestic Subsidiaries (other than any Unrestricted Subsidiaries) that also guarantee the U.S. dollar obligations under the Credit Agreements (which, include Eagle Spinco and its Domestic Subsidiaries). Axiall's Foreign Subsidiaries do not guarantee the 2023 Notes. The Guarantors of the 2023 Notes (excluding Eagle Spinco) are the same as the guarantors of the 2021 Notes (other than Axiall).

        Each 2023 Note Guarantee is:

  •
  a general unsecured obligation of each Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including its obligations under the Credit Agreements and the 2021 Notes;

  •
  senior in right of payment to all existing and future Subordinated Indebtedness of that Guarantor;

  •
  effectively subordinated to the obligations of that Guarantor under the Credit Agreements and other secured Indebtedness to the extent of the value of the assets pledged by that Guarantor securing such Indebtedness; and

  •
  structurally subordinated to all indebtedness and other liabilities and preferred stock of any Subsidiaries of that Guarantor that are not Guarantors.

        All of Axiall's Subsidiaries (including Eagle Spinco and its Subsidiaries) are "Restricted Subsidiaries"; other than TCI which has been designated as an Unrestricted Subsidiary. Under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," Axiall is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Axiall's Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Axiall Indenture and do not guarantee the 2023 Notes. See "Risk Factors—Risks Related to the Exchange Notes—The Exchange Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries."

Principal, Maturity and Interest

        Axiall previously issued a total of $450 million in aggregate principal amount of Original 2023 Notes. Axiall will issue up to $450 million in aggregate principal amount of Exchange 2023 Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Original 2023 Notes, the Exchange 2023 Notes and any Additional 2023 Notes subsequently issued under the Axiall Indenture will be treated as a single class for all purposes under the Axiall Indenture. The 2023 Notes mature on May 15, 2023.

        Interest on the Exchange 2023 Notes accrues from May 15, 2014 at the rate of 4.875% per annum and is payable semi-annually in arrears on May 15 and November 15. Axiall will make each interest payment to the persons in whose names such 2023 Notes are registered at the close of business on the immediately preceding May 1 and November 1, respectively. Interest on the Original 2023 Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments

        Principal of, premium, if any, and interest on the 2023 Notes is payable at Axiall's office or agency maintained for such purpose or, at the option of Axiall, payment of interest may be made by check mailed to the holders of the 2023 Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to 2023 Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made through the facilities of DTC. Until otherwise designated by Axiall, Axiall's office or agency is the office of the trustee maintained for such purpose.

Ranking

        The Indebtedness evidenced by the 2023 Notes and the 2023 Note Guarantees is senior Indebtedness of Axiall or the applicable Guarantor, as the case may be, and ranks equally in right of payment with all existing and future senior Indebtedness of Axiall or the applicable Guarantor, as the case may be. The Indebtedness under the Credit Agreements is secured by substantially all of the assets of Axiall and the Guarantors. The Indebtedness evidenced by the 2023 Notes and the 2023 Note Guarantees is (i) senior in right of payment to all existing and future Subordinated Indebtedness of

Axiall and the Guarantors, as the case may be, (ii) effectively subordinated to Axiall's obligations under the Credit Agreements and other secured Indebtedness to the extent of the value of the assets securing such Indebtedness and (iii) structurally subordinated to all indebtedness and other liabilities and preferred stock of Subsidiaries of Axiall that are not Guarantors.

        As of March 31, 2014, Axiall and the Guarantors had approximately $194.1 million, net of $2.4 million of debt issuance costs, of secured Indebtedness outstanding and an additional $418.2 million of secured Indebtedness available for borrowing under the Credit Agreements. In addition, as of March 31, 2014, Axiall and the Guarantors have total indebtedness of $1,332.1 million.

        A significant portion of the operations of Axiall are conducted through its Subsidiaries. Claims of creditors, including trade creditors, of Subsidiaries of Axiall that do not guarantee the 2023 Notes and claims of preferred stockholders (if any) of such Subsidiaries generally have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of Axiall, including the holders of the 2023 Notes. The 2023 Notes, therefore, are structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Axiall that are not Guarantors. Although the Axiall Indenture limits the incurrence of Indebtedness by and the issuance of Disqualified Stock and preferred stock of Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

2023 Note Guarantees

        Axiall's obligations under the 2023 Notes and the Axiall Indenture are guaranteed by the Guarantors. These 2023 Note Guarantees are joint and several, full and unconditional obligations of the Guarantors. The obligations of each Guarantor under its 2023 Note Guarantee are limited as necessary to prevent that 2023 Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Exchange Notes—Fraudulent transfer and conveyance laws may have adverse implications for the holders of the Exchange Notes."

        Not all of Axiall's Subsidiaries guarantee the 2023 Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries are required to pay the holders of their debt and other liabilities, including their trade creditors and holders of their preferred stock, if any, before they will be able to distribute any of their assets to us. Axiall's non-guarantor Subsidiaries accounted for approximately 14% of Axiall's net sales to non-affiliates for three months ended March 31, 2014, and held 17% of Axiall's consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness), as of March 31, 2014.

        The Axiall Indenture provides that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Axiall or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation, partnership or limited liability company, organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Axiall Indenture and its 2023 Note Guarantee pursuant to a supplemental indenture; or

    (b)
    such sale or other disposition, if any, does not violate the "Asset Sale" provisions of the Axiall Indenture.

        The 2023 Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (after giving effect to such transaction) Axiall or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the Axiall Indenture; provided, however, that such Guarantor is also released from its obligations under the Credit Agreements, the 2021 Notes and any other Indebtedness of Axiall or any Restricted Subsidiary

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (after giving effect to such transaction) Axiall or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the Axiall Indenture; provided, however, that such Guarantor is released from its obligations under the Credit Agreements, the 2021 Notes and any other Indebtedness of Axiall or any Restricted Subsidiary;

  (3)
  upon the contemporaneous or substantially contemporaneous release or discharge of such Guarantor as a guarantor or borrower in respect of the Credit Agreements and the 2021 Notes, except (x) a release, discharge or termination by or as a result of payment under such instrument or (y) to the extent such Guarantor is otherwise required to provide a Guarantee pursuant to the covenant described under "—Certain Covenants—Additional 2023 Note Guarantees";

  (4)
  if Axiall designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Axiall Indenture;

  (5)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the Axiall Indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge"; or

  (6)
  upon the contemporaneous release or discharge of all Guarantees by such Guarantor which would have required such Guarantor to guarantee the 2023 Notes pursuant to the covenant described under "—Certain Covenants—Additional 2023 Note Guarantees" (including, without limitation, the Guarantee of obligations under the Credit Agreements).

Optional Redemption

        At any time prior to May 15, 2016, Axiall may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2023 Notes issued under the Axiall Indenture at a redemption price of 104.875% of the principal amount plus accrued and unpaid interest to the date of redemption (the "Redemption Date"), with the net cash proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of 2023 Notes originally issued under the Axiall Indenture (excluding 2023 Notes held by Axiall and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   notice of such redemption is given within 90 days of the closing of such Equity Offering;

        Additionally, at any time prior to May 15, 2018, Axiall may on any one or more occasions also redeem all or part of the 2023 Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the 2023 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date, subject to the rights of holders of 2023 Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the 2023 Notes are not redeemable at Axiall's option prior to May 15, 2018.

        On or after May 15, 2018, Axiall may on any one or more occasions redeem all or a part of the 2023 Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2023 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of holders of 2023 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2018	102.438%
2019	101.625%
2020	100.813%
2021 and thereafter	100.000%

        Unless Axiall defaults in the payment of the redemption price, interest will cease to accrue on the 2023 Notes or portions thereof called for redemption on the applicable Redemption Date.

Mandatory Redemption

        Except to the extent that Axiall may be required to offer to purchase the 2023 Notes as set forth below under "—Repurchase at the Option of Holders," Axiall is not required to make mandatory repurchase, redemption or sinking fund payments with respect to the 2023 Notes. Axiall may acquire 2023 Notes by means other than a redemption, whether then by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with the applicable securities laws.

Repurchase at the Option of Holders

  Change of Control Triggering Event

        If a "Change of Control Triggering Event" occurs, each holder of 2023 Notes will have the right to require Axiall to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's 2023 Notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the Axiall Indenture. In the Change of Control Offer, Axiall will offer payment (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of 2023 Notes repurchased plus accrued and unpaid interest on the 2023 Notes repurchased to the date of purchase, subject to the rights of holders of 2023 Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, Axiall will deliver a notice to each holder describing the transaction or transactions and identifying the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase 2023 Notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Axiall Indenture and described in such notice. Axiall will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2023 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Axiall Indenture, Axiall will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Axiall Indenture by virtue of such compliance.

        On the Change of Control Payment Date, Axiall will, to the extent lawful:

          (1)   accept for payment all 2023 Notes or portions of 2023 Notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2023 Notes or portions of 2023 Notes properly tendered; and

          (3)   deliver or cause to be delivered to the Trustee the 2023 Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of 2023 Notes or portions of 2023 Notes being purchased by Axiall.

        The paying agent will promptly deliver to each holder of 2023 Notes properly tendered the Change of Control Payment for such 2023 Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new 2023 Note equal in principal amount to any unpurchased portion of the 2023 Notes surrendered, if any. Axiall will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Axiall to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the Axiall Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Axiall Indenture does not contain provisions that permit the holders of the 2023 Notes to require that Axiall repurchase or redeem the 2023 Notes in the event of a takeover, recapitalization or similar transaction.

        Axiall will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Axiall Indenture applicable to a Change of Control Offer made by Axiall and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the Axiall Indenture prior to the latest date by which such Change of Control Offer must be sent as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, contingent upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Axiall and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder to require Axiall to repurchase its 2023 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Axiall and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The existence of a holder's right to require Axiall to repurchase such holder's 2023 Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire Axiall in a transaction that would constitute a Change of Control.

        The Change of Control Triggering Event purchase feature of the 2023 Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers of the 2023 Notes and us. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Axiall Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

        Restrictions on Axiall's ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions in the Axiall Indenture can be waived only with the consent of the holders of a majority in principal amount of the 2023 Notes then outstanding. Except for the limitations contained in such covenants, however, the Axiall Indenture does not contain any covenants or provisions that may afford holders of the 2023 Notes protection in a highly leveraged transaction.

        The Credit Agreements contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control and including repurchases of or other prepayments in respect of the 2023 Notes. The exercise by the holders of the right to require Axiall to repurchase their 2023 Notes upon a Change of Control Triggering Event could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on Axiall. In the event a Change of Control Triggering Event occurs at a time when Axiall is prohibited from purchasing 2023 Notes, Axiall could seek the consent of its other lenders and noteholders to the purchase of 2023 Notes or could attempt to refinance the borrowings that contain such prohibition. If Axiall does not obtain a consent or repay those borrowings, Axiall will remain prohibited from purchasing 2023 Notes. In that case, Axiall's failure to purchase tendered 2023 Notes would constitute an Event of Default under the Axiall Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Axiall's ability to pay cash to the holders of 2023 Notes upon a repurchase may be limited by Axiall's then existing financial resources. See "Risk Factors—Risks Related to the Exchange Notes—We may be unable to make a change of control offer required by the Indentures governing the Exchange Notes, which would cause defaults under the Indentures, the Term Loan Facility and the ABL Revolver."

  Asset Sales

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   Axiall (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Axiall) of the assets sold or otherwise disposed of; and

          (2)   at least 75% of the consideration therefor received by Axiall or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on Axiall's most recent consolidated balance sheet, of Axiall or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2023 Notes or any 2023 Note Guarantee) that are assumed by the transferee of any such assets pursuant to customary terms and conditions that releases Axiall or such Restricted Subsidiary from further liability;

            (b)   any securities, notes or other obligations received by Axiall or any such Restricted Subsidiary from such transferee that are within 180 days following the closing of such Asset Sale, converted by Axiall or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

            (c)   any Designated Noncash Consideration having an aggregate fair market value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed the greater of (x) $100.0 million and (y) 3.75% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being determined in good faith by Axiall and measured at the time received and without giving effect to subsequent changes in value); and

            (d)   any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Within 365 days after Axiall's or Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Axiall or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

          (1)   to repay, prepay or purchase Indebtedness and other Obligations (other than Disqualified Stock, Indebtedness of Axiall or any Restricted Subsidiary that is contractually subordinated to the 2023 Notes or any 2023 Note Guarantee or any intercompany Indebtedness between or among Axiall and any of its Restricted Subsidiaries) and, if the Indebtedness repaid is revolving credit Indebtedness under a Credit Facility, to correspondingly reduce commitments with respect thereto;

          (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Axiall;

          (3)   to make a capital expenditure; or

          (4)   to acquire properties or to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business,

provided that in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Axiall or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided, further, that if such commitment is later terminated or cancelled prior to the application of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any Net Proceeds, Axiall may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the Axiall Indenture.

        Any Net Proceeds from Asset Sales that are not (i) applied or invested as provided in the second paragraph of this covenant (which may be, at Axiall's determination, prior to expiration of the 365 day period) or (ii) otherwise subject to an asset sale offer pursuant to the terms of any secured Indebtedness (in which event such Net Proceeds will not constitute Excess Proceeds until the asset sale offer provisions of such secured Indebtedness are complied with and then only to the extent of Net Proceeds remaining after consummation of such asset sale offer) will constitute "Excess Proceeds." Within 10 business days after the aggregate amount of Excess Proceeds exceeds $65.0 million, Axiall will make an offer (an "Asset Sale Offer") to all holders of 2023 Notes and all holders of other Indebtedness that is pari passu with the 2023 Notes and is also unsecured containing provisions similar to those set forth in the Axiall Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of 2023 Notes and such other pari passu and unsecured Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any

Excess Proceeds remain after consummation of an Asset Sale Offer, Axiall may use those Excess Proceeds for any purpose not otherwise prohibited by the Axiall Indenture. If the aggregate principal amount of 2023 Notes and other pari passu Indebtedness tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the 2023 Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Axiall Indenture provides that Axiall will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of 2023 Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Axiall Indenture, Axiall will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Axiall Indenture by virtue of such compliance.

Selection and Notice

        If less than all of the 2023 Notes are to be redeemed at any time, selection of such 2023 Notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such 2023 Notes are listed, or, if such 2023 Notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no 2023 Notes of $2,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be delivered, at least 30 but not more than 60 days before the purchase or redemption date to each holder of 2023 Notes to be purchased or redeemed. If any 2023 Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such 2023 Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        A new 2023 Note in principal amount equal to the unpurchased or unredeemed portion of any 2023 Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original 2023 Note. On and after the purchase or redemption date, unless Axiall defaults in payment of the purchase or redemption price, interest shall cease to accrue on 2023 Notes or portions thereof purchased or called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Axiall Indenture.

  Termination of Certain Covenants When 2023 Notes Rated Investment Grade

        If on any date following the Issue Date (i) the 2023 Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Axiall Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Termination Event"), then, beginning on that day, the following covenants will cease to apply and will not be later reinstated even if one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the 2023 Notes below an Investment Grade Rating:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Restricted Payments";

  (3)
  "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  clause (4) of the first paragraph of "—Merger, Consolidation or Sale of Assets";

  (5)
  "—Transactions with Affiliates"; and

  (6)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries."

        No Subsidiaries shall be designated as Unrestricted Subsidiaries following a Covenant Termination Event.

        There can be no assurance that the 2023 Notes will ever achieve Investment Grade Ratings or that such ratings, if achieved, will be maintained.

  Restricted Payments

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of Axiall's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Axiall or any of its Restricted Subsidiaries) or to the direct or indirect holders of Axiall's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, distributions or payments payable in Equity Interests (other than Disqualified Stock) of Axiall and other than dividends or distributions payable to Axiall or a Restricted Subsidiary);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Axiall) any Equity Interests of Axiall or any direct or indirect parent of Axiall held by Persons other than Axiall or any of its Restricted Subsidiaries;

          (3)   make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to any Subordinated Indebtedness of Axiall or any Guarantor (excluding any intercompany Indebtedness between or among Axiall and any of its Restricted Subsidiaries, and giving of an irrevocable notice of redemption with respect to transactions described in clauses (2) or (3) of the second paragraph of this covenant), except a payment, purchase, redemption, defeasance or other acquisition or retirement for value within one year of the Stated Maturity thereof; or

          (4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   Axiall would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Axiall and its Restricted Subsidiaries since December 22, 2009 (excluding

  Restricted Payments permitted by clauses (2) through (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of Axiall for the period (taken as one accounting period) from January 1, 2010 to the end of Axiall's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (b)   100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Axiall since December 22, 2009 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Axiall (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Axiall that have been converted into or exchanged for such Equity Interests (other than a contribution made by or Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Axiall); plus

            (c)   without duplication, the amount by which Indebtedness of Axiall or its Restricted Subsidiaries incurred after December 22, 2009 is reduced on Axiall's balance sheet upon its conversion or exchange (other than by a Subsidiary of Axiall) into or for Equity Interests (other than Disqualified Stock) of Axiall (less the amount of any cash, or the fair market value of any other property, distributed by Axiall upon such conversion or exchange); plus

            (d)   to the extent that any Restricted Investment that was made after December 22, 2009 is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds therefrom; plus

            (e)   to the extent that any Unrestricted Subsidiary of Axiall designated as such after December 22, 2009 is redesignated as a Restricted Subsidiary after December 22, 2009, the Fair Market Value of Axiall's Investment in such Subsidiary as of the date of such redesignation; plus

            (f)    any dividends received by Axiall or a Restricted Subsidiary of Axiall after December 22, 2009 from an Unrestricted Subsidiary of Axiall, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Axiall for such period.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Axiall Indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Axiall) of, Equity Interests of Axiall (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Axiall; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

          (3)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Axiall or any Guarantor that is contractually subordinated to the 2023 Notes or to any 2023 Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend or other distribution (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Axiall to the holders of its Equity Interests on a pro rata basis;

          (5)   the repurchase or other retirement of Equity Interests to occur in respect of the exercise, vesting or award of Equity Interests to employees or other qualified recipients made for compensation purposes, to the extent such Equity Interests so repurchased or retired represent the exercise price in respect of stock options, or the reduction in Equity Interests to account for payments in respect of withholding, income or similar taxes, paid by Axiall or its Restricted Subsidiaries on behalf of such employees or other qualified recipients;

          (6)   the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Axiall or any Restricted Subsidiary of Axiall issued on or after the Issue Date in accordance with the Consolidated Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (7)   any Qualified Receivables Transaction (including transfers of Receivables between Axiall or any of its Subsidiaries and any Receivables Entity, transfers by any Receivables Entity to any other Person and payments of amounts pursuant to such Qualified Receivables Transaction) and any distribution or payment of purchase price, commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Axiall or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets of the type specified in the definition of "Qualified Receivables Transaction";

          (8)   the repurchase of Receivables by Axiall or any of its Subsidiaries or other payment obligations of Axiall or any Restricted Subsidiary of Axiall pursuant to Standard Securitization Undertakings;

          (9)   loans or advances to employees or directors of Axiall or any Restricted Subsidiary of Axiall, the proceeds of which are used to purchase Equity Interests of Axiall, in an aggregate amount not in excess of $10.0 million at any one time outstanding;

          (10) so long as no Default has occurred and is continuing or would be caused thereby, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Axiall or any Guarantor Note Guarantee in accordance with provisions similar to the covenant described under the captions "—Repurchase at the Option of Holders—Change of Control Triggering Event" and "—Repurchase at the Option of Holders—Asset Sales"; provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, Axiall has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the 2023 Notes and has completed the repurchase or redemption of all 2023 Notes validly tendered for payment (after giving effect to any proration provisions in such covenant) in connection with such Change of Control Offer or Asset Sale Offer;

          (11) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Axiall or any of its Restricted Subsidiaries made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Axiall or such Restricted Subsidiary;

          (12) so long as no Default has occurred and is continuing or would be caused thereby, the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests of Axiall or any direct or indirect parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service;

  provided that the aggregate cash consideration paid for all such redemptions shall not exceed the sum of (A) $10.0 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to Axiall from the issuance and sale after the Issue Date of Equity Interests of Axiall to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (12), plus (C) the net cash proceeds of any "key-man" life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (12);

          (13) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to the holders of common stock of Axiall and/or the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests of Axiall pursuant to a repurchase program approved by the Board of Directors; provided that the aggregate amount of cash consideration paid for all such dividends, purchases, repurchases, redemptions, defeasances or other acquisitions or retirements shall not exceed $150.0 million during any fiscal year;

          (14) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75.0 million since the Issue Date; and

          (15) Restricted Payments made as part of the Transactions.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Axiall or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Axiall whose resolution with respect thereto will be delivered to the Trustee.

        Notwithstanding anything contained herein to the contrary, (i) the Fair Market Value of any property received in connection with the Transactions and (ii) Axiall's redemption of its 10.75% Senior Subordinated Notes due 2016 shall be excluded for purposes of calculating the Restricted Payment capacity of Axiall and its Restricted Subsidiaries pursuant to clause (3) of the first paragraph of this covenant.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Axiall will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Axiall may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if Axiall's Consolidated Coverage Ratio would be at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or Restricted Subsidiary preferred stock (collectively, "Permitted Debt"):

          (1)   the incurrence of Indebtedness of Axiall or any of its Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of

  (x) $500.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by Axiall or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility incurred in reliance on this clause (1) or to repay any revolving credit Indebtedness under a Credit Facility incurred in reliance on this clause (1) and effect a corresponding commitment reduction thereunder to the extent required by the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," or (y) the Borrowing Base as of the date of such incurrence;

          (2)   Existing Indebtedness other than Indebtedness in existence under clauses (1), (3) and (16) on the Issue Date;

          (3)   the incurrence by Axiall and the Guarantors of Indebtedness represented by the 2023 Notes and the related 2023 Note Guarantees issued on the Issue Date and the Exchange 2023 Notes and the related 2023 Exchange Guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement;

          (4)   the incurrence by Axiall or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money or other obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Axiall or any of its Restricted Subsidiaries, in an aggregate amount at any one time outstanding, including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $150.0 million and (y) 5.5% of Consolidated Tangible Assets;

          (5)   the incurrence by Axiall or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Axiall Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (12), (13) or (15) of this paragraph;

          (6)   the incurrence by Axiall or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Axiall and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if Axiall or any Guarantor is the obligor on such Indebtedness and the payee is not Axiall or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the 2023 Notes, in the case of Axiall, or the 2023 Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Axiall or a Restricted Subsidiary of Axiall and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Axiall or a Restricted Subsidiary of Axiall, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Axiall or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of Axiall's Restricted Subsidiaries to Axiall or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Axiall or a Restricted Subsidiary of Axiall; and

            (b)   any sale or other transfer of any such preferred stock to a Person that is not either Axiall or a Restricted Subsidiary of Axiall,

will be deemed, in each case, at the time of such subsequent issuance, sale or transfer to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence by Axiall or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

          (9)   the guarantee by Axiall or any Restricted Subsidiary of Indebtedness of Axiall or a Restricted Subsidiary of Axiall that was permitted to be incurred by another provision of this covenant; provided that, in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under the caption "—Additional 2023 Note Guarantees";

          (10) the incurrence by Axiall or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

          (11) the incurrence by Axiall or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (12) (x) Acquired Debt of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Axiall or any of its Restricted Subsidiaries and (y) Indebtedness incurred to finance an acquisition, merger, consolidation or amalgamation; provided, however, that in the case of clauses (x) and (y), on the date of such acquisition, merger, consolidation or amalgamation, either (a) Axiall would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant, or (b) the Consolidated Coverage Ratio of Axiall and the Restricted Subsidiaries is equal to or greater than immediately prior to the acquisition of such Restricted Subsidiary, in each case after giving effect to the incurrence of such Indebtedness pursuant to this clause (12);

          (13) the incurrence by non-guarantor Restricted Subsidiaries of Indebtedness in an aggregate amount at any time outstanding pursuant to this clause (13), including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed the greater of (x) $150.0 million and (y) 5.5% of the Consolidated Tangible Assets of such non-guarantor Restricted Subsidiaries;

          (14) the incurrence of Indebtedness arising from agreements of Axiall or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Axiall and its Restricted Subsidiaries in connection with such disposition;

          (15) the incurrence by Axiall or its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock or the issuance by any of Axiall's Restricted Subsidiaries of shares of preferred stock in an aggregate amount at any time outstanding, including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed the greater of $150.0 million and 5.5% of Consolidated Tangible Assets; and

          (16) the incurrence by Axiall and the Guarantors of Indebtedness under the Term Loan Agreement on the Merger Date in an aggregate amount not to exceed $212.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Axiall will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred stock in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Axiall Indenture (after giving effect to the issuance of the 2023 Notes, the application of the proceeds thereof and the incurrence of any Indebtedness under Credit Facilities on such date) will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) (and in the case of the Term Loan Agreement, clause (16)) of the definition of "Permitted Debt."

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of Axiall as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness where the Indebtedness to be incurred is denominated in a different currency, (1) the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness and (2) in the case of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced, the principal amount thereof shall be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess principal amount shall be determined on the date such Permitted Refinancing Indebtedness is incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Axiall or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values subsequent to the incurrence of such Indebtedness.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

  Liens

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on any of their properties or assets, now owned or hereafter acquired, unless all payments due under the Axiall Indenture and the 2023 Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to Axiall or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Axiall or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions paid on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock);

          (2)   make loans or advances to Axiall or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to Axiall or any Restricted Subsidiary to other Indebtedness incurred by Axiall or any Restricted Subsidiary shall not be deemed to be a restriction on the ability to make loans or advances); or

          (3)   sell, lease or transfer any of its properties or assets to Axiall or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   any encumbrance or restriction pursuant to an agreement as in effect at the Issue Date, including agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

          (2)   any encumbrance or restriction pursuant to any agreement governing other Indebtedness permitted to be incurred under the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock," and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such encumbrances and restrictions are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those permitted by the immediately preceding clause (1);

          (3)   the Axiall Indenture, the 2023 Notes and the 2023 Note Guarantees;

          (4)   applicable law, rule, regulation or order;

          (5)   any instrument governing Indebtedness or Capital Stock of a Person acquired by Axiall or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of any such instrument by such Person; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in any such instrument on the date of acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Axiall Indenture to be incurred;

          (6)   customary encumbrances or restrictions (i) on the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract that was entered into in the ordinary course of business, or the assignment or transfer of any such lease, license or other contract, (ii) contained in mortgages, pledges or other security agreements permitted under the Indenture to secure Indebtedness of Axiall or any of its Restricted Subsidiaries or (iii) pursuant to provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Axiall or any of its Restricted Subsidiaries entered into in the ordinary course of business;

          (7)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (8)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (9)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets or property that are the subject of such agreements;

          (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, manufacturing alliance agreements and other similar agreements entered in to in the ordinary course of business, so long as such encumbrances or restrictions are not applicable to any Person (or its property or assets) other than such joint venture or a Subsidiary thereof or the assets used exclusively in such manufacturing alliance, as applicable;

          (13) Indebtedness or other contractual requirements of a Receivables Entity or any Standard Securitization Undertakings, in each case in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity, Receivables and Related Assets;

          (14) restrictions on cash or other deposits or net worth under leases or other contracts entered into in the ordinary course of business; and

          (15) Indebtedness of non-Guarantor Subsidiaries permitted to be incurred under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" that impose restrictions solely on the non-Guarantor Subsidiaries party thereto.

  Merger, Consolidation or Sale of Assets

        The Axiall Indenture provides that Axiall will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not Axiall is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Axiall and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either: (a) Axiall is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Axiall) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company") provided that, in the case such Person is an entity other than a corporation, such Person will form a wholly owned Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the 2023 Notes;

          (2)   the Successor Company (if other than Axiall) assumes all the obligations of Axiall under the 2023 Notes and the Axiall Indenture;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," or (B) the Consolidated Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than such ratio immediately prior to such transaction;

          (5)   if the Successor Company is not Axiall, each Guarantor shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company's obligations under the Axiall Indenture and the 2023 Notes; and

          (6)   Axiall shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Axiall Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Axiall Indenture.

        In addition, Axiall will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

          (1)   a merger of Axiall with an Affiliate solely for the purpose of reincorporating Axiall in another U.S. jurisdiction;

          (2)   any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Axiall and any Restricted Subsidiary; or

          (3)   a sale, assignment, transfer, conveyance or disposition of assets between or among Axiall and any non-guarantor Subsidiaries.

  Transactions with Affiliates

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Axiall (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to Axiall or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Axiall or such Restricted Subsidiary with an unrelated Person; and

          (2)   Axiall delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of Axiall set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Axiall.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Axiall or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

          (2)   transactions between or among Axiall and/or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of Axiall) that is an Affiliate of Axiall solely because Axiall owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of fees to, and indemnity provided on behalf of, officers, directors or employees of Axiall or any Restricted Subsidiary;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of Axiall to Affiliates of Axiall;

          (6)   Restricted Payments and Permitted Investments that do not violate the provisions of the Axiall Indenture described above under the caption "—Restricted Payments";

          (7)   transactions between or among Axiall and/or its Restricted Subsidiaries on the one hand and a Receivables Entity on the other hand, or transactions between a Receivables Entity and any Person in which the Receivables Entity has an Investment, in each case effected as part of a Qualified Receivables Transaction;

          (8)   transactions between Axiall and its Restricted Subsidiaries and PPG and its subsidiaries in effect on the Merger Date and any amendments, modifications, renewals, supplements or replacements; provided that such amendments, modifications, renewals, supplements or replacements are not materially less favorable, taken as a whole, than the transactions in effect on the Merger Date;

          (9)   transactions involving or relating to TCI and RS Cogen;

          (10) any transaction or series of transactions involving aggregate consideration of $5.0 million or less;

          (11) loans or advances to employees by Axiall or any of its Restricted Subsidiaries in the ordinary course of business; and

          (12) the transactions comprising Transactions and the payment of all fees and expenses related to the Transactions.

  Business Activities

        The Axiall Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Axiall and its Restricted Subsidiaries taken as a whole.

  Additional 2023 Note Guarantees

        The Axiall Indenture provides that if, on or after the Issue Date (unless such acquired or created Domestic Subsidiary is properly designated as an Unrestricted Subsidiary):

          (1)   Axiall or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary that incurs any Indebtedness under the Credit Agreements, any syndicated loan or capital markets Indebtedness or guarantees any such Indebtedness of Axiall or any of its Domestic Subsidiaries; or

          (2)   any Domestic Subsidiary of Axiall incurs Indebtedness under the Credit Agreements, any syndicated loan or capital markets Indebtedness or guarantees any such Indebtedness of Axiall or any of its Domestic Subsidiaries and that Domestic Subsidiary was not a Guarantor immediately prior to such incurrence or guarantee (an "Additional Obligor"), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, will become a Guarantor and guarantee Axiall's Obligations in respect of the 2023 Notes and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 30 days after the date on which it was acquired or created or incurred, as the case may be; provided that no Receivables Entity will be required to become a Guarantor at any time.

  Designation of Restricted and Unrestricted Subsidiaries

        The Axiall Indenture provides that except after a Covenant Termination Event, the Board of Directors of Axiall may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Subsidiary (other than TCI) is designated as an Unrestricted Subsidiary after the Issue Date, the aggregate Fair Market Value of all outstanding Investments owned by Axiall and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Axiall. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Axiall may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of Axiall as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Axiall Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Axiall as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," Axiall will be in default of such covenant. The Board of Directors of Axiall may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Axiall; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Axiall of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

Reports and Other Information

        The Axiall Indenture provides that notwithstanding that Axiall may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Axiall Indenture requires Axiall to file with the Commission (and make available to the Trustee and holders of the notes (without exhibits), without cost to each holder, within 15 days after it files them with the Commission), provided that this provision will be deemed to have been satisfied with respect to any reports, filings and other information that is available on the Securities and Exchange Commission's EDGAR system),

          (a)   within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (b)   within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

          (c)   within the time periods specified under the Exchange Act from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (d)   any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that Axiall shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event Axiall will make available such information to prospective purchasers of 2023 Notes, in addition to providing such information to the Trustee and the holders of the 2023 Notes, in each case within 15 days after the time Axiall would have been required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act by posting such information to a publicly accessible website on Axiall's website.

        Notwithstanding anything herein to the contrary, Axiall will not be deemed to have failed to comply with any of its agreements under this covenant for purposes of clause (4) under "—Events of Default and Remedies" until 120 days after the date any report hereunder is required to be filed with the Commission (or posted on Axiall's website) pursuant to this covenant.

Events of Default and Remedies

        Each of the following is an "Event of Default" for the 2023 Notes:

          (1)   default for 30 days in the payment when due of interest on the 2023 Notes;

          (2)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the 2023 Notes;

          (3)   failure by Axiall or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control

  Triggering Event," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

          (4)   failure by Axiall or any of its Restricted Subsidiaries for 60 days after notice to Axiall by the Trustee or the holders of at least 25% in aggregate principal amount of the 2023 Notes then outstanding voting as a single class to comply with any of the other agreements in the Axiall Indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Axiall or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Axiall or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

          (6)   failure by Axiall or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million (net of any amounts paid by an insurance carrier or bonded), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   except as permitted by the Axiall Indenture, any 2023 Note Guarantee of a Guarantor that is a Significant Subsidiary is, or 2023 Note Guarantees of a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary are, held in any judicial proceeding to be unenforceable or invalid or cease or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on its or their behalf, denies or disaffirms its obligations under its 2023 Note Guarantee; and

          (8)   certain events of bankruptcy or insolvency described in the Axiall Indenture with respect to Axiall or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Axiall, any Restricted Subsidiary of Axiall that is a Significant Subsidiary or any group of Restricted Subsidiaries of Axiall that, taken together, would constitute a Significant Subsidiary, all outstanding 2023 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2023 Notes may declare all the 2023 Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding 2023 Notes may direct the Trustee in its exercise of any trust or power with respect to the 2023 Notes. The Trustee may withhold from holders of the 2023 Notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal, interest or premium.

        Subject to the provisions of the Axiall Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Axiall Indenture at the request or direction of any holders of 2023 Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the Axiall Indenture or 2023 Notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding 2023 Notes have requested the Trustee to pursue the remedy with respect to the 2023 Notes;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding 2023 Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding 2023 Notes by notice to the Trustee may, on behalf of the holders of all of the 2023 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Axiall Indenture with respect to the 2023 Notes, except a continuing Default in the payment of interest or premium on, or the principal of, the 2023 Notes.

        Axiall is required to deliver to the Trustee annually a statement regarding compliance with the Axiall Indenture. Upon becoming aware of any Default, Axiall is required to deliver to the Trustee a statement specifying such Default, unless such Default shall have been cured prior to the time such statement is required to be delivered.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Axiall or any Guarantor, as such, has any liability for any obligations of Axiall or the Guarantors under the 2023 Notes, the Axiall Indenture, the 2023 Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2023 Notes by accepting a 2023 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2023 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Axiall may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have all of its obligations discharged with respect to the outstanding 2023 Notes, and all obligations of the Guarantors discharged with respect to their 2023 Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding 2023 Notes to receive payments in respect of the principal of, or interest or premium on, such 2023 Notes when such payments are due from the trust referred to below;

          (2)   Axiall's obligations with respect to the 2023 Notes concerning issuing temporary 2023 Notes, registration of 2023 Notes, mutilated, destroyed, lost or stolen 2023 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and Axiall's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the Axiall Indenture.

        In addition, Axiall may, at its option and at any time, elect to have the obligations of Axiall and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Axiall Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default with respect to the 2023 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2023 Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   Axiall must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2023 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding 2023 Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Axiall must specify whether the 2023 Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, Axiall must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Axiall has received from, or there has been published by, the Internal Revenue Service (IRS) a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding 2023 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, Axiall must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding 2023 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Axiall or any Guarantor is a party or by which Axiall or any Guarantor is bound;

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Axiall Indenture) to which Axiall or any of its Subsidiaries is a party or by which Axiall or any of its Subsidiaries is bound;

          (6)   Axiall must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Axiall with the intent of preferring the holders of the 2023 Notes, over the other creditors of Axiall with the intent of defeating, hindering, delaying or defrauding any creditors of Axiall or others; and

          (7)   Axiall must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Axiall Indenture, the 2023 Notes or the 2023 Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the 2023 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2023 Notes), and any existing Default or compliance with any provision of the Axiall Indenture, the 2023 Notes or the 2023 Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount the 2023 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2023 Notes).

        Without the consent of each holder of 2023 Notes affected thereby, an amendment, supplement or waiver may not (with respect to any 2023 Notes held by a non-consenting holder):

          (1)   reduce the principal amount of 2023 Notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any 2023 Note or alter the provisions with respect to the redemption of the 2023 Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest, including default interest, on any 2023 Note;

          (4)   waive a Default in the payment of principal of, or interest or premium on, the 2023 Notes (except a rescission of acceleration of the 2023 Notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any 2023 Note payable in money other than U.S. dollars;

          (6)   make any change in the provisions of the Axiall Indenture relating to waivers of past Defaults or the rights of holders of 2023 Notes to receive payments of principal of, or interest or premium on, the 2023 Notes;

          (7)   waive a redemption payment with respect to any 2023 Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   release any Guarantor from any of its obligations under its 2023 Note Guarantee or the Axiall Indenture, except in accordance with the terms of the Axiall Indenture; or

          (9)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of the 2023 Notes, Axiall, the Guarantors and the Trustee may amend or supplement the Axiall Indenture, the 2023 Notes or the 2023 Note Guarantees (for avoidance of doubt, existing Guarantors are not required to execute any supplemental indenture to add additional Guarantors pursuant to clause (8) below):

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated 2023 Notes in addition to or in place of certificated 2023 Notes;

          (3)   to provide for the assumption of Axiall's or a Guarantor's obligations to holders of 2023 Notes and 2023 Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Axiall's or such Guarantor's assets, as applicable;

          (4)   to make any change that would provide any additional rights or benefits to the holders of 2023 Notes or that does not adversely affect the legal rights under the Axiall Indenture of any such holder in any material respect;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Axiall Indenture under the Trust Indenture Act;

          (6)   to conform the text of the Axiall Indenture, the 2023 Note Guarantees or the 2023 Notes to any provision of this Description of Axiall's 2023 Notes to the extent that such provision in this Description of Axiall's 2023 Notes was intended to be a verbatim recitation of a provision of the Axiall Indenture, the 2023 Note Guarantees or the 2023 Notes;

          (7)   to provide for the issuance of Additional 2023 Notes in accordance with the limitations set forth in the Axiall Indenture as of the Issue Date;

          (8)   to allow any Guarantor to execute a supplemental indenture and/or a 2023 Note Guarantee with respect to the 2023 Notes;

          (9)   to secure the 2023 Notes or any 2023 Note Guarantee; or

          (10) to add to the covenants of Axiall for the benefit of the holders of 2023 Notes or surrender any right or power conferred upon Axiall.

        The consent of the holders is not necessary under the Axiall Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The Axiall Indenture will be discharged and will cease to be of further effect as to all 2023 Notes, issued thereunder when:

          (1)   either:

            (a)   all 2023 Notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and all 2023 Notes for whose payment money has been deposited in trust and thereafter repaid to Axiall, have been delivered to the Trustee for cancellation; or

            (b)   all 2023 Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Axiall or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (2)   no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Axiall or any Guarantor is a party or by which Axiall or any Guarantor is bound;

          (3)   Axiall or any Guarantor has paid or caused to be paid all sums payable by it under the Axiall Indenture with respect to the 2023 Notes; and

          (4)   Axiall has delivered irrevocable instructions to the Trustee under the Axiall Indenture to apply the deposited money toward the payment of the 2023 Notes at maturity or on the redemption date, as the case may be.

        In addition, Axiall must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of Axiall or any Guarantor, the Axiall Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Axiall Indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding 2023 Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to the 2023 Notes, subject to certain exceptions. The Axiall Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Axiall Indenture at the request of any holder of 2023 Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Axiall Indenture and the 2023 Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard of conflicts of laws principles that would require the application of the laws of another jurisdiction.

Certain Definitions

        Set forth below are certain defined terms used in the Axiall Indenture. Reference is made to the Axiall Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "2021 Notes" means the 4.625% Senior Notes due 2021 of Eagle Spinco.

        "2023 Note Guarantee" means the Guarantee of the 2023 Notes by the Guarantors.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Axiall or any of its Subsidiaries solely by reason of such Investment.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the note; and

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the 2023 Note at May 15, 2018 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through May 15, 2018 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of the 2023 Note.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Axiall and its Restricted Subsidiaries taken as a whole (whether by merger, consolidation or otherwise) will be governed by the provisions of the Axiall Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control Triggering Event" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2)   the issuance of Equity Interests in any of Axiall's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than preferred stock of Restricted Subsidiaries issued in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock").

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million;

          (2)   a transfer of assets between or among Axiall and its Restricted Subsidiaries;

          (3)   the disposition of all or substantially all of the assets of Axiall in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Axiall Indenture;

          (4)   an issuance of Equity Interests by a Restricted Subsidiary of Axiall to Axiall or to a Restricted Subsidiary of Axiall;

          (5)   the sale or lease of products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

          (6)   the sale or other disposition of cash or Cash Equivalents;

          (7)   transfers or sales of Receivables and Related Assets to a Receivables Entity or to any Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such Receivables or Related Assets in connection with a Qualified Receivables Transaction;

          (8)   transfers of Receivables and Related Assets (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

          (9)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

          (10) the concurrent trade or exchange of assets between Axiall or its Restricted Subsidiaries and another Person including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant set forth under the caption "Repurchase at the Option of Holders—Asset Sales" and must be determined in good faith by Axiall's Board of Directors to be necessary to achieve an exchange of equivalent value;

          (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Axiall and its Restricted Subsidiaries;

          (12) a disposition of receivables in connection with the compromise, settlement or collection or sale thereof in the ordinary course of business or in bankruptcy, liquidation or insolvency proceedings; and

          (13) any transaction comprising the Transactions.

        "Attributable Indebtedness" in respect of a transaction in which Axiall or a Restricted Subsidiary transfers property to a Person and Axiall or a Restricted Subsidiary leases such property from that Person, means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended).

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors (or comparable governing entity) of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board;

          (3)   with respect to a limited liability company, the managing member or members or any authorized committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to:

          (1)   85% of the value of all accounts receivable owned by Axiall and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

          (2)   70% of the value of all inventory owned by Axiall and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

          (3)   100% of the unrestricted cash and Cash Equivalents of Axiall and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided, however that the OMERS Leases shall not be deemed to be Capitalized Lease Obligations.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars or Canadian dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to any Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition; and

          (6)   money market funds at least 95% of the assets of which constitute cash or Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Axiall and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

          (2)   the adoption of a plan relating to the liquidation or dissolution of Axiall; or

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Axiall, measured by voting power rather than number of shares.

        Notwithstanding the foregoing, any holding company that directly or indirectly owns 100% of the Voting Stock of Axiall shall not be deemed to be a "person" for purposes of clauses (1) and (3) above such that the Beneficial Owners of such holding company shall be the Beneficial Owners of Axiall's Voting Stock for purposes of clauses (1) and (3) above.

        "Change of Control Triggering Event" means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories), or withdrawal of the rating of the 2023 Notes within the Ratings Decline Period by one or more Rating Agencies, as a result of which the rating of the 2023 Notes on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the transaction that would constitute a Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control.

        "Commission" means the United States Securities and Exchange Commission.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any specified Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

          (1)   if Axiall or any of its Restricted Subsidiaries:

            (a)   has incurred or assumed any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of revolving credit Indebtedness under any Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

            (b)   has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2)   if since the beginning of such period Axiall or any of its Restricted Subsidiaries will have made any Asset Sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Sale or disposition:

            (a)   the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale or disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

            (b)   Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Axiall or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to Axiall and its continuing Restricted Subsidiaries in connection with such Asset Sale or disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Axiall and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3)   if since the beginning of such period Axiall or any of its Restricted Subsidiaries (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into Axiall) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Axiall or any of its Restricted Subsidiaries during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Axiall (and, to the extent such calculation includes pro forma expense and cost reductions, such pro forma expense and cost reductions shall be limited to, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investments, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Investment, acquisition, merger or consolidation as the result of specified actions taken or to be taken within six (6) months after such date). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months; provided that if such Hedging Obligation has a remaining term of less than 12 months such Hedging Obligation shall be taken into account for the number of months remaining). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of Axiall, the interest rate shall be calculated by applying such optional rate chosen by Axiall.

        "Consolidated EBITDA" means with respect to any specified Person for any period, without duplication, the Consolidated Net Income of such Person for such period, plus the following to the extent deducted in calculating such Consolidated Net Income (other than clause (8)):

          (1)   Consolidated Interest Expense;

          (2)   Consolidated Income Taxes;

          (3)   consolidated depreciation expense;

          (4)   consolidated amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and impairment charges;

          (5)   fees and expenses of third-party professionals incurred prior to the Issue Date in respect of financing transactions and various amendments to existing credit facilities;

          (6)   any (i) cash expenses or charges related to the Transactions, or incurred in connection with any acquisition, disposition, Investment, issuance or repayment of Indebtedness, amendments to or preparation of documentation governing Indebtedness, and issuance of Equity Interests, in each case whether or not completed) and (ii) other non-recurring or non-cash expenses or charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

          (7)   the amount of restructuring charges or reserve, integration cost or other business optimization expense or cost, including any one time costs incurred in connection with the Transactions or any acquisitions after the Issue Date and cost related to the closure and/or consolidation of the facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (7) for actions not related to the Transactions shall not exceed 10% of Consolidated EBITDA in any four-quarter period;

          (8)   the amount of net cost savings projected by Axiall in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expect to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been taken or initiated no later than 12 months after the date of such actions and (z) the aggregate amount of projected cost savings included in any four-quarter period shall not exceed 10% of Consolidated EBITDA; and minus

          (9)   non-recurring or non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

          (1)   interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

          (2)   amortization of debt discount (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense and provided, further, that amortization of deferred and other financing fees and expenses and gains or losses related to debt modifications and extinguishments shall be excluded from the calculation of Consolidated Interest Expense);

          (3)   non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations and other derivative instruments);

          (4)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5)   the interest expense on Indebtedness of another Person (excluding RS Cogen) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

          (6)   net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

          (7)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (8)   the product of (a) all dividends paid or payable, in cash or otherwise or accrued during such period on any series of preferred stock of such Person or its Restricted Subsidiaries payable to a party other than Axiall or a wholly-owned Subsidiary of Axiall, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to Axiall or a Restricted Subsidiary of Axiall, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

          (9)   the cash contributions to any employee stockownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Axiall) in connection with Indebtedness incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by Axiall or any of its Restricted Subsidiaries; and less

          (10) to the extent included in such interest expense, payments in respect of the OMERS Leases.

        For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Axiall and its Subsidiaries with respect to Hedging Obligations during the applicable period but excludes non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Axiall or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets will be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries (excluding the portion of such net income (loss) attributable to non-controlling interests) for such period determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

          (1)   any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

            (a)   subject to the limitations contained in clauses (3), (4) and (5) below, such Person's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Person during such period to Axiall or any of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

            (b)   Axiall's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Axiall or any of its Restricted Subsidiaries;

          (2)   any net income (but not loss) of any Restricted Subsidiary of Axiall that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Axiall or a Guarantor, except that:

            (a)   subject to the limitations contained in clauses (3), (4) and (5) below, Axiall's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Axiall or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

            (b)   Axiall's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (3)   any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Axiall or its consolidated Restricted Subsidiaries (including pursuant to any transaction pursuant to which Axiall or any of its Restricted Subsidiaries sells property to another Person and Axiall or any of its Restricted Subsidiaries leases such property from that Person but excluding sales, transfers or other dispositions in connection with Qualified Receivables Transactions) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4)   any extraordinary gain or loss;

          (5)   any unrealized gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments;

          (6)   any non-cash compensation expense realized for grants of equity, performance shares, stock options or other rights of officers, directors or employees;

          (7)   any gain (loss) realized upon the redemption, repurchase or retirement of Indebtedness; and

          (8)   the cumulative effect of a change in accounting principles.

        "Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of Axiall and its Restricted Subsidiaries on the date of determination that constitutes the Credit Agreements or any other Indebtedness of Axiall and its Restricted Subsidiaries secured by a Lien, any Capital Lease Obligations or any "net investment" or similar construct under any Qualified Receivables Transaction to (b) the aggregate amount of Consolidated EBITDA for the then most recent four full fiscal quarters for which internal financial statements of the Company and its Restricted Subsidiaries are available in each case with such pro forma adjustments to such consolidated total Indebtedness and Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

        "Consolidated Tangible Assets" means, at any date of determination, the total amount of assets of Axiall and its consolidated Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis, as would be set forth, on the consolidated balance sheet of Axiall and its consolidated Subsidiaries for Axiall's most recently completed fiscal quarter for which internal financial statements are available, prepared in accordance with GAAP.

        "Credit Agreements" means (a) that certain Credit Agreement, dated on or about the Merger Date, by and among Axiall, certain Subsidiaries of Axiall, the financial institutions from time to time party thereto and General Electric Capital Corporation as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time and (b) the Term Loan Agreement.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreements), commercial paper facilities or indentures, in each case, with banks or other institutional lenders, trustees or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Axiall or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by a responsible financial or accounting officer of Axiall, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2023 Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Axiall to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Axiall may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Axiall Indenture will be the maximum amount that Axiall and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of Axiall that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Eagle Spinco" means Eagle Spinco Inc.

        "Eagle Spinco Dividend" means the distribution by Eagle Spinco to PPG Industries Inc. and/or one or more of its Affiliates, directly or indirectly, of approximately $900.0 million in cash or a combination of cash and the 2021 Notes.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering or sale for cash by Axiall of its Equity Interests.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        "Existing Indebtedness" means Indebtedness of Axiall and its Restricted Subsidiaries outstanding on the Issue Date (including, for the avoidance of doubt, the 2021 Notes).

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Axiall (unless otherwise provided in the Indenture).

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided that for purposes of calculating Restricted Payment capacity, Consolidated Net Income for period prior to the Issue Date shall be based on such accounting principles in effect at the time the related financial statements were issued. At any time after the Issue Date, Axiall may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Axiall Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Axiall's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Axiall shall give notice of any such election made in accordance with this definition to the Trustee and the holders of 2023 Notes.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

          (1)   Axiall's Domestic Subsidiaries on the date of the Axiall Indenture; and

          (2)   any other Subsidiary of Axiall that executes a 2023 Note Guarantee in accordance with the provisions of the Axiall Indenture;

and their respective successors and assigns, in each case, until the 2023 Note Guarantee of such Person has been released in accordance with the provisions of the Axiall Indenture; provided that no Receivables Entity will be a Guarantor at any time.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, including without duplication (and excluding accrued expenses and trade payables):

          (1)   the principal and premium, if any, in respect of indebtedness for borrowed money;

          (2)   the principal and premium, if any, in respect of obligations evidenced by bonds, notes, debentures or similar instruments;

          (3)   the principal component of obligations in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto);

          (4)   indebtedness representing Capital Lease Obligations;

          (5)   indebtedness representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)   net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that notwithstanding the foregoing (x) take-or-pay obligations contained in supply agreements entered into in the ordinary course of business shall not constitute Indebtedness, and (y) the incurrence of indebtedness (i) by a Receivables Entity in a Qualified Receivables Transaction that is without recourse to Axiall or to any other Subsidiary of Axiall or their respective assets (other than such Receivables Entity and its assets and, as to Axiall or any of its Subsidiaries, other than pursuant to Standard Securitization Undertakings) and is not guaranteed by any such Person or (ii) by Axiall and its Restricted Subsidiaries pursuant to Standard Securitization Undertakings shall not constitute Indebtedness. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (other than, in the case of Axiall and its Restricted Subsidiaries, indebtedness of RS Cogen, which shall not constitute Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        In addition, "Indebtedness" of any Person (other than, in the case of Axiall and its Restricted Subsidiaries, indebtedness of RS Cogen, which shall not constitute Indebtedness) shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

          (1)   such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

          (2)   such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

          (3)   there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

            (a)   the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

            (b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Axiall or any Subsidiary of Axiall sells or otherwise disposes of any Equity Interests of any direct or indirect

Subsidiary of Axiall such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Axiall, Axiall will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Axiall's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Axiall or any Subsidiary of Axiall of a Person that holds an Investment in a third Person will be deemed to be an Investment by Axiall or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means the February 1, 2013.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Merger" means the merger of Merger Sub with and into Eagle Spinco pursuant to the Merger Agreement, with Eagle Spinco surviving the merger as a wholly owned Subsidiary of Axiall.

        "Merger Date" means the date upon which the Merger is consummated.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG Industries, Inc., Eagle Spinco, Axiall and Merger Sub.

        "Merger Sub" means Grizzly Acquisition Sub, Inc., a subsidiary of Axiall.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Proceeds" means the aggregate cash proceeds received by Axiall or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, the amount of any distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale, the deduction of amounts required to be provided by the seller as a reserve (in accordance with GAAP) against any liabilities associated with the assets disposed of in such Asset Sale and retained by Axiall or any of its Restricted Subsidiaries after such Asset Sale, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Credit Agreements, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "non-guarantor Subsidiary" means any Restricted Subsidiary of Axiall that is not a Guarantor.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither Axiall nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute

  Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Axiall or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Axiall.

        "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements set forth in the Axiall Indenture.

        "OMERS Leases" means those certain leases, dated March 29, 2007, by and among OMERS Realty Corporation, as landlord, Royal Group, Inc., as tenant, and Axiall, as indemnifier, as amended, restated or modified from time to time.

        "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of Axiall and its Restricted Subsidiaries on the Issue Date.

        "Permitted Investments" means:

          (1)   any Investment in Axiall or in a Restricted Subsidiary of Axiall;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by Axiall or any Restricted Subsidiary of Axiall in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of Axiall; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Axiall or a Restricted Subsidiary of Axiall;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any acquisition of assets, Capital Stock or other Investment made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Axiall;

          (6)   any Investments received in compromise or resolution of:

            (a)   obligations of trade creditors or customers that were incurred in the ordinary course of business of Axiall or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or

            (b)   litigation, arbitration or other disputes with Persons who are not Affiliates;

          (7)   Investments represented by Hedging Obligations;

          (8)   repurchases of the 2023 Notes (including 2023 Note Guarantees);

          (9)   Investments by Axiall or any of its Restricted Subsidiaries in a Permitted Joint Venture, so long as:

            (a)   such Permitted Joint Venture does not have any Indebtedness for borrowed money at the time of such Investment (or contemplated to be incurred contemporaneously with such Investment) (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, Axiall or any Restricted Subsidiary);

            (b)   such Permitted Joint Venture is engaged only in a Permitted Business; and

            (c)   after giving pro forma effect to such Investment, Axiall would be permitted to incur $1.00 of additional Indebtedness under the first paragraph of the covenant set forth above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (10) Investments in any Person (including any Unrestricted Subsidiary) whose principal objective is constructing, acquiring, owning, refurbishing, upgrading or operating a facility, a primary purpose of which is the generation or production of ethylene, including any cracking in connection with such generation or production (or with the intent to convert or modify to the generation or production of ethylene, including any cracking in connection with such generation or production) in an aggregate amount not to exceed $700.0 million; provided that for the avoidance of doubt such Investments shall include any "condo cracking" arrangements;

          (11) payroll, travel and similar advances to cover matters that are reasonably expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business and other reasonable fees, compensation, benefits and indemnities paid or entered into by Axiall or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Axiall and its Restricted Subsidiaries;

          (12) loans or advances to employees (other than executive officers) of Axiall or its Restricted Subsidiaries made in the ordinary course of business in an aggregate amount not in excess of $10.0 million at any one time outstanding;

          (13) Investments in existence on the Issue Date;

          (14) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

          (15) Guarantees to third parties to the extent that such Guarantees are incurred pursuant to the covenant set forth under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (16) endorsements of negotiable instruments and documents in the ordinary course of business of Axiall;

          (17) Investments consisting of the acquisition of TCI Interests after the Issue Date; provided that TCI shall be designated as an Unrestricted Subsidiary immediately upon consummation of such Investment; and

          (18) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of $250.0 million and 9.25% of Consolidated Tangible Assets.

        "Permitted Joint Venture" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (a)   50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

            (b)   either such Person or any Restricted Subsidiary of such Person is a controlling general partner or no other Person controls such entity.

        "Permitted Liens" means:

          (1)   Liens on assets of Axiall or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations or Treasury Management Agreements related thereto incurred pursuant to clauses (1), (8), (15) and (16) of the definition of Permitted Debt;

          (2)   Liens in favor of Axiall or the Guarantors;

          (3)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Axiall or any Subsidiary of Axiall; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Axiall or the Subsidiary;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by Axiall or any Subsidiary of Axiall; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (5)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

          (7)   Liens existing on the Issue Date;

          (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9)   Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (10) survey exceptions, ground leases, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or building codes or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (11) Liens to secure any Permitted Refinancing Indebtedness in respect of Indebtedness secured by a Lien referred to in the foregoing clauses (3), (4), (6), (7) and (15) permitted to be incurred under the Indenture; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (12) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (13) Liens incurred under leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of Axiall or any of its Restricted Subsidiaries;

          (14) judgment Liens not giving rise to an Event of Default; provided that such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (15) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, improvement or construction of, assets or property (other than the acquisition of Capital Stock or all or substantially all of the assets of a Person) provided that:

            (a)   the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

            (b)   such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Axiall or any of its Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto;

          (16) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

          (17) any Liens securing Hedging Obligations related to Indebtedness so long as such Indebtedness is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

          (18) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

            (a)   such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Axiall in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

            (b)   such deposit account is not intended by Axiall or any Restricted Subsidiary to provide collateral to the depository institution;

          (19) Liens of a collection bank arising under the Uniform Commercial Code on items in the ordinary course of collection;

          (20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Axiall and its Restricted Subsidiaries in the ordinary course of business;

          (21) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Axiall or a Restricted Subsidiary of Axiall;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Axiall or any Restricted Subsidiary in the ordinary course of business;

          (24) Liens on Receivables and Related Assets of

            (a)   Axiall and its Restricted Subsidiaries or

            (b)   a Receivables Entity, in each case in connection with a Qualified Receivables Transaction;

          (25) Liens securing Indebtedness or other obligations of Axiall or any Subsidiary of Axiall; provided that such Indebtedness does not exceed the greater of $100.0 million and 3.75% of Consolidated Tangible Assets at any one time outstanding;

          (26) Liens on the assets of non-guarantor Subsidiaries to secure Indebtedness incurred pursuant to clause (13) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (27) Liens securing any Indebtedness incurred pursuant to the first paragraph of the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that, at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the application of proceeds thereof, the Consolidated Secured Debt Ratio would be no greater than 3.50 to 1.0.

        "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of Axiall or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Axiall or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Indebtedness is incurred either by Axiall or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Axiall or any of its Subsidiaries pursuant to which Axiall or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Entity (in the case of a transfer by Axiall or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or grants a security interest in and/or pledge, any Receivables (whether now existing or arising in the future) of Axiall or any of its Subsidiaries, and any Related Assets, which transfer, grant of security interest or pledge is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests, or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in Receivables and Related Assets, it being understood that a Qualified Receivables Transaction may involve:

          (1)   one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and

          (2)   periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein; provided that the Board of Directors of Axiall shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Axiall.

        The grant of a security interest in any accounts receivable of Axiall or its Restricted Subsidiaries to secure Indebtedness incurred pursuant to the Credit Agreements shall not be deemed to be a Qualified Receivables Transaction.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the 2023 Notes for reasons outside of Axiall's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act selected by Axiall as a replacement agency for Moody's or S&P, as the case may be.

        "Ratings Decline Period" means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention Axiall or a shareholder of Axiall, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the 2023 Notes, as noted by the applicable Rating Agency during such period ending 90 days following consummation of such Change of Control, is under publicly announced consideration for downgrade by the applicable Rating Agency as a result in whole or in part of such Change of Control.

        "Receivables" means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) of Axiall or any of its Subsidiaries, whether now existing or arising in the future.

        "Receivables Entity" means a Person (which may or may not be a direct or indirect Subsidiary of Axiall) formed for the purposes of engaging in a Qualified Receivables Transaction with Axiall or any of its Restricted Subsidiaries that (i) engages in no activities other than in connection with the financing of Receivables and Related Assets and any business or activities incidental or related thereto and (ii) is designated by the Board of Directors of Axiall as a Receivables Entity; provided that:

          (1)   no portion of the Indebtedness or any other Obligations (contingent or otherwise) of such Person:

            (a)   is guaranteed by Axiall or any of its Subsidiaries (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

            (b)   is recourse to or obligates Axiall or any of its Subsidiaries (other than such Person if a Subsidiary of Axiall) in any way other than pursuant to Standard Securitization Undertakings; or

            (c)   subjects any property or asset of Axiall or any of its Subsidiaries (other than property and assets of such Person and Receivables and Related Assets of Axiall and its Subsidiaries), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   neither Axiall nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to Axiall or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Axiall, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (3)   neither Axiall nor any of its Subsidiaries has any obligation to maintain or preserve such Person's financial condition or cause such Person to achieve certain levels of operating results.

        Any such designation by the Board of Directors of Axiall will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Axiall giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Registration Rights Agreement" means a registration rights agreement with respect to the 2023 Notes dated February 1, 2013, among Axiall, the Guarantors party thereto and the Initial Purchasers.

        "Related Asset" means, with respect to any Receivables in a Qualified Receivables Transaction:

          (1)   any interests in such Receivables;

          (2)   all collateral securing such Receivables;

          (3)   all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables;

          (4)   any Guarantees, indemnities, warranties or other obligations in respect of such Receivables;

          (5)   any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable similar to such Receivables; and

          (6)   any collections or proceeds of any of the foregoing.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "RS Cogen" means RS Cogen, L.L.C.

        "S&P" means Standard & Poor's Ratings Group.

        "Securities Act" means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants, repurchase obligations and indemnities entered into by Axiall or any of its Subsidiaries in the ordinary course of business in connection with a Qualified Receivables Transaction and that are reasonably customary for a seller or servicer of Receivables in a Qualified Receivables Transaction.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to Axiall, any Indebtedness which is by its terms subordinated in right of payment to the 2023 Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its 2023 Note Guarantee (for the avoidance of doubt, no Indebtedness shall be considered to be subordinated solely by virtue of being unsecured).

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "TCI" means Taiwan Chlorine Industries, Ltd., a Taiwanese company.

        "TCI Interests" means the Equity Interests of TCI.

        "Term Loan Agreement" means that certain Credit Agreement, dated January 28, 2013, by and among Eagle Spinco, certain subsidiaries of Eagle Spinco, the financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated or modified from time to time.

        "Transactions" means, collectively, the transactions contemplated by the Merger Agreement, the consummation of the Eagle Spinco Dividend, the issuance of the 2021 Notes and the Merger and all other transactions in connection therewith or related thereto described in or contemplated by Axiall's registration statement on Form S-4 (Commission File No. 333-183724) as declared effective by the Commission on December 27, 2012.

        "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2018; provided, however, that if the period from the redemption date to May 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

        "Unrestricted Subsidiary" means any:

          (1)   Subsidiary of Axiall that is designated by the Board of Directors of Axiall as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

            (a)   has no Indebtedness other than Non-Recourse Debt;

            (b)   except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with Axiall or any Restricted Subsidiary of Axiall unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Axiall or such Restricted Subsidiary than those that would reasonably be expected to be obtained at the time from Persons who are not Affiliates of Axiall;

            (c)   is a Person with respect to which neither Axiall nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition; and

            (d)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Axiall or any of its Restricted Subsidiaries; and

          (2)   Subsidiary of an Unrestricted Subsidiary;

provided that, in the case of a Subsidiary of Axiall whose principal objective is constructing, acquiring, owning, refurbishing, upgrading or operating a facility, a primary purpose of which is the generation or production of ethylene, including any cracking in connection with such generation or production (or with the intent to convert or modify to the generation or production of ethylene, including any cracking in connection with such generation or production), such Subsidiary (i) shall not be subject to clause (1)(a) above so long as the percentage of credit support provided by or direct or indirect liability of Axiall or any of its Restricted Subsidiaries in respect of such Indebtedness and (ii) shall not be subject to clause (1)(c) above so long as the percentage of the obligation of Axiall or any of its Restricted Subsidiaries to subscribe for additional Equity Interests or maintain or preserve financial condition is, in each case, less than or equal to Axiall's or Restricted Subsidiary's percentage ownership of the Equity Interests of such Unrestricted Subsidiary.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal under the heading "Exchange Rates" on the date two business days prior to such determination.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

 DESCRIPTION OF EAGLE SPINCO'S 2021 NOTES

        You can find the definitions of certain terms used in this Description of Eagle Spinco's 2021 Notes under "—Certain Definitions." For purposes of this section, references to (1) "Axiall" refer only to Axiall Corporation and not to Eagle Spinco Inc. or any of Axiall's other Subsidiaries and (2) "Eagle Spinco" refer only to Eagle Spinco Inc. and not to any of its Subsidiaries. The term "2021 Notes" refers to Spinco's 4.625% senior notes due 2021, including the Original 2021 Notes, the Exchange 2021 Notes and any additional notes issued under the Eagle Spinco Indenture (and Exchange Notes related thereto) from time to time after this offering (the "Additional 2021 Notes").

        The Original 2021 Notes were, and the Exchange 2021 Notes will be, issued under an indenture (the "Eagle Spinco Indenture"), dated as of January 28, 2013, among Eagle Spinco, Axiall, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the 2021 Notes include those stated in the Eagle Spinco Indenture and those made part of the Eagle Spinco Indenture by reference to the Trust Indenture Act. On January 28, 2013, the Original 2021 Notes were initially issued by Eagle Spinco to PPG Industries, Inc. ("PPG") as partial consideration for Eagle Spinco's acquisition of the Merged Business (as defined under the caption "Certain Terms Used in this Prospectus"). PPG then transferred the Original 2021 Notes to certain financial institutions in satisfaction of existing debt obligations of PPG held by those financial institutions. On January 30, 2013, the initial purchasers purchased the Original 2021 Notes held by the financial institutions referred to above and resold them to investors in the Original 2021 Notes offering pursuant to exemptions under Rule 144A and Regulation S of the Securities Act. Eagle Spinco did not receive any net proceeds from the sale of the Original 2021 Notes. Following consummation of the Merger, Eagle Spinco became a 100%-owned subsidiary of Axiall and Axiall and its 100%-owned Domestic Subsidiaries (other than any Unrestricted Subsidiaries) that also guarantee the U.S. dollar obligations under the Credit Agreements became Guarantors of the 2021 Notes and each executed a supplemental indenture.

        Because this section is a summary, it does not describe every aspect of the Eagle Spinco Indenture or the 2021 Notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Eagle Spinco Indenture, including definitions of certain terms used in the Eagle Spinco Indenture, and the 2021 Notes. You should read the Eagle Spinco Indenture and the 2021 Notes because they contain additional information and they, and not this description, define your rights as a holder of the 2021 Notes. A copy of the Eagle Spinco Indenture has been filed with the SEC. Additionally, copies of the Eagle Spinco Indenture and forms of the 2021 Notes are available without charge upon request to us at the address provided under "Where You Can Find More Information."

Brief Description of the 2021 Notes and the 2021 Note Guarantees

        The 2021 Notes.    The 2021 Notes are:

  •
  general unsecured obligations of Eagle Spinco;

  •
  unconditionally guaranteed, jointly and severally, by the Guarantors on a senior unsecured basis;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of Eagle Spinco, including obligations under the Credit Agreements;

  •
  senior in right of payment to all existing and future Subordinated Indebtedness of Eagle Spinco;

  •
  effectively subordinated to Eagle Spinco's obligations as a guarantor under the Credit Agreements and other secured Indebtedness to the extent of the value of the assets securing such Indebtedness; and

  •
  structurally subordinated to all indebtedness and other liabilities and preferred stock of Subsidiaries of Eagle Spinco that are not Guarantors.

  The 2021 Note Guarantees

        The 2021 Notes are jointly and severally guaranteed by Axiall and each of Eagle Spinco's and Axiall's current and future Domestic Subsidiaries (other than any Unrestricted Subsidiaries) which also guarantee the U.S. dollar obligations under the Credit Agreements. Eagle Spinco's and Axiall's Foreign Subsidiaries do not guarantee the 2021 Notes. The Guarantors of the 2021 Notes (excluding Axiall) are the same as the guarantors of the 2023 Notes (other than Eagle Spinco).

        Each 2021 Note Guarantee is:

  •
  a general unsecured obligation of each Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including its obligations under the Credit Agreements (whether as primary obligor in the case of Axiall or as guarantor in the case of the other Guarantors);

  •
  senior in right of payment to all existing and future Subordinated Indebtedness of that Guarantor;

  •
  effectively subordinated to the obligations of that Guarantor under the Credit Agreements (whether as primary obligor in the case of Axiall or as guarantor in the case of the other Guarantors) and other secured Indebtedness to the extent of the value of the assets pledged by that Guarantor securing such Indebtedness; and

  •
  structurally subordinated to all indebtedness and other liabilities and preferred stock of any Subsidiaries of that Guarantor that are not Guarantors.

        All of Axiall's Subsidiaries (including Eagle Spinco) are "Restricted Subsidiaries"; other than TCI which has been designated as an Unrestricted Subsidiary. Under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," Axiall is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Axiall's Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Eagle Spinco Indenture and do not guarantee the 2021 Notes. See "Risk Factors—Risks Related to the Exchange Notes—The Exchange Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries."

Principal, Maturity and Interest

        Eagle Spinco previously issued a total of $688 million in aggregate principal amount of Original 2021 Notes. Eagle Spinco will issue up to $688 million in aggregate principal amount of Exchange 2021 Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Original 2021 Notes, the Exchange 2021 Notes and any Additional 2021 Notes subsequently issued under the Eagle Spinco Indenture will be treated as a single class for all purposes under the Eagle Spinco Indenture. The 2021 Notes mature on February 15, 2021.

        Interest on the Exchange 2021 Notes accrues from February 15, 2014 at the rate of 4.625% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2014. Interest on overdue principal and interest on the 2021 Notes accrues at the then applicable interest rate on the 2021 Notes. Eagle Spinco will make each interest payment to the persons in whose names such 2021 Notes are registered at the close of business on the immediately preceding February 1 and August 1, respectively. Interest on the Original 2021 Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments

        Principal of, premium, if any, and interest on the 2021 Notes is payable at the office or agency of Eagle Spinco maintained for such purpose or, at the option of Eagle Spinco, payment of interest may be made by check mailed to the holders of the 2021 Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to 2021 Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made through the facilities of DTC. Until otherwise designated by Eagle Spinco, Eagle Spinco's office or agency is the office of the trustee maintained for such purpose.

Ranking

        The Indebtedness evidenced by the 2021 Notes and the 2021 Note Guarantees is senior Indebtedness of Eagle Spinco or the applicable Guarantor, as the case may be, and ranks equally in right of payment with all existing and future senior Indebtedness of Eagle Spinco or the applicable Guarantor, as the case may be. The Indebtedness under the Credit Agreements is secured by substantially all of the assets of Eagle Spinco and the Guarantors. The Indebtedness evidenced by the 2021 Notes and the 2021 Note Guarantees is (i) senior in right of payment to all existing and future Subordinated Indebtedness of Eagle Spinco and the Guarantors, as the case may be, (ii) effectively subordinated to Eagle Spinco's obligations under the Credit Agreements and other secured Indebtedness to the extent of the value of the assets securing such Indebtedness and (iii) structurally subordinated to all indebtedness and other liabilities and preferred stock of Subsidiaries of Eagle Spinco that are not Guarantors.

        As of March 31, 2014, Axiall, Eagle Spinco and the other Guarantors had approximately $194.1 million, net of $2.4 million of debt issuance costs, of secured Indebtedness outstanding and an additional $418.2 million of secured Indebtedness available for borrowing under the Credit Agreements. In addition, as of March 31, 2014, offer, Axiall, Eagle Spinco and the other Guarantors have total indebtedness of $1,332.1 million.

        Eagle Spinco is a holding company with no direct operations and a significant portion of the operations of Axiall are conducted through its Subsidiaries. Claims of creditors, including trade creditors, of Subsidiaries of Axiall (other than Eagle Spinco) that do not guarantee the 2021 Notes and claims of preferred stockholders (if any) of such Subsidiaries generally have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of Eagle Spinco, including the holders of the 2021 Notes. The 2021 Notes, therefore, are structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Axiall (other than Eagle Spinco) that are not Guarantors. Although the Eagle Spinco Indenture limits the incurrence of Indebtedness by and the issuance of Disqualified Stock and preferred stock of Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

2021 Note Guarantees

        Eagle Spinco's obligations under the 2021 Notes and the Eagle Spinco Indenture are guaranteed by the Guarantors. These 2021 Note Guarantees are joint and several, full and unconditional obligations of the Guarantors. The obligations of each Guarantor under its 2021 Note Guarantee is limited as necessary to prevent that 2021 Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Exchange Notes—Fraudulent transfer and conveyance laws may have adverse implications for the holders of the Exchange Notes."

        Not all of Axiall's Subsidiaries guarantee the 2021 Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries are required to pay the holders of their debt and other liabilities, including their trade creditors and holders of their preferred stock, if any, before they will be able to distribute any of their assets to us. Axiall's non-guarantor Subsidiaries accounted for approximately 14% of Axiall's net sales to non-affiliates for the three months ended March 31, 2014, and held 17% of Axiall's consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness), as of March 31, 2014.

        The Eagle Spinco Indenture provides that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Eagle Spinco or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation, partnership or limited liability company, organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Eagle Spinco Indenture and its 2021 Note Guarantee pursuant to a supplemental indenture; or

  (b)
  such sale or other disposition, if any, does not violate the "Asset Sale" provisions of the Eagle Spinco Indenture.

        The 2021 Note Guarantee of a Guarantor (other than Axiall (except in the case of clause (5) below)) will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (after giving effect to such transaction) Axiall, Eagle Spinco or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture; provided, however, that such Guarantor is also released from its obligations under the Credit Agreements and any other Indebtedness of Axiall, Eagle Spinco or any Restricted Subsidiary;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (after giving effect to such transaction) Axiall, Eagle Spinco or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the Eagle Spinco Indenture; provided, however, that such Guarantor is released from its obligations under the Credit Agreements and any other Indebtedness of Axiall, Eagle Spinco or any Restricted Subsidiary;

  (3)
  upon the contemporaneous or substantially contemporaneous release or discharge of such Guarantor as a guarantor or borrower in respect of the Credit Agreements, except (x) a release, discharge or termination by or as a result of payment under such instrument or (y) to the extent such Guarantor is otherwise required to provide a Guarantee pursuant to the covenant described under "—Certain Covenants—Additional 2021 Note Guarantees";

  (4)
  if Axiall designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Eagle Spinco Indenture;

  (5)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the Eagle Spinco Indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge"; or

  (6)
  upon the contemporaneous release or discharge of all Guarantees by such Guarantor which would have required such Guarantor to guarantee the 2021 Notes pursuant to the covenant described under "—Certain Covenants—Additional 2021 Note Guarantees" (including, without limitation, the Guarantee of obligations under the Credit Agreements).

Optional Redemption

        At any time prior to February 15, 2018, Eagle Spinco may on any one or more occasions also redeem all or a part of the 2021 Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the 2021 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date, subject to the rights of holders of 2021 Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On or after February 15, 2018, Eagle Spinco may on any one or more occasions redeem all or a part of the 2021 Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2021 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of holders of 2021 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2018	102.313%
2019	101.156%
2020 and thereafter	100.000%

        Unless Eagle Spinco defaults in the payment of the redemption price, interest will cease to accrue on the 2021 Notes or portions thereof called for redemption on the applicable Redemption Date.

Mandatory Redemption

        Except to the extent that Eagle Spinco may be required to offer to purchase the 2021 Notes as set forth below under "—Repurchase at the Option of Holders," Eagle Spinco is not required to make mandatory repurchase, redemption or sinking fund payments with respect to the 2021 Notes. Eagle Spinco may acquire 2021 Notes by means other than a redemption, whether then by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with the applicable securities laws.

Repurchase at the Option of Holders

  Change of Control Triggering Event

        If a "Change of Control Triggering Event" occurs, each holder of 2021 Notes will have the right to require Eagle Spinco to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's 2021 Notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the Eagle Spinco Indenture. In the Change of Control Offer, Eagle Spinco will offer payment (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of 2021 Notes repurchased plus accrued and unpaid interest on the 2021 Notes repurchased to the date of purchase, subject to the rights of holders of 2021 Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, Eagle Spinco will deliver a notice to each holder describing the transaction or transactions and identifying the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase 2021 Notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Eagle Spinco Indenture and described in such notice. Eagle Spinco will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2021 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Eagle Spinco Indenture, Eagle Spinco will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Eagle Spinco Indenture by virtue of such compliance.

        On the Change of Control Payment Date, Eagle Spinco will, to the extent lawful:

  (1)
  accept for payment all 2021 Notes or portions of 2021 Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2021 Notes or portions of 2021 Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the 2021 Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of 2021 Notes or portions of 2021 Notes being purchased by Eagle Spinco.

        The paying agent will promptly deliver to each holder of 2021 Notes properly tendered the Change of Control Payment for such 2021 Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new 2021 Note equal in principal amount to any unpurchased portion of the 2021 Notes surrendered, if any. Eagle Spinco will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Eagle Spinco to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the Eagle Spinco Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Eagle Spinco Indenture does not contain provisions that permit the holders of the 2021 Notes to require that Eagle Spinco repurchase or redeem the 2021 Notes in the event of a takeover, recapitalization or similar transaction.

        Eagle Spinco will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Eagle Spinco Indenture applicable to a Change of Control Offer made by Eagle Spinco and purchases all 2021 Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Eagle Spinco Indenture prior to the latest date by which such Change of Control Offer must be sent as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, contingent upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Axiall and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder to require Eagle Spinco to repurchase its 2021 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Eagle Spinco and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The existence of a holder's right to require Eagle Spinco to repurchase such holder's 2021 Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire Eagle Spinco in a transaction that would constitute a Change of Control.

        The Change of Control Triggering Event purchase feature of the 2021 Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers of the 2021 Notes and us. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

        Restrictions on Axiall's ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions in the Eagle Spinco Indenture can be waived only with the consent of the holders of a majority in principal amount of the 2021 Notes then outstanding. Except for the limitations contained in such covenants, however, the Eagle Spinco Indenture will not contain any covenants or provisions that may afford holders of the 2021 Notes protection in a highly leveraged transaction.

        The Credit Agreements contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control and including repurchases of or other prepayments in respect of the 2021 Notes. The exercise by the holders of the right to require Eagle Spinco to repurchase their 2021 Notes upon a Change of Control Triggering Event could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on Eagle Spinco. In the event a Change of Control Triggering Event occurs at a time when Eagle Spinco is prohibited from purchasing 2021 Notes, Eagle Spinco could seek the consent of its other lenders and noteholders to the purchase of 2021 Notes or could attempt to refinance the borrowings that contain such prohibition. If Eagle Spinco does not obtain a consent or repay those borrowings, Eagle Spinco will remain prohibited from purchasing 2021 Notes. In that case, Eagle Spinco's failure to purchase tendered 2021 Notes would constitute an Event of Default under the Eagle Spinco Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Eagle Spinco's ability to pay cash to the holders of 2021 Notes upon a repurchase may be limited by Eagle Spinco's then existing financial resources. See "Risk Factors—Risks Related to the Exchange Notes—We may be unable to make a change of control offer required by the Indentures governing the Exchange Notes, which would cause defaults under the Indentures, the Term Loan Facility and the ABL Revolver."

  Asset Sales

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Axiall (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Axiall) of the assets sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration therefor received by Axiall or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Axiall's most recent consolidated balance sheet, of Axiall or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2021 Notes or any 2021 Note Guarantee) that are assumed by the transferee of any such assets pursuant to customary terms and conditions that releases Axiall or such Restricted Subsidiary from further liability;

  (b)
  any securities, 2021 Notes or other obligations received by Axiall or any such Restricted Subsidiary from such transferee that are within 180 days following the closing of such Asset Sale, converted by Axiall or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

    (c)
    any Designated Noncash Consideration having an aggregate fair market value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed the greater of (x) $100.0 million and (y) 3.75% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being determined in good faith by Axiall and measured at the time received and without giving effect to subsequent changes in value); and

    (d)
    any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Within 365 days after Axiall's or Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Axiall or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

  (1)
  to repay, prepay or purchase Indebtedness and other Obligations (other than Disqualified Stock, Indebtedness of Axiall or any Restricted Subsidiary that is contractually subordinated to the 2021 Notes or any 2021 Note Guarantee or any intercompany Indebtedness between or among Axiall and any of its Restricted Subsidiaries) and, if the Indebtedness repaid is revolving credit Indebtedness under a Credit Facility, to correspondingly reduce commitments with respect thereto;

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Axiall;

  (3)
  to make a capital expenditure; or

  (4)
  to acquire properties or to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business,

provided that in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Axiall or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided, further; that if such commitment is later terminated or cancelled prior to the application of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any Net Proceeds, Axiall may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not (i) applied or invested as provided in the second paragraph of this covenant (which may be, at Axiall's determination, prior to expiration of the 365 day period) or (ii) otherwise subject to an asset sale offer pursuant to the terms of any secured Indebtedness (in which event such Net Proceeds will not constitute Excess Proceeds until the asset sale offer provisions of such secured Indebtedness are complied with and then only to the extent of Net Proceeds remaining after consummation of such asset sale offer) will constitute "Excess Proceeds." Within 10 business days after the aggregate amount of Excess Proceeds exceeds $65.0 million, Eagle Spinco will make an offer (an "Asset Sale Offer") to all holders of 2021 Notes and all holders of other Indebtedness that is pari passu with the 2021 Notes and is also unsecured containing provisions similar to those set forth in the Eagle Spinco Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of 2021 Notes and such other pari passu and unsecured Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any

Excess Proceeds remain after consummation of an Asset Sale Offer, Axiall may use those Excess Proceeds for any purpose not otherwise prohibited by the Eagle Spinco Indenture. If the aggregate principal amount of 2021 Notes and other pari passu Indebtedness tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the 2021 Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Eagle Spinco Indenture provides that Eagle Spinco will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of 2021 Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Eagle Spinco Indenture, Eagle Spinco will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Eagle Spinco Indenture by virtue of such compliance.

Selection and Notice

        If less than all of the 2021 Notes are to be redeemed at any time, selection of such 2021 Notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such 2021 Notes are listed, or, if such 2021 Notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no 2021 Notes of $2,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be delivered, at least 30 but not more than 60 days before the purchase or redemption date to each holder of 2021 Notes to be purchased or redeemed. If any 2021 Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such 2021 Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        A new 2021 Note in principal amount equal to the unpurchased or unredeemed portion of any 2021 Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original 2021 Note. On and after the purchase or redemption date, unless Axiall defaults in payment of the purchase or redemption price, interest shall cease to accrue on 2021 Notes or portions thereof purchased or called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Eagle Spinco Indenture.

  Termination of Certain Covenants When 2021 Notes Rated Investment Grade

        If on any date following the Issue Date (i) the 2021 Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Eagle Spinco Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Termination Event"), then, beginning on that day, the following covenants will cease to apply and will not be later reinstated even if one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the 2021 Notes below an Investment Grade Rating:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Restricted Payments";

  (3)
  "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  clause (4) of the first paragraph of"—Merger, Consolidation or Sale of Assets";

  (5)
  "—Transactions with Affiliates"; and

  (6)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries."

        No Subsidiaries shall be designated as Unrestricted Subsidiaries following a Covenant Termination Event.

        There can be no assurance that the 2021 Notes will ever achieve Investment Grade Ratings or that such ratings, if achieved, will be maintained.

  Restricted Payments

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Axiall's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Axiall or any of its Restricted Subsidiaries) or to the direct or indirect holders of Axiall or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, distributions or payments payable in Equity Interests (other than Disqualified Stock) of Axiall and other than dividends or distributions payable to Axiall or a Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Axiall) any Equity Interests of Axiall or any direct or indirect parent of Axiall held by Persons other than Axiall or any of its Restricted Subsidiaries;

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to any Subordinated Indebtedness of Axiall or any Guarantor (excluding any intercompany Indebtedness between or among Axiall and any of its Restricted Subsidiaries, and giving of an irrevocable notice of redemption with respect to transactions described in clauses (2) or (3) of the second paragraph of this covenant), except a payment, purchase, redemption, defeasance or other acquisition or retirement for value within one year of the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  Axiall would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Axiall and its Restricted Subsidiaries since December 22, 2009 (excluding Restricted

    Payments permitted by clauses (2) through (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

    (a)
    50% of the Consolidated Net Income of Axiall for the period (taken as one accounting period) from January 1, 2010 to the end of Axiall's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

    (b)
    100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Axiall since December 22, 2009 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Axiall (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Axiall that have been converted into or exchanged for such Equity Interests (other than a contribution made by or Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Axiall); plus

    (c)
    without duplication, the amount by which Indebtedness of Axiall or its Restricted Subsidiaries incurred after December 22, 2009 is reduced on Axiall's balance sheet upon its conversion or exchange (other than by a Subsidiary of Axiall) into or for Equity Interests (other than Disqualified Stock) of Axiall (less the amount of any cash, or the fair market value of any other property, distributed by Axiall upon such conversion or exchange); plus

    (d)
    to the extent that any Restricted Investment that was made after December 22, 2009 is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds therefrom; plus

    (e)
    to the extent that any Unrestricted Subsidiary of Axiall designated as such after December 22, 2009 is redesignated as a Restricted Subsidiary after December 22, 2009, the Fair Market Value of Axiall's Investment in such Subsidiary as of the date of such redesignation; plus

    (f)
    any dividends received by Axiall or a Restricted Subsidiary of Axiall after December 22, 2009 from an Unrestricted Subsidiary of Axiall, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Axiall for such period.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Eagle Spinco Indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Axiall) of, Equity Interests of Axiall (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Axiall; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Axiall or any Guarantor that is contractually subordinated to the 2021 Notes or to any 2021 Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or other distribution (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Axiall to the holders of its Equity Interests on a pro rata basis;

  (5)
  the repurchase or other retirement of Equity Interests to occur in respect of the exercise, vesting or award of Equity Interests to employees or other qualified recipients made for compensation purposes, to the extent such Equity Interests so repurchased or retired represent the exercise price in respect of stock options, or the reduction in Equity Interests to account for payments in respect of withholding, income or similar taxes, paid by Axiall or its Restricted Subsidiaries on behalf of such employees or other qualified recipients;

  (6)
  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Axiall or any Restricted Subsidiary of Axiall issued on or after the Issue Date in accordance with the Consolidated Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (7)
  any Qualified Receivables Transaction (including transfers of Receivables between Axiall or any of its Subsidiaries and any Receivables Entity, transfers by any Receivables Entity to any other Person and payments of amounts pursuant to such Qualified Receivables Transaction) and any distribution or payment of purchase price, commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Axiall or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets of the type specified in the definition of "Qualified Receivables Transaction";

  (8)
  the repurchase of Receivables by Axiall or any of its Subsidiaries or other payment obligations of Axiall or any Restricted Subsidiary of Axiall pursuant to Standard Securitization Undertakings;

  (9)
  loans or advances to employees or directors of Axiall or any Restricted Subsidiary of Axiall, the proceeds of which are used to purchase Equity Interests of Axiall, in an aggregate amount not in excess of $10.0 million at any one time outstanding;

  (10)
  so long as no Default has occurred and is continuing or would be caused thereby, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Axiall or any Guarantor 2021 Note Guarantee in accordance with provisions similar to the covenant described under the captions "—Repurchase at the Option of Holders—Change of Control Triggering Event" and "—Repurchase at the Option of Holders—Asset Sales"; provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, Axiall has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the 2021 Notes and has completed the repurchase or redemption of all 2021 Notes validly tendered for payment (after giving effect to any proration provisions in such covenant) in connection with such Change of Control Offer or Asset Sale Offer;

  (11)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Axiall or any of its Restricted Subsidiaries made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Axiall or such Restricted Subsidiary;

  (12)
  so long as no Default has occurred and is continuing or would be caused thereby, the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests of Axiall or any direct or indirect parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed the sum of (A) $10.0 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to Axiall from the issuance and sale after the Issue Date of Equity Interests of Axiall to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (12), plus (C) the net cash proceeds of any "key-man" life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (12);

  (13)
  so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to the holders of common stock of Axiall and/or the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests of Axiall pursuant to a repurchase program approved by the Board of Directors; provided that the aggregate amount of cash consideration paid for all such dividends, purchases, repurchases, redemptions, defeasances or other acquisitions or retirements shall not exceed $150.0 million during any fiscal year;

  (14)
  so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75.0 million since the Issue Date; and

  (15)
  Restricted Payments made as part of the Transactions.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Axiall or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Axiall whose resolution with respect thereto will be delivered to the Trustee.

        Notwithstanding anything contained herein to the contrary, (i) the Fair Market Value of any property received in connection with the Transactions and (ii) Axiall's redemption of its 10.75% Senior Subordinated Notes due 2016 shall be excluded for purposes of calculating the Restricted Payment capacity of Axiall and its Restricted Subsidiaries pursuant to clause (3) of the first paragraph of this covenant.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Axiall will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Axiall may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if Axiall's Consolidated Coverage Ratio would be at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or Restricted Subsidiary preferred stock (collectively, "Permitted Debt"):

  (1)
  the incurrence of Indebtedness of Axiall or any of its Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (x) $500.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by Axiall or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility incurred in reliance on this clause (1) or to repay any revolving credit Indebtedness under a Credit Facility incurred in reliance on this clause (1) and effect a corresponding commitment reduction thereunder to the extent required by the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," or (y) the Borrowing Base as of the date of such incurrence;

  (2)
  Existing Indebtedness other than Indebtedness in existence under clauses (1), (3) and (16) on the Issue Date;

  (3)
  the incurrence by Axiall and the Guarantors of Indebtedness represented by the 2021 Notes and the related 2021 Note Guarantees issued on the Issue Date and the Exchange 2021 Notes and the related Exchange 2021 Guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement;

  (4)
  the incurrence by Axiall or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money or other obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Axiall or any of its Restricted Subsidiaries, in an aggregate amount at any one time outstanding, including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $150.0 million and (y) 5.5% of Consolidated Tangible Assets;

  (5)
  the incurrence by Axiall or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Eagle Spinco Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (12), (13) or (15) of this paragraph;

  (6)
  the incurrence by Axiall or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Axiall and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if Axiall or any Guarantor is the obligor on such Indebtedness and the payee is not Axiall or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the 2021 Notes, in the case of Axiall, or the 2021 Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Axiall or a Restricted Subsidiary of Axiall and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Axiall or a Restricted Subsidiary of Axiall, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Axiall or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of Axiall's Restricted Subsidiaries to Axiall or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Axiall or a Restricted Subsidiary of Axiall; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either Axiall or a Restricted Subsidiary of Axiall,

  will be deemed, in each case, at the time of such subsequent issuance, sale or transfer to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by Axiall or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

  (9)
  the guarantee by Axiall or any Restricted Subsidiary of Indebtedness of Axiall or a Restricted Subsidiary of Axiall that was permitted to be incurred by another provision of this covenant; provided that, in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under the caption "—Additional Note Guarantees";

  (10)
  the incurrence by Axiall or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

  (11)
  the incurrence by Axiall or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (12)
  (x) Acquired Debt of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Axiall or any of its Restricted Subsidiaries and (y) Indebtedness incurred to finance an acquisition, merger, consolidation or amalgamation; provided, however, that in the case of clauses (x) and (y), on the date of such acquisition, merger, consolidation or amalgamation, either (a) Axiall would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant, or (b) the Consolidated Coverage Ratio of Axiall and the Restricted Subsidiaries is equal to or greater than immediately prior to the acquisition of such Restricted Subsidiary, in each case after giving effect to the incurrence of such Indebtedness pursuant to this clause (12);

  (13)
  the incurrence by non-guarantor Restricted Subsidiaries of Indebtedness in an aggregate amount at any time outstanding pursuant to this clause (13), including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed the greater of (x) $150.0 million and (y) 5.5% of the Consolidated Tangible Assets of such non-guarantor Restricted Subsidiaries;

  (14)
  the incurrence of Indebtedness arising from agreements of Axiall or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Axiall and its Restricted Subsidiaries in connection with such disposition;

  (15)
  the incurrence by Axiall or its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock or the issuance by any of Axiall's Restricted Subsidiaries of shares of preferred stock in an aggregate amount at any time outstanding, including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed the greater of $150.0 million and 5.5% of Consolidated Tangible Assets; and

  (16)
  the incurrence by Axiall and the Guarantors of Indebtedness under the Term Loan Agreement in an aggregate amount not to exceed $212.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Axiall will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred stock in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which 2021 Notes are first issued and authenticated under the Eagle Spinco Indenture (after giving effect to the issuance of the 2021 Notes, the application of the proceeds thereof and the incurrence of any Indebtedness under Credit Facilities on such date) will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) (and in the case of the Term Loan Agreement, clause (16)) of the definition of "Permitted Debt."

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of Axiall as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness where the Indebtedness to be incurred is denominated in a different currency, (1) the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness and (2) in the case of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced, the principal amount thereof shall be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess principal amount shall be determined on the date such Permitted Refinancing Indebtedness is incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Axiall or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values subsequent to the incurrence of such Indebtedness.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

  Liens

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on any of their properties or assets, now owned or hereafter acquired, unless all payments due under the Eagle Spinco Indenture and the 2021 Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Axiall or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Axiall or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions paid on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock);

  (2)
  make loans or advances to Axiall or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to Axiall or any Restricted Subsidiary to other Indebtedness incurred by Axiall or any Restricted Subsidiary shall not be deemed to be a restriction on the ability to make loans or advances); or

  (3)
  sell, lease or transfer any of its properties or assets to Axiall or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  any encumbrance or restriction pursuant to an agreement as in effect at the Issue Date, including agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

  (2)
  any encumbrance or restriction pursuant to any agreement governing other Indebtedness permitted to be incurred under the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock," and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such encumbrances and restrictions are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those permitted by the immediately preceding clause (1);

  (3)
  the Eagle Spinco Indenture, the 2021 Notes and the 2021 Note Guarantees;

  (4)
  applicable law, rule, regulation or order;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Axiall or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of any such instrument by such Person; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in any such instrument on the date of acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Eagle Spinco Indenture to be incurred;

  (6)
  customary encumbrances or restrictions (i) on the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract that was entered into in the ordinary course of business, or the assignment or transfer of any such lease, license or other contract, (ii) contained in mortgages, pledges or other security agreements permitted under the Eagle Spinco Indenture to secure Indebtedness of Axiall or any of its Restricted Subsidiaries or (iii) pursuant to provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Axiall or any of its Restricted Subsidiaries entered into in the ordinary course of business;

  (7)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

  (9)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets or property that are the subject of such agreements;

  (12)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, manufacturing alliance agreements and other similar agreements entered into in the ordinary course of business, so long as such encumbrances or restrictions are not applicable to any Person (or its property or assets) other than such joint venture or a Subsidiary thereof or the assets used exclusively in such manufacturing alliance, as applicable;

  (13)
  Indebtedness or other contractual requirements of a Receivables Entity or any Standard Securitization Undertakings, in each case in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity, Receivables and Related Assets;

  (14)
  restrictions on cash or other deposits or net worth under leases or other contracts entered into in the ordinary course of business; and

  (15)
  Indebtedness of non-Guarantor Subsidiaries permitted to be incurred under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" that impose restrictions solely on the non-Guarantor Subsidiaries party thereto.

  Merger, Consolidation or Sale of Assets

  Axiall

        The Eagle Spinco Indenture provides that Axiall will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not Axiall is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Axiall and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) Axiall is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Axiall) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

  (2)
  the Successor Company (if other than Axiall) assumes all the obligations of Axiall under the 2021 Notes and the Eagle Spinco Indenture;

  (3)
  immediately after such transaction, no Default exists;

  (4)
  immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," or (B) the Consolidated Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than such ratio immediately prior to such transaction;

  (5)
  if the Successor Company is not Axiall, each Guarantor shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company's obligations under the Eagle Spinco Indenture and the 2021 Notes; and

  (6)
  Axiall shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Eagle Spinco Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Eagle Spinco Indenture.

        In addition, the Eagle Spinco Indenture provides that Axiall will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  any transaction that comprises the Transactions;

  (2)
  a merger of Axiall with an Affiliate solely for the purpose of reincorporating Axiall in another U.S. jurisdiction;

  (3)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Axiall and any Restricted Subsidiary; or

  (4)
  a sale, assignment, transfer, conveyance or disposition of assets between or among Axiall and any non-guarantor Subsidiaries.

  Eagle Spinco

        The Eagle Spinco Indenture provides that following consummation of the Merger and the execution of the Axiall Indenture, Eagle Spinco will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Eagle Spinco is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Eagle Spinco and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless

  (1)
  either: (a) Eagle Spinco is the surviving corporation; or (b) the Person formed by or surviving such consolidation or merger (if other than Eagle Spinco) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Issuer"); provided that, in the case such Person is an entity other than a corporation, such Person will form a wholly owned Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the 2021 Notes; and

  (2)
  immediately after giving effect to such transaction no Default or Event of Default exists.

        In addition, the Eagle Spinco Indenture provides that Eagle Spinco will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. The provisions of the immediately preceding paragraph will not apply to (1) a merger of Eagle Spinco with an Affiliate solely for the purpose of reincorporating Eagle Spinco in another U.S. jurisdiction; (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Eagle Spinco and any Restricted Subsidiary; or (3) a sale, assignment, transfer, conveyance or disposition of assets between or among Eagle Spinco and any non-guarantor Subsidiaries.

  Transactions with Affiliates

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Axiall (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to Axiall or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Axiall or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Axiall delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of Axiall set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Axiall.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Axiall or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among Axiall and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of Axiall) that is an Affiliate of Axiall solely because Axiall owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of fees to, and indemnity provided on behalf of, officers, directors or employees of Axiall or any Restricted Subsidiary;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of Axiall to Affiliates of Axiall;

  (6)
  Restricted Payments and Permitted Investments that do not violate the provisions of the Eagle Spinco Indenture described above under the caption "—Restricted Payments";

  (7)
  transactions between or among Axiall and/or its Restricted Subsidiaries on the one hand and a Receivables Entity on the other hand, or transactions between a Receivables Entity and any Person in which the Receivables Entity has an Investment, in each case effected as part of a Qualified Receivables Transaction;

  (8)
  transactions between Axiall and its Restricted Subsidiaries and PPG and its subsidiaries in effect on the Issue Date and any amendments, modifications, renewals, supplements or replacements; provided that such amendments, modifications, renewals, supplements or replacements are not materially less favorable, taken as a whole, than the transactions in effect on the Issue Date;

  (9)
  transactions involving or relating to TCI and RS Cogen;

  (10)
  any transaction or series of transactions involving aggregate consideration of $5.0 million or less;

  (11)
  loans or advances to employees by Axiall or any of its Restricted Subsidiaries in the ordinary course of business; and

  (12)
  the transactions comprising Transactions and the payment of all fees and expenses related to the Transactions.

  Business Activities

        The Eagle Spinco Indenture provides that Axiall will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Axiall and its Restricted Subsidiaries taken as a whole.

  Additional Note Guarantees

        The Eagle Spinco Indenture provides that if, on or after the Issue Date (unless such acquired or created Domestic Subsidiary is properly designated as an Unrestricted Subsidiary):

  (1)
  Axiall or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary that incurs any Indebtedness under the Credit Agreements, any syndicated loan or capital markets

    Indebtedness or guarantees any such Indebtedness of Axiall or any of its Domestic Subsidiaries; or

  (2)
  any Domestic Subsidiary of Axiall incurs Indebtedness under the Credit Agreements, any syndicated loan or capital markets Indebtedness or guarantees any such Indebtedness of Axiall or any of its Domestic Subsidiaries and that Domestic Subsidiary was not a Guarantor immediately prior to such incurrence or guarantee (an "Additional Obligor"), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, will become a Guarantor and guarantee Axiall's Obligations in respect of the 2021 Notes and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 30 days after the date on which it was acquired or created or incurred, as the case may be; provided that no Receivables Entity will be required to become a Guarantor at any time.

  Designation of Restricted and Unrestricted Subsidiaries

        The Eagle Spinco Indenture provides that except after a Covenant Termination Event, the Board of Directors of Axiall may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Subsidiary (other than TCI) is designated as an Unrestricted Subsidiary after the Issue Date, the aggregate Fair Market Value of all outstanding Investments owned by Axiall and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Axiall. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Axiall may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of Axiall as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Eagle Spinco Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Axiall as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Axiall will be in default of such covenant. The Board of Directors of Axiall may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Axiall; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Axiall of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

Reports and Other Information

        The Eagle Spinco Indenture provides that notwithstanding that Eagle Spinco may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Eagle Spinco Indenture requires Eagle Spinco to file with the Commission (and make available to the Trustee and holders of the 2021 Notes (without exhibits), without cost to each holder, within 15 days after it files them with the Commission), provided that this provision will be deemed to have been satisfied with respect to any reports, filings and other information that is available on the Commission's EDGAR system),

  (a)
  within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

  (b)
  within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

  (c)
  within the time periods specified under the Exchange Act from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

  (d)
  any other information, documents and other reports which Eagle Spinco would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that Eagle Spinco shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event Eagle Spinco will make available such information to prospective purchasers of 2021 Notes, in addition to providing such information to the Trustee and the holders of the 2021 Notes, in each case within 15 days after the time Eagle Spinco would have been required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act by posting such information to a publicly accessible website on Axiall's website

        Notwithstanding anything herein to the contrary, Eagle Spinco will not be deemed to have failed to comply with any of its agreements under this covenant for purposes of clause (4) under "—Events of Default and Remedies" until 120 days after the date any report hereunder is required to be filed with the Commission (or posted on Eagle Spinco's website) pursuant to this covenant.

        Because Axiall is a Guarantor of the 2021 Notes and Eagle Spinco is a 100%-owned subsidiary of Axiall, the Eagle Spinco Indenture permits Eagle Spinco to satisfy its obligations in this covenant with respect to financial information relating to Eagle Spinco by furnishing financial information relating to Axiall, as such direct or indirect parent; provided that such parent financial information includes a footnote containing consolidating financial information if required by Rule 3-10 of Regulation S-X of the Securities Act. Eagle Spinco currently satisfies this requirement by furnishing financial information of Axiall in accordance with Rule 3-10 of Regulation S-X of the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default" for the 2021 Notes:

  (1)
  default for 30 days in the payment when due of interest on the 2021 Notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the 2021 Notes;

  (3)
  failure by Axiall or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control Triggering Event," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by Axiall or any of its Restricted Subsidiaries for 60 days after notice to Axiall by the Trustee or the holders of at least 25% in aggregate principal amount of the 2021 Notes then outstanding voting as a single class to comply with any of the other agreements in the Eagle Spinco Indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Eagle Spinco, Axiall or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Eagle Spinco, Axiall or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

  (6)
  failure by Axiall, Eagle Spinco or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million (net of any amounts paid by an insurance carrier or bonded), which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the Eagle Spinco Indenture, any 2021 Note Guarantee of Axiall or a Guarantor that is a Significant Subsidiary is, or 2021 Note Guarantees of a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary are, held in any judicial proceeding to be unenforceable or invalid or cease or ceases for any reason to be in full force and effect, or Eagle Spinco, Axiall or any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on its or their behalf, denies or disaffirms its obligations under its 2021 Note Guarantee; and

  (8)
  certain events of bankruptcy or insolvency described in the Eagle Spinco Indenture with respect to Axiall or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        Notwithstanding the foregoing, in no event shall the consummation of the transactions comprising the Transactions comprise or form the basis of an Event of Default.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Axiall, any Restricted Subsidiary of Axiall that is a Significant Subsidiary or any group of Restricted Subsidiaries of Axiall that, taken together, would constitute a Significant Subsidiary, all outstanding 2021 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding 2021 Notes may direct the Trustee in its exercise of any trust or power with respect to the 2021 Notes. The Trustee may withhold from holders of the 2021 Notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal, interest or premium.

        Subject to the provisions of the Eagle Spinco Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Eagle Spinco Indenture at the request or direction of any holders of 2021 Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a 2021 Note may pursue any remedy with respect to the Eagle Spinco Indenture or 2021 Notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding 2021 Notes have requested the Trustee to pursue the remedy with respect to the 2021 Notes;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding 2021 Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding 2021 Notes by notice to the Trustee may, on behalf of the holders of all of the 2021 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Eagle Spinco Indenture with respect to the 2021 Notes, except a continuing Default in the payment of interest or premium on, or the principal of, the 2021 Notes.

        Eagle Spinco is required to deliver to the Trustee annually a statement regarding compliance with the Eagle Spinco Indenture. Upon becoming aware of any Default, Eagle Spinco is required to deliver to the Trustee a statement specifying such Default, unless such Default shall have been cured prior to the time such statement is required to be delivered.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Eagle Spinco or any Guarantor, as such, has any liability for any obligations of the Issuer or the Guarantors under the 2021 Notes, the Eagle Spinco Indenture, the 2021 Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2021 Notes by accepting a 2021 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2021 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Eagle Spinco may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have all of its obligations discharged with respect to the outstanding 2021 Notes, and all obligations of the Guarantors discharged with respect to their 2021 Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding 2021 Notes to receive payments in respect of the principal of, or interest or premium on, such 2021 Notes when such payments are due from the trust referred to below;

  (2)
  Eagle Spinco's obligations with respect to the 2021 Notes concerning issuing temporary 2021 Notes, registration of 2021 Notes, mutilated, destroyed, lost or stolen 2021 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and Eagle Spinco's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the Eagle Spinco Indenture.

        In addition, Eagle Spinco may, at its option and at any time, elect to have the obligations of Eagle Spinco and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Eagle Spinco Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default with respect to the 2021 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the 2021 Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Eagle Spinco must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2021 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding 2021 Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Eagle Spinco must specify whether the 2021 Notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Eagle Spinco must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Eagle Spinco has received from, or there has been published by, the Internal Revenue Service (IRS) a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding 2021 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Eagle Spinco must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding 2021 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Eagle Spinco or any Guarantor is a party or by which Eagle Spinco or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Eagle Spinco Indenture) to which Axiall or any of its Subsidiaries is a party or by which Axiall or any of its Subsidiaries is bound;

  (6)
  Eagle Spinco must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Eagle Spinco with the intent of preferring the holders of the 2021 Notes, over the other creditors of Eagle Spinco with the intent of defeating, hindering, delaying or defrauding any creditors of Eagle Spinco or others; and

  (7)
  Eagle Spinco must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Eagle Spinco Indenture, the 2021 Notes or the 2021 Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount the 2021 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2021 Notes), and any existing Default or compliance with any provision of the Eagle Spinco Indenture, the 2021 Notes or the 2021 Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount the 2021 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2021 Notes).

        Without the consent of each holder of 2021 Notes affected thereby, an amendment, supplement or waiver may not (with respect to any 2021 Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of 2021 Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any 2021 Note or alter the provisions with respect to the redemption of the 2021 Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any 2021 Note;

  (4)
  waive a Default in the payment of principal of, or interest or premium on, the 2021 Notes (except a rescission of acceleration of the 2021 Notes by the holders of at least a majority in aggregate principal amount of the then outstanding 2021 Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any 2021 Note payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the Eagle Spinco Indenture relating to waivers of past Defaults or the rights of holders of 2021 Notes to receive payments of principal of, or interest or premium on, the 2021 Notes;

  (7)
  waive a redemption payment with respect to any 2021 Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its 2021 Note Guarantee or the Eagle Spinco Indenture, except in accordance with the terms of the Eagle Spinco Indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of the 2021 Notes, Eagle Spinco, the Guarantors and the Trustee may amend or supplement the Indenture, the 2021 Notes or the 2021

Note Guarantees (for avoidance of doubt, existing Guarantors are not required to execute any supplemental indenture to add additional Guarantors pursuant to clause (8) below):

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated 2021 Notes in addition to or in place of certificated 2021 Notes;

  (3)
  to provide for the assumption of Eagle Spinco's or a Guarantor's obligations to holders of 2021 Notes and 2021 Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Eagle Spinco's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of 2021 Notes or that does not adversely affect the legal rights under the Eagle Spinco Indenture of any such holder in any material respect;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Eagle Spinco Indenture under the Trust Indenture Act;

  (6)
  to conform the text of the Eagle Spinco Indenture, the 2021 Note Guarantees or the 2021 Notes to any provision of this Description of Eagle Spinco's 2021 Notes to the extent that such provision in this Description of Eagle Spinco's 2021 Notes was intended to be a verbatim recitation of a provision of the Eagle Spinco Indenture, the 2021 Note Guarantees or the 2021 Notes;

  (7)
  to provide for the issuance of Additional 2021 Notes in accordance with the limitations set forth in the Eagle Spinco Indenture as of the Issue Date;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a 2021 Note Guarantee with respect to the 2021 Notes;

  (9)
  to secure the 2021 Notes or any 2021 Note Guarantee; or

  (10)
  to add to the covenants of Axiall for the benefit of the holders of 2021 Notes or surrender any right or power conferred upon Axiall.

        The consent of the holders is not necessary under the Eagle Spinco Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The Eagle Spinco Indenture will be discharged and will cease to be of further effect as to all 2021 Notes, issued thereunder when:

  (1)
  either:

  (a)
  all 2021 Notes that have been authenticated, except lost, stolen or destroyed 2021 Notes that have been replaced or paid and all 2021 Notes for whose payment money has been deposited in trust and thereafter repaid to Eagle Spinco, have been delivered to the Trustee for cancellation; or

  (b)
  all 2021 Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Eagle Spinco or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such 2021 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the 2021 Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Eagle Spinco or any Guarantor is a party or by which Eagle Spinco or any Guarantor is bound;

  (3)
  Eagle Spinco or any Guarantor has paid or caused to be paid all sums payable by it under the Eagle Spinco Indenture with respect to the 2021 Notes; and

  (4)
  Eagle Spinco has delivered irrevocable instructions to the Trustee under the Eagle Spinco Indenture to apply the deposited money toward the payment of the 2021 Notes at maturity or on the redemption date, as the case may be.

        In addition, Eagle Spinco must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of Eagle Spinco or any Guarantor, the Eagle Spinco Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if the Eagle Spinco Indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding 2012 Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to the 2021 Notes, subject to certain exceptions. The Eagle Spinco Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Eagle Spinco Indenture at the request of any holder of 2021 Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Eagle Spinco Indenture and the 2021 Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard of conflicts of laws principles that would require the application of the laws of another jurisdiction.

Certain Definitions

        Set forth below are certain defined terms used in the Eagle Spinco Indenture. Reference is made to the Eagle Spinco Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "2021 Note Guarantee" means the Guarantee of the 2021 Notes by the Guarantors.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Axiall or any Subsidiary of Axiall) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Axiall or any of its Subsidiaries solely by reason of such Investment.

        "Applicable Premium" means, with respect to any 2021 Note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the 2021 Note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the 2021 Note at February 15, 2018 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the 2021 Note through February 15, 2018 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the 2021 Note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Axiall and its Restricted Subsidiaries taken as a whole (whether by merger, consolidation or otherwise) will be governed by the provisions of the Eagle Spinco Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control Triggering Event" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of Axiall's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than preferred stock of Restricted Subsidiaries issued in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock").

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million;

  (2)
  a transfer of assets between or among Axiall and its Restricted Subsidiaries;

  (3)
  the disposition of all or substantially all of the assets of Axiall in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Eagle Spinco Indenture;

  (4)
  an issuance of Equity Interests by a Restricted Subsidiary of Axiall to Axiall or to a Restricted Subsidiary of Axiall;

  (5)
  the sale or lease of products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (6)
  the sale or other disposition of cash or Cash Equivalents;

  (7)
  transfers or sales of Receivables and Related Assets to a Receivables Entity or to any Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such Receivables or Related Assets in connection with a Qualified Receivables Transaction;

  (8)
  transfers of Receivables and Related Assets (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  the concurrent trade or exchange of assets between Axiall or its Restricted Subsidiaries and another Person including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant set forth under the caption "Repurchase at the Option of Holders—Asset Sales" and must be determined in good faith by Axiall's Board of Directors to be necessary to achieve an exchange of equivalent value;

  (11)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Axiall and its Restricted Subsidiaries;

  (12)
  a disposition of receivables in connection with the compromise, settlement or collection or sale thereof in the ordinary course of business or in bankruptcy, liquidation or insolvency proceedings; and

  (13)
  any transaction comprising the Transactions.

        "Attributable Indebtedness" in respect of a transaction in which Axiall or a Restricted Subsidiary transfers property to a Person and Axiall or a Restricted Subsidiary leases such property from that Person, means, as at the time of determination, the present value (discounted at the interest rate borne by the 2021 Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended).

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such" person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors (or comparable governing entity) of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board;

  (3)
  with respect to a limited liability company, the managing member or members or any authorized committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to:

  (1)
  85% of the value of all accounts receivable owned by Axiall and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

  (2)
  70% of the value of all inventory owned by Axiall and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

  (3)
  100% of the unrestricted cash and Cash Equivalents of Axiall and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided however that the OMERS Leases shall not be deemed to be Capitalized Lease Obligations.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to any Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute cash or Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Axiall and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Axiall; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) other than Axiall becomes the ultimate Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Axiall, measured by voting power rather than number of shares.

        Notwithstanding the foregoing, any holding company that directly or indirectly owns 100% of the Voting Stock of Axiall shall not be deemed to be a "person" for purposes of clauses (1) and (3) above such that the Beneficial Owners of such holding company shall be the Beneficial Owners of Axiall's Voting Stock for purposes of clauses (1) and (3) above. Notwithstanding the foregoing, the transactions comprising the Transactions shall not constitute a Change of Control.

        "Change of Control Triggering Event" means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories), or withdrawal of the rating of the 2021 Notes within the Ratings Decline Period by one or more Rating Agencies, as a result of which the rating of the 2021 Notes on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the transaction that would constitute a Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control.

        "Commission" means the United States Securities and Exchange Commission.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any specified Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if Axiall or any of its Restricted Subsidiaries:

  (a)
  has incurred or assumed any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of revolving credit Indebtedness under any Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period Axiall or any of its Restricted Subsidiaries will have made any Asset Sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Sale or disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale or disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Axiall or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to Axiall and its continuing Restricted Subsidiaries in connection with such Asset Sale or disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Axiall and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period Axiall or any of its Restricted Subsidiaries (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into Axiall) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Axiall or any of its Restricted Subsidiaries since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Axiall or any of its Restricted Subsidiaries during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Axiall (and, to the extent such calculation includes pro forma expense and cost reductions, such pro forma expense and cost reductions shall be limited to, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investments, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Investment, acquisition, merger or consolidation as the result of specified actions taken or to be taken within six (6) months after such date). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months; provided that if such Hedging Obligation has a remaining term of less than 12 months such Hedging Obligation shall be taken into account for the number of months remaining). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of Axiall, the interest rate shall be calculated by applying such optional rate chosen by Axiall.

        "Consolidated EBITDA" means with respect to any specified Person for any period, without duplication, the Consolidated Net Income of such Person for such period, plus the following to the extent deducted in calculating such Consolidated Net Income (other than clause (8)):

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and impairment charges;

  (5)
  fees and expenses of third-party professionals incurred prior to the Issue Date in respect of financing transactions and various amendments to existing credit facilities;

  (6)
  any (i) cash expenses or charges related to the Transactions, or incurred in connection with any acquisition, disposition, Investment, issuance or repayment of Indebtedness, amendments to or preparation of documentation governing Indebtedness, and issuance of Equity Interests, in each case whether or not completed) and (ii) other non-recurring or non-cash expenses or charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

  (7)
  the amount of restructuring charges or reserve, integration cost or other business optimization expense or cost, including any one time costs incurred in connection with the Transactions or any acquisitions after the Issue Date and cost related to the closure and/or consolidation of the facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (7) for actions not related to the Transactions shall not exceed 10% of Consolidated EBITDA in any four-quarter period;

  (8)
  the amount of net cost savings projected by Axiall in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expect to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been taken or initiated no later than 12 months after the date of such actions and (z) the aggregate amount of projected cost savings included in any four-quarter period shall not exceed 10% of Consolidated EBITDA; and minus

  (9)
  non-recurring or non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense and provided, further, that amortization of deferred and other financing fees and expenses and gains or losses related to debt modifications and extinguishments shall be excluded from the calculation of Consolidated Interest Expense);

  (3)
  non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations and other derivative instruments);

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person (excluding RS Cogen) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

  (6)
  net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable, in cash or otherwise or accrued during such period on any series of preferred stock of such Person or its Restricted Subsidiaries payable to a party other than Axiall or a wholly-owned Subsidiary of Axiall, other than dividends on Equity Interests payable solely in Equity Interests of Axiall (other than Disqualified Stock) or to Axiall or a Restricted Subsidiary of Axiall, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

  (9)
  the cash contributions to any employee stockownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Axiall) in connection with Indebtedness incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by Axiall or any of its Restricted Subsidiaries; and less

  (10)
  to the extent included in such interest expense, payments in respect of the OMERS Leases.

        For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Axiall and its Subsidiaries with respect to Hedging Obligations during the applicable period but excludes non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Axiall or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets will be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries (excluding the portion of such net income (loss) attributable to non-controlling interests) for such period determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, such Person's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Person during such period to Axiall or any of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

    (b)
    Axiall's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Axiall or any of its Restricted Subsidiaries;

  (2)
  any net income (but not loss) of any Restricted Subsidiary of Axiall that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Axiall or a Guarantor, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, Axiall's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Axiall or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  Axiall's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Axiall or its consolidated Restricted Subsidiaries (including pursuant to any transaction pursuant to which Axiall or any of its Restricted Subsidiaries sells property to another Person and Axiall or any of its Restricted Subsidiaries leases such property from that Person but excluding sales, transfers or other dispositions in connection with Qualified Receivables Transactions) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss;

  (5)
  any unrealized gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments;

  (6)
  any non-cash compensation expense realized for grants of equity, performance shares, stock options or other rights of officers, directors or employees;

  (7)
  any gain (loss) realized upon the redemption, repurchase or retirement of Indebtedness; and

  (8)
  the cumulative effect of a change in accounting principles.

        "Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of Axiall and its Restricted Subsidiaries on the date of determination that constitutes the Credit Agreements or any other Indebtedness of Axiall and its Restricted Subsidiaries secured by a Lien, any Capital Lease Obligations or any "net investment" or similar construct under any Qualified Receivables Transaction to (b) the aggregate amount of Consolidated EBITDA for the then most recent four full fiscal quarters for which internal financial statements of Axiall and its Restricted Subsidiaries are available in each case with such pro forma adjustments to such consolidated total Indebtedness and Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

        "Consolidated Tangible Assets" means, at any date of determination, the total amount of assets of Axiall and its consolidated Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on & pro forma basis, as would be set forth, on the consolidated balance sheet of Axiall and its consolidated Subsidiaries for Axiall's most recently completed fiscal quarter for which internal financial statements are available, prepared in accordance with GAAP.

        "Credit Agreements" means (a) that certain Credit Agreement, dated on or about the Merger Date, by and among Axiall, certain Subsidiaries of Axiall, the financial institutions from time to time party thereto and General Electric Capital Corporation as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time and (b) the Term Loan Agreement.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreements), commercial paper facilities or indentures, in each case, with banks or other institutional lenders, trustees or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Eagle Spinco or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by a responsible financial or accounting officer of Eagle Spinco, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2021 Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Axiall to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Axiall may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Eagle Spinco Indenture will be the maximum amount that Axiall and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Axiall that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Eagle Spinco Dividend" means the distribution by Eagle Spinco to PPG Industries Inc. and/or one or more of its Affiliates, directly or indirectly, of approximately $900.0 million in cash or a combination of cash and the 2021 Notes.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering or sale for cash by Axiall of its Equity Interests.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        "Existing Indebtedness" means Indebtedness of Axiall and its Restricted Subsidiaries outstanding on the Issue Date, other than under the Credit Agreements and the Eagle Spinco Indenture.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Axiall (unless otherwise provided in the Eagle Spinco Indenture).

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date (provided that for purposes of calculating Restricted Payment capacity, Consolidated Net Income for periods prior to the Issue Date shall be based on such accounting principles as in effect at the time the related financial statements were issued). At any time after the Issue Date, Axiall may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Eagle Spinco Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Eagle Spinco's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Axiall shall give notice of any such election made in accordance with this definition to the Trustee and the holders of 2021 Notes.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

  (1)
  Eagle Spinco's Domestic Subsidiaries on the date of the Eagle Spinco Indenture;

  (2)
  any other Subsidiary of Axiall that executes a 2021 Note Guarantee in accordance with the provisions of the Eagle Spinco Indenture; and

  (3)
  Axiall and any other Restricted Subsidiary of Axiall (other than Eagle Spinco) that executes a 2021 Note Guarantee from time to time in accordance with the provisions of the Eagle Spinco Indenture,

and their respective successors and assigns, in each case, until the 2021 Note Guarantee of such Person has been released in accordance with the provisions of the Eagle Spinco Indenture; provided that no Receivables Entity will be a Guarantor at any time.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, including without duplication (and excluding accrued expenses and trade payables):

  (1)
  the principal and premium, if any, in respect of indebtedness for borrowed money;

  (2)
  the principal and premium, if any, in respect of obligations evidenced by bonds, notes, debentures or similar instruments;

  (3)
  the principal component of obligations in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto);

  (4)
  indebtedness representing Capital Lease Obligations;

  (5)
  indebtedness representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that notwithstanding the foregoing (x) take-or-pay obligations contained in supply agreements entered into in the ordinary course of business shall not constitute Indebtedness, and (y) the incurrence of indebtedness (i) by a Receivables Entity in a Qualified Receivables Transaction that is without recourse to Axiall or to any other Subsidiary of Axiall or their respective assets (other than such Receivables Entity and its assets and, as to Axiall or any of its Subsidiaries, other than pursuant to Standard Securitization Undertakings) and is not guaranteed by any such Person or (ii) by Axiall and its Restricted Subsidiaries pursuant to Standard Securitization Undertakings shall not constitute Indebtedness. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (other than, in the case of Axiall and its Restricted Subsidiaries, indebtedness of RS Cogen, which shall not constitute Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        In addition, "Indebtedness" of any Person (other than, in the case of Axiall and its Restricted Subsidiaries, indebtedness of RS Cogen, which shall not constitute Indebtedness) shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

    (b)
    if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by Axiall or its Restricted Subsidiaries.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Axiall or any Subsidiary of Axiall sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Axiall such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Axiall, Axiall will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Axiall's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Axiall or any Subsidiary of Axiall of a Person that holds an Investment in a third Person will be deemed to be an Investment by Axiall or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the Eagle Spinco Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means January 30, 2013.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Merger" means the merger of Merger Sub with and into Eagle Spinco pursuant to the Merger Agreement, with Eagle Spinco surviving the merger as a wholly owned Subsidiary of Axiall.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG Industries, Inc., Eagle Spinco, Axiall and Merger Sub.

        "Merger Date "means the date upon which the Merger is consummated.

        "Merger Sub" means Grizzly Acquisition Sub, Inc., a subsidiary of Axiall.

        "Moody" means Moody's Investors Service, Inc.

        "Net Proceeds" means the aggregate cash proceeds received by Axiall or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, the amount of any distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale, the deduction of amounts required to be provided by the seller as a reserve (in accordance with GAAP) against any liabilities associated with the assets disposed of in such Asset Sale and retained by Axiall or any of its Restricted Subsidiaries after such Asset Sale, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Credit Agreements, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "non-guarantor Subsidiary" means any Restricted Subsidiary of Axiall (other than Eagle Spinco) that is not a Guarantor.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Axiall nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Axiall or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Eagle Spinco.

        "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements set forth in the Eagle Spinco Indenture.

        "OMERS Leases" means those certain leases, dated March 29, 2007, by and among OMERS Realty Corporation, as landlord, Royal Group, Inc., as tenant, and Axiall, as indemnifier, as amended, restated or modified from time to time.

        "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of Axiall and its Restricted Subsidiaries on the Issue Date.

        "Permitted Investments" means:

  (1)
  any Investment in Axiall or in a Restricted Subsidiary of Axiall;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Axiall or any Restricted Subsidiary of Axiall in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Axiall; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Axiall or a Restricted Subsidiary of Axiall;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets, Capital Stock or other Investment made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Axiall;

  (6)
  any Investments received in compromise or resolution of:

  (a)
  obligations of trade creditors or customers that were incurred in the ordinary course of business of Axiall or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or

  (b)
  litigation, arbitration or other disputes with Persons who are not Affiliates;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  repurchases of the 2021 Notes (including 2021 Note Guarantees);

  (9)
  Investments by Axiall or any of its Restricted Subsidiaries in a Permitted Joint Venture, so long as:

  (a)
  such Permitted Joint Venture does not have any Indebtedness for borrowed money at the time of such Investment (or contemplated to be incurred contemporaneously with such Investment) (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, Axiall or any Restricted Subsidiary);

  (b)
  such Permitted Joint Venture is engaged only in a Permitted Business; and

  (c)
  after giving pro forma effect to such Investment, Axiall would be permitted to incur $1.00 of additional Indebtedness under the first paragraph of the covenant set forth above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (10)
  Investments in any Person (including any Unrestricted Subsidiary) whose principal objective is constructing, acquiring, owning, refurbishing, upgrading or operating a facility, a primary purpose of which is the generation or production of ethylene, including any cracking in connection with such generation or production (or with the intent to convert or modify to the generation or production of ethylene, including any cracking in connection with such generation or production) in an aggregate amount not to exceed $700.0 million; provided that for the avoidance of doubt such investments shall include any "condo cracking" arrangements;

  (11)
  payroll, travel and similar advances to cover matters that are reasonably expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business and other reasonable fees, compensation, benefits and indemnities paid or entered into by Axiall or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Axiall and its Restricted Subsidiaries;

  (12)
  loans or advances to employees (other than executive officers) of Axiall or its Restricted Subsidiaries made in the ordinary course of business in an aggregate amount not in excess of $10.0 million at any one time outstanding;

  (13)
  Investments in existence on the Issue Date;

  (14)
  a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

  (15)
  Guarantees to third parties to the extent that such Guarantees are incurred pursuant to the covenant set forth under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (16)
  endorsements of negotiable instruments and documents in the ordinary course of business of Axiall;

  (17)
  Investments consisting of the acquisition of TCI Interests after the Issue Date; provided that TCI shall be designated as an Unrestricted Subsidiary immediately upon consummation of such Investment; and

  (18)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of $250.0 million and 9.25% of Consolidated Tangible Assets.

        "Permitted Joint Venture" means, with respect to any Person:

  (1)
  any corporation, association, or other business entity (other than a partnership) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which

  (a)
  50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

  (b)
  either such Person or any Restricted Subsidiary of such Person is a controlling general partner or no other Person controls such entity.

        "Permitted Liens" means:

  (1)
  Liens on assets of Axiall or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations or Treasury Management Agreements related thereto incurred pursuant to clauses (1), (8), (15) and (16) of the definition of Permitted Debt;

  (2)
  Liens in favor of Axiall or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Axiall or any Subsidiary of Axiall; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Axiall or the Subsidiary;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by Axiall or any Subsidiary of Axiall; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the Issue Date;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (9)
  Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

  (10)
  survey exceptions, ground leases, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or building codes or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (11)
  Liens to secure any Permitted Refinancing Indebtedness in respect of Indebtedness secured by a Lien referred to in the foregoing clauses (3), (4), (6), (7) and (15) permitted to be incurred under the Indenture; provided, however, that:

  (a)
  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (12)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (13)
  Liens incurred under leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of Axiall or any of its Restricted Subsidiaries;

  (14)
  judgment Liens not giving rise to an Event of Default; provided that such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (15)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, improvement or construction of, assets or property (other than the acquisition of Capital Stock or all or substantially all of the assets of a Person) provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Axiall or any of its Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto;

  (16)
  any interest or title of a lessor under any Capital Lease Obligation or operating lease;

  (17)
  any Liens securing Hedging Obligations related to Indebtedness so long as such Indebtedness is, and is permitted under the Eagle Spinco Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

  (18)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Axiall in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by Axiall or any Restricted Subsidiary to provide collateral to the depository institution;

  (19)
  Liens of a collection bank arising under the Uniform Commercial Code on items in the ordinary course of collection;

  (20)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Axiall and its Restricted Subsidiaries in the ordinary course of business;

  (21)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Axiall or a Restricted Subsidiary of Axiall;

  (22)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (23)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Axiall or any Restricted Subsidiary in the ordinary course of business;

  (24)
  Liens on Receivables and Related Assets of (a) Axiall and its Restricted Subsidiaries or (b) a Receivables Entity, in each case in connection with a Qualified Receivables Transaction;

  (25)
  Liens securing Indebtedness or other obligations of Axiall or any Subsidiary of Axiall; provided that such Indebtedness does not exceed the greater of $100.0 million and 3.75% of Consolidated Tangible Assets at any one time outstanding;

  (26)
  Liens on the assets of non-guarantor Subsidiaries to secure Indebtedness incurred pursuant to clause (13) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (27)
  Liens securing any Indebtedness incurred pursuant to the first paragraph of the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that, at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the application of proceeds thereof, the Consolidated Secured Debt Ratio would be no greater than 3.50 to 1.0.

        "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of Axiall or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Axiall or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the 2021 Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the 2021 Notes on terms at least as favorable to the holders of 2021 Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by Axiall or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Axiall or any of its Subsidiaries pursuant to which Axiall or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Entity (in the case of a transfer by Axiall or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or grants a security interest in and/or pledge, any Receivables (whether now existing or arising in the future) of Axiall or any of its Subsidiaries, and any Related Assets, which transfer, grant of security interest or pledge is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests, or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in Receivables and Related Assets, it being understood that a Qualified Receivables Transaction may involve:

  (1)
  one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and

  (2)
  periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein; provided that the Board of Directors of Axiall shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Axiall.

        The grant of a security interest in any accounts receivable of Axiall or its Restricted Subsidiaries to secure Indebtedness incurred pursuant to the Credit Agreements shall not be deemed to be a Qualified Receivables Transaction.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the 2021 Notes for reasons outside of Axiall's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act selected by Axiall as a replacement agency for Moody's or S&P, as the case may be.

        "Ratings Decline Period" means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention Axiall or a shareholder of Axiall, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the 2021 Notes, as noted by the applicable Rating Agency during such period ending 90 days following consummation of such Change of Control, is under publicly announced consideration for downgrade by the applicable Rating Agency as a result in whole or in part of such Change of Control.

        "Receivables" means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) of Axiall or any of its Subsidiaries, whether now existing or arising in the future.

        "Receivables Entity" means a Person (which may or may not be a direct or indirect Subsidiary of Axiall) formed for the purposes of engaging in a Qualified Receivables Transaction with Axiall or any of its Restricted Subsidiaries that (i) engages in no activities other than in connection with the financing of Receivables and Related Assets and any business or activities incidental or related thereto and (ii) is designated by the Board of Directors of Axiall as a Receivables Entity; provided that:

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of such Person:

  (a)
  is guaranteed by Axiall or any of its Subsidiaries (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

  (b)
  is recourse to or obligates Axiall or any of its Subsidiaries (other than such Person if a Subsidiary of Axiall) in any way other than pursuant to Standard Securitization Undertakings; or

  (c)
  subjects any property or asset of Axiall or any of its Subsidiaries (other than property and assets of such Person and Receivables and Related Assets of Axiall and its Subsidiaries), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (2)
  neither Axiall nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to Axiall or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Axiall, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  neither Axiall nor any of its Subsidiaries has any obligation to maintain or preserve such Person's financial condition or cause such Person to achieve certain levels of operating results.

        Any such designation by the Board of Directors of Axiall will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Axiall giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Registration Rights Agreement" means a registration rights agreement with respect to the 2021 Notes dated January 30, 2013, among Eagle Spinco, the Guarantors party thereto and the Initial Purchasers.

        "Related Asset" means, with respect to any Receivables in a Qualified Receivables Transaction:

  (1)
  any interests in such Receivables;

  (2)
  all collateral securing such Receivables;

  (3)
  all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables;

  (4)
  any Guarantees, indemnities, warranties or other obligations in respect of such Receivables;

  (5)
  any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable similar to such Receivables; and

  (6)
  any collections or proceeds of any of the foregoing.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "RS Cogen" means RS Cogen, L.L.C.

        "S&P" means Standard & Poor's Ratings Group.

        "Securities Act" means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants, repurchase obligations and indemnities entered into by Axiall or any of its Subsidiaries in the ordinary course of business in connection with a Qualified Receivables Transaction and that are reasonably customary for a seller or servicer of Receivables in a Qualified Receivables Transaction.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to Axiall, any Indebtedness which is by its terms subordinated in right of payment to the 2021 Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its 2021 Note Guarantee (for the avoidance of doubt, no Indebtedness shall be considered to be subordinated solely by virtue of being unsecured).

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "TCI" means Taiwan Chlorine Industries, Ltd., a Taiwanese company.

        "TCI Interests" means the Equity Interests of TCI.

        "Term Loan Agreement" means that certain Credit Agreement, dated January 28, 2013, by and among Eagle Spinco, certain subsidiaries of Eagle Spinco, the financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent, including any related 2021 Notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated or modified from time to time.

        "Transactions" means, collectively, the transactions contemplated by the Merger Agreement, the consummation of the Eagle Spinco Dividend, the issuance of the 2021 Notes and the Merger and all other transactions in connection therewith or related thereto described in or contemplated by Axiall's registration statement on Form S-4 (Commission File No. 333-183724) as declared effective by the Commission on December 27, 2012.

        "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2018; provided, however, that if the period from the redemption date to February 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

        "Unrestricted Subsidiary" means any:

  (1)
  Subsidiary of Axiall that is designated by the Board of Directors of Axiall as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (a)
  has no Indebtedness other than Non-Recourse Debt;

    (b)
    except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or

    (c)
    understanding with Axiall or any Restricted Subsidiary of Axiall unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Axiall or such Restricted Subsidiary than those that would reasonably be expected to be obtained at the time from Persons who are not Affiliates of Axiall;

    (d)
    is a Person with respect to which neither Axiall nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition; and

    (e)
    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Axiall or any of its Restricted Subsidiaries; and

  (2)
  Subsidiary of an Unrestricted Subsidiary;

provided that, in the case of a Subsidiary of Axiall whose principal objective is constructing, acquiring, owning, refurbishing, upgrading or operating a facility, a primary purpose of which is the generation or production of ethylene, including any cracking in connection with such generation or production (or with the intent to convert or modify to the cracking, generation or production of ethylene, including any cracking in connection with such generation or production), such Subsidiary (i) shall not be subject to clause (l)(a) above so long as the percentage of credit support provided by or direct or indirect liability of Axiall or any of its Restricted Subsidiaries in respect of such Indebtedness and (ii) shall not be subject to clause (l)(c) above so long as the percentage of the obligation of Axiall or any of its Restricted Subsidiaries to subscribe for additional Equity Interests or maintain or preserve financial condition is, in each case, less than or equal to Axiall's or Restricted Subsidiary's percentage ownership of the Equity Interests of such Unrestricted Subsidiary.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal under the heading "Exchange Rates" on the date two business days prior to such determination.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY; DELIVERY AND FORM

        Except as set forth below, the Exchange Notes of each series will be issued in registered global form in minimum denominations of $2,000 and multiples of $1,000 in excess of that amount.

        The Exchange Notes of each series will initially be represented by one or more fully registered global Exchange Notes (collectively, the "Global Notes"). Each such Global Note will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the Global Notes. The Exchange Notes of each series will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for Exchange Notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Exchange Notes through the accounts that each of these systems maintain as participants in DTC.

        Ownership of beneficial interests in the Global Notes will be limited to persons that have accounts with DTC for such Global Notes, who we refer to as participants, or persons that may hold interests through participants. Upon the issuance of the Global Notes, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Exchange Notes represented by such Global Note beneficially owned by such participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Global Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the Global Notes, except in the event that use of the book-entry system for the Global Notes is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

        So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Notes for all purposes under the Indentures. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have Exchange Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of such Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indentures. Accordingly, each person owning a beneficial interest in the Global Notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures.

        Axiall and Eagle Spinco understand that under existing industry practices, if Axiall or Eagle Spinco requests any action of holders or if an owner of a beneficial interest in any of the Global Notes desires to give or take any action that a holder is entitled to give or take under the Indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Global Notes, such as redemptions, tenders, defaults and proposed amendments to the Exchange Notes documents. Beneficial owners may ascertain that the nominee holding the Global Notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Principal and interest payments on interests represented by the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Notes. None of Axiall, Eagle Spinco, the Trustee or any other agent of Axiall or Eagle Spinco or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. Axiall and Eagle Spinco expect that DTC, upon receipt of any payment of principal or interest in respect of the Global Notes, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Notes as shown on the records of DTC. Axiall and Eagle Spinco also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If DTC is at any time unwilling or unable to continue as depository for the Global Notes of either or both series of Exchange Notes, and Axiall and Eagle Spinco fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days with respect to either or both series of Exchange Notes, Axiall and Eagle Spinco, as applicable, will issue Exchange Notes of such series in definitive form in exchange for the Global Notes. Any Exchange Notes issued in definitive form in exchange for such Global Notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Notes.

        DTC has advised Axiall and Eagle Spinco that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service (IRS), with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts and persons holding the Notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax and the Medicare tax.

        The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offers (described under "Exchange Offers") will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offers, your holding period for an Exchange Note will include the holding period of the Original Note exchanged therefor, your adjusted tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning an Original Note will continue to apply to the Exchange Note received in exchange therefor.

THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

 PLAN OF DISTRIBUTION

        Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes of the applicable series acquired directly from Axiall or Eagle Spinco) and that will be a beneficial owner (as defined in Rule 13d-3 under the Securities Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offers, may exchange such Original Notes pursuant to the Exchange Offers. Any such broker-dealer, however, may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offers. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus.

        Axiall and Eagle Spinco have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for a period up to 180 days from the effective date of the registration statement of which this prospectus forms a part. Axiall and Eagle Spinco will provide sufficient copies of this prospectus, as amended or supplemented, to any broker-dealer promptly upon request at any time during such 180-day period in order to facilitate such resales.

        Axiall and Eagle Spinco will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offers and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letters of transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Axiall and Eagle Spinco have agreed to pay all expenses incident to the Exchange Offers, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Jones Day, Atlanta, Georgia, will pass upon certain legal matters for us regarding the Exchange Notes and the related guarantees. Phelps Dunbar, LLP, Maddin, Hauser, Roth & Heller P.C., Woodburn and Wedge, and Perkins Coie LLP will pass upon certain legal matters under Louisiana, Michigan, Nevada and Washington law, respectively, regarding the guarantees of the Exchange Notes.

EXPERTS

        The consolidated financial statements of Axiall and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of the Merged Business as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, incorporated in this prospectus by reference from Exhibit 99.1 to Axiall's Current Report on Form 8-K dated May 23, 2013, have been audited by Deloitte and Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificate of incorporation, bylaws or other organizational documents of Axiall, Eagle Spinco and the Guarantors.

        (a)   Axiall, Eagle Spinco, Axiall Holdco, Inc., Axiall Ohio, Inc., Rome Delaware Corp., and Royal Plastics Group (U.S.A.) Limited are incorporated in Delaware and subject to the General Corporation Law of the State of Delaware (the "DGCL").

        Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation with respect to such claim, issue or matter. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        Article XIII of Axiall's certificate of incorporation permits indemnification of directors and officers to the fullest extent permitted by the DGCL.

        Article Seven of Rome Delaware Corp.'s charter provides for the indemnification of its directors and officers to the full extent permitted by the DGCL or any other applicable laws and allows the corporation to enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the charter.

        Axiall's bylaws and Axiall Ohio, Inc.'s charter both provide for indemnification of company officers and directors against all expenses, liability or losses reasonably incurred or suffered by the officer or director to the extent legally permissible under the DGCL. Generally, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company. Axiall's bylaws and Axiall Ohio, Inc.'s charter also limit such indemnification in connection with actions, suits, or proceedings commenced by the officer or director to instances where the commencement of the proceeding (or part thereof) was authorized by the board of directors of the company. Axiall also maintains a director and officer insurance policy against any expense, liability or less, whether or not Axiall would have the power to indemnify such person against such expense, liability, or loss under the DGCL or any other applicable laws.

        Eagle Spinco's charter provides that a director of the company shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL or other Delaware Law. Eagle Spinco may, by action of its board of directors, provide indemnification to such employees and agents of the company as to such extent and to such effect as the board shall determine to be appropriate and authorized by the DGCL or other Delaware Law. Eagle Spinco may also have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company.

        Axiall Holdco, Inc.'s charter provides indemnification for directors or officers of the company, or each such person who is or was serving or who had agreed to serve at the request of the board of directors, to the fullest extent permitted by the DGCL or any other applicable laws. Axiall Holdco, Inc. may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in its charter.

        (b)   Axiall, LLC, Eagle Holdco 3 LLC, Eagle Natrium LLC, Eagle US 2 LLC, and Georgia Gulf Lake Charles, LLC are limited liability companies formed under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The limited liability company agreements of Axiall, LLC and Georgia Gulf Lake Charles, LLC provide indemnification for managers to the fullest extent permissible by the DLLCA. Axiall, LLC and Georgia Gulf Lake Charles LLC may indemnify any person who would not be entitled to mandatory indemnification with approval of all the members of the limited liability company.

        The limited liability company agreements of Eagle Holdco 3 LLC, Eagle Natrium LLC, and Eagle US 2 LLC provide that each company will indemnify to the fullest extent of the law any manager, director or officer of such company to the fullest extent permissible by the DLLCA if such representative acted in good faith and in a manner such person reasonably believed to be in the best interests of each company, respectively. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the company. These companies may also purchase and maintain insurance for officer and director liability, whether or not they would have the power or the obligation to indemnify such person.

        (c)   Eagle Pipeline, Inc. is incorporated in, and PHH Monomers, L.L.C. is organized under, the laws of the state of Louisiana.

        Section 83A(1) of the Louisiana Business Corporation Law ("LBCL") permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorney's fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

        The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

        Section 1315 of the Louisiana Limited Liability Company Act states that a limited liability company's articles of organization or written operating agreement may (1) eliminate or limit the personal liability of such entity's members or managers for monetary damages for breach of their fiduciary duties or (2) provide for indemnification of such entity's members or managers for judgments, settlements, penalties, fines, or expenses incurred because of their current or former status as such.

        The operating agreement of PHH Monomers, L.L.C. states that the company will indemnify, defend and hold harmless any officers or directors against any and all claims to the extent such claims arise out of operation of the Lake Charles complex. These indemnities survive dissolution of the company, any successor thereto, and termination of the operating agreement. PHH Monomers, L.L.C. will also indemnify any person who is or was a party to any pending or completed action by reason of the fact that he is or was a member of the committee or director, officer, employee or agent of the company if he acted in good faith and in a reasonable manner in the best interest of the company. This right is not exclusive of any other rights to which those seeking indemnification may be entitled under any other agreement or pursuant to the direction of any court of competent jurisdiction or otherwise. PHH Monomers, L.L.C. may purchase and maintain insurance on behalf of any person who is or was a member of the committee, director, officer, employee, agent or servant of the company, whether or not the company would have the power or the obligation to indemnify him against such liability under the above provisions.

        (d)   Exterior Portfolio, LLC is organized under the laws of the state of Ohio.

        Exterior Portfolio, LLC is a limited liability company organized under the laws of Ohio. Section 1705.32 of the Ohio Revised Code ("Section 1705.32") provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, other than an action by or in right of the company, because such person is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by such person in connection with the action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        With respect to a suit by or in the right of the company, indemnity may be provided to the foregoing persons under Section 1705.32 on a basis similar to that set forth above, except that no indemnity may be provided in respect of certain claims, including any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the company unless and to the extent that the Court of Common Pleas or the court in which such action or suit was brought determines, upon application, that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1705.32 provides for mandatory indemnification in certain circumstances. If a manager, officer, employee or agent of a limited liability company has been successful in defense of any claim, issue, or matter in an action, suit or proceeding referred to in those divisions, such person shall be indemnified against expenses, including attorney's fees, that were actually and reasonably incurred by such person in connection with the action suit and proceeding.

        The operating agreement for Exterior Portfolio, LLC provides that the company shall indemnify, save harmless, and pay all judgments and claims against a member, director, or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such member or director in connection with the business of the company. The company will indemnify, save harmless, and pay all expenses costs or liabilities of the member or director who, for the benefit of the company makes any deposit, acquires any option, or makes any other similar payment or assumes and obligation in connection with any property proposed to be acquired by the company and who suffers any financial loss as the result of such action. The company may also purchase and maintain insurance on behalf of any one or more indemnitees.

        (e)   Plastic Trends, Inc. is incorporated under the laws of the state of Michigan.

        Under Section 561 of the Michigan Business Corporation Act ("MIBCA"), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Under Section 563 of the MIBCA if a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification

        Under Section 564a of the MIBCA, an indemnification under Section 561 or 562, unless ordered by the court or otherwise required by Section 563, shall be provided by the corporation only as authorized upon a determination that such officer, director, employee, or agent is proper because the applicable standard of conduct set forth in Sections 561 and 562 have been met. 564a(1) sets forth the following ways such determination may be made: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding; (b) if a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding; (c) in a written opinion by independent legal counsel selected by the board; (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; or (e) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

        The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

        The bylaws of Plastic Trends, Inc. state that directors and officers shall be indemnified by the company against expenses, including attorneys fees, reasonably incurred by him in connection with any action, suit or proceeding (whether civil or criminal) to which he may be made a party by reason of his being, or having been a director or officer of the company. This includes the cost of reasonable settlement where such settlement is approved by the corporation. The corporation shall not indemnify any director or officer with respect to matters as to which he shall have been finally adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer. The bylaws of Plastic Trends, Inc. do not require the determination in Section 564(a) of the MIBCA.

        (f)    Royal Group Sales (USA) Limited and Royal Mouldings Limited are formed under the laws of the state of Nevada.

        Section 78.138(7) of the Nevada Revised Statutes (the "NRS") provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

        The NRS also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court.

        The bylaws of Royal Group Sales (USA) Limited state that the company shall indemnify any person by reason of the fact that he is or was a director, officer, employee or agent of the company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company. No indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable. Any indemnification shall be made by the company only as authorized in the specific case upon a determination by majority vote of a quorum of the board of directors who were not a party so such action or, if not available, or if directed by a quorum of disinterested directors, by independent legal counsel in a written opinion or by the stockholders. Royal Group Sales (USA) Limited has the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the company whether or not the company would have the power to indemnify such person against such liability under the above provisions.

        The articles of incorporation of Royal Mouldings Limited state that no director or officer of the corporation will be liable to the corporation for damages for breach of fiduciary duty as director or officer except in the case of acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or the payment of dividends in violation of NRS 78.300. The bylaws of Royal Mouldings Limited provide that the company shall indemnify the officers and directors of Royal Mouldings Limited to the fullest extent permitted by Nevada law, and that the company shall pay expenses incurred in advance of the final disposition of such matter, upon the undertaking by such officer or director to repay such expenses if it should ultimately be determined that indemnification is not permitted. Indemnity of any such person who is entitled to indemnification shall be reduced by any amounts such person may collect with respect to liability under any policy of insurance purchased and maintained on his or her behalf by the company or from any other entity or enterprise served by such person.

        (g)   Royal Window and Door Profiles Plant 13 Inc. is incorporated under the laws of the state of Pennsylvania.

        Pursuant to Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that the court deems proper.

        PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent of the corporation has met the applicable standard of conduct. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (ii) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

        Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above as contained in sections 1741 and 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the director, officer, employee or agent of the corporation is not entitled to be indemnified by the corporation.

        PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding office, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        (h)   Royal Window and Door Profiles Plant 14 Inc. is incorporated under the laws of the state of Washington.

        Section 23B.08.510 of the Washington Business Corporation Act ("WABCA") empowers a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual acted in good faith; and (2) the individual reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Indemnification permitted under such provision of the WABCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Unless limited by the corporation's articles of incorporation, an officer of the corporation who is not a director is also entitled to such mandatory indemnification, to the same extent as a director. Under Section 23B.08.530 of the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (2) the director furnishes the corporation an undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses under Sections 23B.510 through 23B.08.560 of the WABCA to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with law, that may be provided by the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

        Article 12 of the Royal Window and Door Profiles Plant 14 Inc. charter states that to the full extent the WABCA permits the limitation or elimination of the liability of directors, a director of the company shall not be liable to the company or its shareholders for monetary damages for conduct as a director. Section 10 of the Royal Window and Door Profiles Plant 14 Inc. bylaws states that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the corporation or, that being or having been such a director or officer or an employee of the corporation, such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law, against all expenses, liability, and loss actually and reasonably incurred or suffered by such indemnitee in connection therewith. The company may maintain insurance to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the WABCA.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits.    The following is a list of all exhibits filed as a part of this registration statement on Form S-4, including those incorporated by reference.

3.1	Restated Certificate of Incorporation of Georgia Gulf Corporation (now known as Axiall Corporation) (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 5, 2011 and incorporated herein by reference).*
3.2	Second Amended and Restated Bylaws of Axiall Corporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on March 7, 2014 and incorporated herein by reference).*
3.3
Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on January 28, 2013 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
3.4
Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on January 28, 2013 (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
3.5	Certificate of Incorporation of Eagle Spinco Inc., as amended to date.*
3.6	By-Laws of Eagle Spinco Inc., as amended to date.*
3.7	Certificate of Incorporation for Axiall Ohio, Inc., as amended to date.*
3.8	By-Laws of Axiall Ohio, Inc., as amended to date.*
3.9	Certificate of Formation of Axiall, LLC, as amended to date.*
3.10	Limited Liability Company Agreement of Axiall, LLC, as amended to date.*
3.11	Certificate of Incorporation of Axiall Holdco, Inc., as amended to date.*
3.12	By-Laws of Axiall Holdco, Inc., as amended to date.*
3.13	Certificate of Formation of Eagle Holdco 3 LLC, as amended to date.*
3.14	Limited Liability Company Agreement of Eagle Holdco 3 LLC, as amended to date.*
3.15	Certificate of Formation of Eagle Natrium LLC, as amended to date.*
3.16	Limited Liability Company Agreement of Eagle Natrium LLC, as amended to date.*
3.17	Certificate of Incorporation of Eagle Pipeline, Inc., as amended to date.*
3.18	By-Laws of Eagle Pipeline, Inc., as amended to date.*
3.19	Certificate of Formation of Eagle US 2 LLC, as amended to date.*
3.20	Limited Liability Company Agreement of Eagle US 2 LLC, as amended to date.*
3.21	Articles of Organization of Exterior Portfolio, LLC, as amended to date.*
3.22	Operating Agreement of Exterior Portfolio, LLC, as amended to date.*
3.23	Certificate of Formation of Georgia Gulf Lake Charles, LLC, as amended to date.*
3.24	Limited Liability Company Agreement of Georgia Gulf Lake Charles, LLC, as amended to date.*

3.25	Articles of Organization of PHH Monomers, L.L.C., as amended to date.*
3.26	Operating Agreement of PHH Monomers, L.L.C, as amended to date.*
3.27	Articles of Incorporation of Plastic Trends, Inc., as amended to date.*
3.28	By-Laws of Plastic Trends, Inc., as amended to date.*
3.29	Articles of Incorporation of Rome Delaware Corp., as amended to date.*
3.30	By-Laws of Rome Delaware Corp., as amended to date.*
3.31	Articles of Incorporation of Royal Group Sales (USA) Limited, as amended to date.*
3.32	By-Laws of Royal Group Sales (USA) Limited, as amended to date.*
3.33	Articles of Incorporation of Royal Mouldings Limited, as amended to date.*
3.34	By-Laws of Royal Mouldings Limited, as amended to date.*
3.35	Certificate of Incorporation of Royal Plastics Group (U.S.A.) Limited, as amended to date.*
3.36	By-Laws of Royal Plastics Group (U.S.A.) Limited, as amended to date.*
3.37	Articles of Incorporation of Royal Window and Door Profiles Plant 13 Inc., as amended to date.*
3.38	By-Laws of Royal Window and Door Profiles Plant 13 Inc., as amended to date.*
3.39	Articles of Incorporation of Royal Window and Door Profiles Plant 14 Inc., as amended to date.*
3.40	By-Laws of Royal Window and Door Profiles Plant 14 Inc., as amended to date.*
4.1
Indenture, dated as of February 1, 2013, among the Company, the guarantors' party thereto and U.S. Bank, National Association, as trustee, relating to the 4.875% senior notes due 2023 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on February 1, 2013 and incorporated herein by reference).*
4.2
First Supplemental Indenture, dated as of December 30, 2013, to the Indenture, dated as of February 1, 2013, by and among the Company, the guarantors' party thereto and U.S. Bank, National Association, as trustee (filed as exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and incorporated herein by reference).*
4.3
Indenture, dated as of January 28, 2013, by and among Eagle Spinco Inc., the initial guarantors party thereto and U.S. Bank, National Association, as trustee, relating to the 4.625% senior notes due 2021 of Eagle Spinco Inc. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
4.4
First Supplemental Indenture, dated as of January 28, 2013, to the Indenture, dated as of January 28, 2013, by and among Eagle Spinco Inc., the Company, the additional guarantors party thereto and U.S. Bank, National Association, as trustee (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
4.5
Second Supplemental Indenture, dated as of December 30, 2013, to the Indenture, dated as of January 28, 2013, by and among Eagle Spinco Inc., the additional guarantors party thereto and U.S. Bank, National Association, as trustee (filed as exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and incorporated herein by reference).*

4.6	Registration Rights Agreement, dated as of February 1, 2013, by and among Axiall Corporation and the Guarantors party thereto and Baryclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC.*
4.7
Registration Rights Agreement, dated as of January 30, 2013, by and among Eagle Spinco Inc. and the Guarantors party thereto and Baryclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.*
4.8.1	Form of 4.875% Senior Notes due 2023 (included as Exhibit A to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on February 1, 2013 and incorporated herein by reference).*
4.9.2	Form of 4.625% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on February 1, 2013 and incorporated herein by reference).*
5.1	Opinion of Jones Day.*
5.2	Opinion of Maddin, Hauser, Roth & Heller P.C.
5.3	Opinion of Perkins Coie LLP.*
5.4	Opinion of Phelps Dunbar, LLP.*
5.5	Opinion of Woodburn and Wedge.
12.1	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Jones Day (included in Exhibit 5.1).*
23.4	Consent of Maddin, Hauser, Roth & Heller P.C. (included in Exhibit 5.2).
23.5	Consent of Perkins Coie LLP (included in Exhibit 5.3).*
23.6	Consent of Phelps Dunbar, LLP (included in Exhibit 5.4).*
23.7	Consent of Woodburn and Wedge (included in Exhibit 5.5).
24.1	Power of Attorney for Axiall Corp.*
24.2	Power of Attorney for Eagle Spinco, Inc.*
24.3	Power of Attorney for Axiall Ohio, Inc.*
24.4	Power of Attorney for Axiall, LLC.*
24.5	Power of Attorney for Axiall Holdco, Inc.*
24.6	Power of Attorney for Eagle Holdco 3 LLC (included on the signature page to this Amendment No. 1 to this registration statement).
24.7	Power of Attorney for Eagle Natrium LLC (included on the signature page to this Amendment No. 1 to this registration statement).
24.8	Power of Attorney for Eagle Pipeline, Inc.*
24.9	Power of Attorney for Eagle US 2 LLC (included on the signature page to this Amendment No. 1 to this registration statement).
24.10	Power of Attorney for Exterior Portfolio, LLC.*

24.11	Power of Attorney for Georgia Gulf Lake Charles, LLC.*
24.12	Power of Attorney for PHH Monomers, L.L.C.*
24.13	Power of Attorney for Plastic Trends, Inc.*
24.14	Power of Attorney for Rome Delaware Corp.*
24.15	Power of Attorney for Royal Group Sales (USA) Limited.*
24.16	Power of Attorney for Royal Mouldings Limited.*
24.17	Power of Attorney for Royal Plastics Group (U.S.A.) Limited.*
24.18	Power of Attorney for Royal Window and Door Profiles Plant 13 Inc.*
24.19	Power of Attorney for Royal Window and Door Profiles Plant 14 Inc.*
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-l.*
99.1	Form of Letter of Transmittal for 2023 Notes.*
99.2	Form of Letter of Transmittal for 2021 Notes.*

*
Previously filed.
(b)
Financial Statement Schedules.

        All schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions or are inapplicable and, therefore, have been omitted.

(c)
Reports, Opinions and Appraisals.

        None.

ITEM 22.    UNDERTAKINGS.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Exchange Offers.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of such registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will each be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the Exchange Offers required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the Exchange Offers prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the Exchange Offers containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the Exchange Offers made by the undersigned registrant to the purchaser.

  (6)
  That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and,

    where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (8)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (9)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

AXIALL CORPORATION
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Mark L. Noetzel	Director	May 14, 2014
* Kevin T. DeNicola	Director	May 14, 2014
* Patrick J. Fleming	Director	May 14, 2014
* Robert M. Gervis	Director	May 14, 2014
* Dr. Victoria Haynes	Director	May 14, 2014
* Stephen E. Macadam	Director	May 14, 2014

Signature		Title	Date

* William L. Mansfield		Director	May 14, 2014
* Michael H. McGarry		Director	May 14, 2014
* Robert Ripp		Director	May 14, 2014
* David N. Weinstein		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

EAGLE SPINCO INC.
By:	/s/ JOSEPH C. BREUNIG
	Name:	Joseph C. Breunig
	Title:	President

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Joseph C. Breunig		President (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Director (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Todd King		Director	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

AXIALL OHIO, INC. EAGLE PIPELINE, INC.
By:	/s/ JOSEPH C. BREUNIG
	Name:	Joseph C. Breunig
	Title:	President

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Joseph C. Breunig		President (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Director (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Todd King		Director	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

AXIALL, LLC
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico		President and Chief Executive Officer (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Manager (Principal Financial and Principal Accounting Officer)	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

AXIALL HOLDCO, INC.
By:	/s/ JOSEPH C. BREUNIG
	Name:	Joseph C. Breunig
	Title:	President

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Joseph C. Breunig		President (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President, Treasurer and Director (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Dean Adelman		Director	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

EAGLE HOLDCO 3 LLC EAGLE NATRIUM LLC EAGLE US 2 LLC
By:	/s/ JOSEPH C. BREUNIG
	Name:	Joseph C. Breunig
	Title:	President

POWER OF ATTORNEY

        KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Paul D. Carrico, Gregory C. Thompson and Timothy Mann, Jr., and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Amendment No. 1 to this registration statement on Form S-4 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH C. BREUNIG Joseph C. Breunig	President (Principal Executive Officer)	May 14, 2014
/s/ GREGORY C. THOMPSON Gregory C. Thompson	Vice President and Manager (Principal Financial and Principal Accounting Officer)	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.	Manager	May 14, 2014
/s/ TODD KING Todd King	Manager	May 14, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

EXTERIOR PORTFOLIO, LLC
By:	/s/ MARK J. ORCUTT
	Name:	Mark J. Orcutt
	Title:	President

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Mark J. Orcutt		President and Director (Principal Executive Officer)	May 14, 2014
* Simon Bates		Vice President (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Gregory C. Thompson		Director	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Director	May 14, 2014
* Todd King		Director	May 14, 2014
By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

GEORGIA GULF LAKE CHARLES, LLC
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico		President and Chief Executive Officer (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Manager (Principal Financial and Principal Accounting Officer)	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Manager	May 14, 2014
* Todd King		Manager	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

PHH MONOMERS, L.L.C.
By:	/s/ JOSEPH C. BREUNIG
	Name:	Joseph C. Breunig
	Title:	President

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Joseph C. Breunig		President and Management Committee Member (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President (Principal Financial and Principal Accounting Officer)	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Management Committee Member	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

PLASTIC TRENDS, INC. ROME DELAWARE CORP.
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico		Chief Executive Officer (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Director (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Todd King		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

ROYAL GROUP SALES (USA) LIMITED
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico		Chief Executive Officer (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Dean Adelman		Director	May 14, 2014
/s/ TIMOTHY MANN, JR. Timothy Mann, Jr.		Director	May 14, 2014
* Mark J. Orcutt		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

ROYAL MOULDINGS LIMITED ROYAL PLASTICS GROUP (U.S.A.) LIMITED
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico		Chief Executive Officer (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Director (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Todd King		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 14, 2014.

ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC. ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.
By:	/s/ PAUL D. CARRICO
	Name:	Paul D. Carrico
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ PAUL D. CARRICO Paul D. Carrico		Chief Executive Officer (Principal Executive Officer)	May 14, 2014
* Gregory C. Thompson		Vice President and Director (Principal Financial and Principal Accounting Officer)	May 14, 2014
* Todd King		Director	May 14, 2014
*By:	/s/ TIMOTHY MANN, JR. Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Restated Certificate of Incorporation of Georgia Gulf Corporation (now known as Axiall Corporation) (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 5, 2011 and incorporated herein by reference).*
3.2	Second Amended and Restated Bylaws of Axiall Corporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on March 7, 2014 and incorporated herein by reference).*
3.3
Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on January 28, 2013 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
3.4
Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on January 28, 2013 (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
3.5	Certificate of Incorporation of Eagle Spinco Inc., as amended to date.*
3.6	By-Laws of Eagle Spinco Inc., as amended to date.*
3.7	Certificate of Incorporation for Axiall Ohio, Inc., as amended to date.*
3.8	By-Laws of Axiall Ohio, Inc., as amended to date.*
3.9	Certificate of Formation of Axiall, LLC, as amended to date.*
3.10	Limited Liability Company Agreement of Axiall, LLC, as amended to date.*
3.11	Certificate of Incorporation of Axiall Holdco, Inc., as amended to date.*
3.12	By-Laws of Axiall Holdco, Inc., as amended to date.*
3.13	Certificate of Formation of Eagle Holdco 3 LLC, as amended to date.*
3.14	Limited Liability Company Agreement of Eagle Holdco 3 LLC, as amended to date.*
3.15	Certificate of Formation of Eagle Natrium LLC, as amended to date.*
3.16	Limited Liability Company Agreement of Eagle Natrium LLC, as amended to date.*
3.17	Certificate of Incorporation of Eagle Pipeline, Inc., as amended to date.*
3.18	By-Laws of Eagle Pipeline, Inc., as amended to date.*
3.19	Certificate of Formation of Eagle US 2 LLC, as amended to date.*
3.20	Limited Liability Company Agreement of Eagle US 2 LLC, as amended to date.*
3.21	Articles of Organization of Exterior Portfolio, LLC, as amended to date.*
3.22	Operating Agreement of Exterior Portfolio, LLC, as amended to date.*
3.23	Certificate of Formation of Georgia Gulf Lake Charles, LLC, as amended to date.*
3.24	Limited Liability Company Agreement of Georgia Gulf Lake Charles, LLC, as amended to date.*
3.25	Articles of Organization of PHH Monomers, L.L.C., as amended to date.*
3.26	Operating Agreement of PHH Monomers, L.L.C, as amended to date.*
3.27	Articles of Incorporation of Plastic Trends, Inc., as amended to date.*

Exhibit Number	Description of Exhibits
3.28	By-Laws of Plastic Trends, Inc., as amended to date.*
3.29	Articles of Incorporation of Rome Delaware Corp., as amended to date.*
3.30	By-Laws of Rome Delaware Corp., as amended to date.*
3.31	Articles of Incorporation of Royal Group Sales (USA) Limited, as amended to date.*
3.32	By-Laws of Royal Group Sales (USA) Limited, as amended to date.*
3.33	Articles of Incorporation of Royal Mouldings Limited, as amended to date.*
3.34	By-Laws of Royal Mouldings Limited, as amended to date.*
3.35	Certificate of Incorporation of Royal Plastics Group (U.S.A.) Limited, as amended to date.*
3.36	By-Laws of Royal Plastics Group (U.S.A.) Limited, as amended to date.*
3.37	Articles of Incorporation of Royal Window and Door Profiles Plant 13 Inc., as amended to date.*
3.38	By-Laws of Royal Window and Door Profiles Plant 13 Inc., as amended to date.*
3.39	Articles of Incorporation of Royal Window and Door Profiles Plant 14 Inc., as amended to date.*
3.40	By-Laws of Royal Window and Door Profiles Plant 14 Inc., as amended to date.*
4.1
Indenture, dated as of February 1, 2013, among the Company, the guarantors' party thereto and U.S. Bank, National Association, as trustee, relating to the 4.875% senior notes due 2023 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on February 1, 2013 and incorporated herein by reference).*
4.2
First Supplemental Indenture, dated as of December 30, 2013, to the Indenture, dated as of February 1, 2013, by and among the Company, the guarantors' party thereto and U.S. Bank, National Association, as trustee (filed as exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and incorporated herein by reference).*
4.3
Indenture, dated as of January 28, 2013, by and among Eagle Spinco Inc., the initial guarantors party thereto and U.S. Bank, National Association, as trustee, relating to the 4.625% senior notes due 2021 of Eagle Spinco Inc. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
4.4
First Supplemental Indenture, dated as of January 28, 2013, to the Indenture, dated as of January 28, 2013, by and among Eagle Spinco Inc., the additional guarantors party thereto and U.S. Bank, National Association, as trustee (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the SEC on January 30, 2013 and incorporated herein by reference).*
4.5
Second Supplemental Indenture, dated as of December 30, 2013, to the Indenture, dated as of January 28, 2013, by and among Eagle Spinco Inc., the additional guarantors party thereto and U.S. Bank, National Association, as trustee (filed as exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and incorporated herein by reference).*
4.6
Registration Rights Agreement, dated as of February 1, 2013, by and among Axiall Corporation and the Guarantors party thereto and Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC.*

Exhibit Number	Description of Exhibits
4.7	Registration Rights Agreement, dated as of January 30, 2013, by and among Eagle Spinco Inc. and the Guarantors party thereto and Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.*
4.8.1	Form of 4.875% Senior Notes due 2023 (included as Exhibit A to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on February 1, 2013 and incorporated herein by reference).*
4.9.2	Form of 4.625% Senior Notes due 2021. (included as Exhibit A to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on February 1, 2013 and incorporated herein by reference).*
5.1	Opinion of Jones Day.*
5.2	Opinion of Maddin, Hauser, Roth & Heller P.C.
5.3	Opinion of Perkins Coie LLP.*
5.4	Opinion of Phelps Dunbar, LLP.*
5.5	Opinion of Woodburn and Wedge.
12.1	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Jones Day (included in Exhibit 5.1).*
23.4	Consent of Maddin, Hauser, Roth & Heller P.C. (included in Exhibit 5.2).
23.5	Consent of Perkins Coie LLP (included in Exhibit 5.3).*
23.6	Consent of Phelps Dunbar, LLP (included in Exhibit 5.4).*
23.7	Consent of Woodburn and Wedge (included in Exhibit 5.5).
24.1	Power of Attorney for Axiall Corp.*
24.2	Power of Attorney for Eagle Spinco Inc.*
24.3	Power of Attorney for Axiall Ohio, Inc.*
24.4	Power of Attorney for Axiall, LLC.*
24.5	Power of Attorney for Axiall Holdco, Inc.*
24.6	Power of Attorney for Eagle Holdco 3 LLC (included on the signature page to this Amendment No. 1 to this registration statement).
24.7	Power of Attorney for Eagle Natrium LLC (included on the signature page to this Amendment No. 1 to this registration statement).
24.8	Power of Attorney for Eagle Pipeline, Inc.*
24.9	Power of Attorney for Eagle US 2 LLC (included on the signature page to this Amendment No. 1 to this registration statement).
24.10	Power of Attorney for Exterior Portfolio, LLC.*
24.11	Power of Attorney for Georgia Gulf Lake Charles, LLC.*
24.12	Power of Attorney for PHH Monomers, L.L.C.*
24.13	Power of Attorney for Plastic Trends, Inc.*

Exhibit Number	Description of Exhibits
24.14	Power of Attorney for Rome Delaware Corp.*
24.15	Power of Attorney for Royal Group Sales (USA) Limited.*
24.16	Power of Attorney for Royal Mouldings Limited.*
24.17	Power of Attorney for Royal Plastics Group (U.S.A.) Limited.*
24.18	Power of Attorney for Royal Window and Door Profiles Plant 13 Inc.*
24.19	Power of Attorney for Royal Window and Door Profiles Plant 14 Inc.*
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-l.*
99.1	Form of Letter of Transmittal for 2023 Notes.*
99.2	Form of Letter of Transmittal for 2021 Notes.*

*
Previously filed